Exhibit 10.19

OFFICE LEASE

SUNNYVALE BUSINESS CENTER

Between

CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP,

a Delaware limited partnership

as Landlord,

and

TELENAV, INC.,

a Delaware corporation

as Tenant

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
B-1	LANDLORD’S WORK
B-2	APPROVED SPACE PLAN
B-3	CONSTRUCTION RULES AND REGULATIONS
B-4	CONSTRUCTION CLOSE-OUT REQUIREMENTS
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	HAZARDOUS SUBSTANCES DISCLOSURE CERTIFICATE
F	ADDITIONAL PROVISIONS
G	FORM OF INITIAL SNDA
H	SIGNAGE STANDARDS
I-1	MEMORANDUM OF LEASE
I-2	QUITCLAIM DEED
J	EXISTING UNDERLYING DOCUMENTS

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and TELENAV, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	June 28, 2011

2. Premises (Article 1).

2.1 “Premises” and “Project”:

The office/R&D buildings located at 920 DeGuigne Drive, 930 DeGuigne Drive and 950 DeGuigne Drive, Sunnyvale, California (collectively, the “Buildings” and each a “Building”), as set forth in Exhibit A to this Lease, containing approximately 175,009 rentable square feet of space in their entirety, and the Exterior Areas (as defined in Section 1.2 below), commonly known, collectively, as “Sunnyvale Business Center.” The approximate rentable square footage of the Buildings are as follows:

920 DeGuigne Drive                    58,169 rentable sq. ft.

930 DeGuigne Drive                    45,724 rentable sq. ft.

950 DeGuigne Drive                    71,116 rentable sq. ft.

3. Lease Term (Article 2).

3.1 Lease Term:

The initial term of this Lease (the “Initial Lease Term”) shall commence on the Lease Commencement Date and end on the Lease Expiration Date (or any earlier date on which this Lease is terminated as provided herein). As used herein “Term” shall mean the Initial Lease Term and any extension of the Term pursuant to the provisions of this Lease.

3.2 “Lease Commencement Date”:

December 1, 2011; provided, however, that the Lease Commencement Date shall be delayed day-for-day for each day of actual delay in the “Substantial Completion Date” (as defined in the Tenant Work Letter attached hereto as Exhibit B (“Tenant Work Letter”)) caused by “Excusable Delay” (as defined in the Tenant Work Letter).

3.3 “Lease Expiration Date”:	The day immediately preceding the eighth (8th) anniversary of the Lease Commencement Date.

4. “Base	Rent”

(Article 3):

Period During Lease Term	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent	Annual Base Rent

Lease Years 1 and 2*	$1.75	$306,265.75	$3,675,189.00

Lease Year 3	$1.80	$315,016.20	$3,780,194.40

Lease Year 4	$1.85	$324,466.69	$3,893,600.28

Lease Year 5	$1.91	$334,200.69	$4,010,408.28

Lease Year 6	$1.97	$344,226.71	$4,130,720.52

Lease Year 7	$2.03	$354,553.51	$4,254,642.12

Lease Year 8	$2.09	$365,190.11	$4,382,281.32

* Notwithstanding the foregoing, but subject to the provisions of Section 3.2 below, Tenant shall be entitled to an abatement of Base Rent in the total amount of Four Million Six Hundred Thirty-Five Thousand Three Hundred Ninety-Three Dollars ($4,635,393.00) (the “Base Rent Abatement”), which shall be applied as follows: (1) $306,265.75 per month, for the first Lease Year; and (2) $80,017.00 per month, for the second Lease Year; provided, however, that if Base Rent is abated pursuant to Section 6.2, 11.3, or 19.6 of this Lease or Section 5.1 of the Work Letter for any Building, then the Base Rent Abatement above shall apportioned among the Buildings in proportion to their relative square footage and the Base Rent Abatement above shall be suspended until all other abatements under Section 6.2, 11.3 and 19.6 under Section 5.1 of the Work Letter have ended, so as to afford Tenant the full benefit of Rent abatement pursuant to said Section 6.2, 11.3, 19.6 and 5.1 before use of the Base Rent Abatement described above and the full Base Rent Abatement described above after cessation of any Rent Abatement under said Lease provisions.

5. “Tenant’s Share” (Article 4):	100%

6. “Permitted Use” (Article 5):

General office, research and development and all other uses consistent with comparable office/R&D projects in the vicinity of the Project and in conformity with municipal zoning requirements of the City of Sunnyvale and other applicable Laws (as defined in Section 25.1 below)

7. “Security Deposit” (Article 22):	$306,265.75, as more particularly described in Article 22 below. In lieu of a cash Security Deposit, Tenant may furnish a Letter of Credit (as defined in and pursuant to the terms of Exhibit F)

Prepaid Base Rent (Article 3):	$226,248.75, as more particularly described in Article 3 below.

Prepaid Additional Rent (Article 3):	$65,250.14, as more particularly described in Article 3 of this Lease.

8. Address of Tenant (Section 30.16):	Before the Lease Commencement Date: 1130 Kifer Rd Sunnyvale, CA 94086 Attn: General Counsel From and after the Lease Commencement Date: The Premises Attn: General Counsel

9. Address of Landlord (Section 30.16):

CA-SUNNYVALE BUSINESS CENTER LIMITED

PARTNERSHIP

2655 Campus Drive, Suite 100

San Mateo, CA 94403

Attn: Market Officer

and

Equity Office

2655 Campus Drive, Suite 100

San Mateo, CA 94403

Attn: Managing Counsel

and

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, IL 60606

Attn: Lease Administration

10. Broker (Section 30.22):	Cornish & Carey Commercial Newmark Knight Frank

11. “Tenant Improvements”:	Defined in the Tenant Work Letter.

ARTICLE 1

PREMISES AND EXTERIOR AREAS

1.1        The Premises.

1.1.1    Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge and agree that the rentable square footage of the Premises is as set forth in Section 2.2 of the Summary. The parties acknowledge that Exhibit A is intended only to show the approximate location of the Buildings in the Project, and not to constitute an agreement, representation or warranty as to the construction or precise area of the Premises or as to the specific location or elements of the Exterior Areas (defined in Section 1.2 below) or of the access ways to the Premises. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term commencing on the Lease Commencement Date, provided that the last Lease Year shall end on the Lease Expiration Date.

1.1.2    Landlord shall deliver possession of the Premises to Tenant (the “Premises Delivery Date”) upon the mutual execution and delivery of this Lease by Landlord and Tenant and satisfaction of the conditions set forth in Section 2.2 below, and, except as specifically set forth in this Lease (including in the Tenant Work Letter), Tenant agrees to accept the Buildings and Exterior Areas in their condition and configuration existing on the date hereof, without any obligation of Landlord to provide or pay for any work or services related to the improvement of the Premises, and without any representation or warranty regarding the condition of the Buildings or Exterior Areas for their suitability or the conduct of Tenant’s business; provided, however, that if, on or before the first anniversary of the Lease Commencement Date (or, as to any defects in Landlord’s Work [as defined in Section 4.1 of the Tenant Work Letter], not later than ten (10) months following the Lease Commencement Date), Tenant notifies Landlord in writing that the rooftop HVAC units, or any of them, on the Buildings require repair or replacement, as evidenced by an audit or other report issued by a reputable and licensed service firm reasonably acceptable to Landlord or of any other defect in Landlord’s Work, then, except to the extent such repairs or replacements are necessitated by the negligence or willful misconduct of Tenant or any Tenant Party (as defined in Section 10.1.2 below), Landlord shall perform such repairs or replacements at no cost to Tenant. If Tenant does not give Landlord written notice of any such deficiency on or before said date, correction of any such deficiency shall be governed by the provisions of Article 7 below and this sentence shall no longer apply. In addition, if any of the Buildings are not in the Required Delivery Condition (defined below) as of the Premises Delivery Date, then Landlord shall not be liable to Tenant for any damages, but Landlord, at no cost to Tenant, shall promptly perform such work or take such other action as may be necessary to place the same in the Required Delivery Condition; provided, however, that if Tenant does not give Landlord written notice of any such deficiency within six (6) months following the Lease Commencement Date, correction of such deficiency shall be governed by the provisions of Article 7 or Article 25 below, as applicable and this sentence shall no longer apply. As used in this Lease, the term “Required Delivery Condition” shall mean that the Premises are water tight, all of Landlord’s Repair Obligations under Section 7.2 of the Lease have been performed, and the Premises is free of asbestos and asbestos-containing building materials (a) in violation of Environmental Laws as of the Premises Delivery Date or (b) that Tenant will disturb in the performance of the Tenant Improvement Work in accordance with the Approved Space Plan.

1.2        Exterior Areas.    So long as the Premises includes all Buildings, the Premises shall include the exterior areas owned by Landlord that surround the Buildings (which are improved with landscaping, parking areas and other improvements), as shown on Exhibit A, subject to the rules and regulations referred to in Article 5 of this Lease and the Underlying Documents (such areas are, collectively, referred to herein as the “Exterior Areas”). If the Premises does not include all Buildings, then (A) Tenant shall only have the right to use the Exterior Areas in common with Landlord and its lessee(s) of the such unleased building, and (B) Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Exterior Areas, provided such changes do not materially adversely affect or materially interfere with Tenant’s access to or use and enjoyment of the Premises.

ARTICLE 2

LEASE TERM

2.1        Lease Term.    The Lease Term shall commence and, unless ended sooner or extended as herein provided, shall expire on the Lease Commencement Date and Lease Expiration Date, respectively, specified in Section 3 of the Summary of Basic Lease Information. At any time during the Lease Term, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. If Tenant fails to execute and return (or reasonably object in writing to) such notice within ten (10) business days after receiving a notice of such failure from Landlord, Tenant shall be deemed to have executed and returned it without exception. This Lease shall be a binding contractual obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term.

2.2        Early Occupancy.    During the period commencing upon execution of this Lease and ending on the Lease Commencement Date (the “Early Occupancy Period”), Tenant shall be permitted to enter the Premises for the purpose of installing the Tenant Improvements and performing the Tenant Improvement Work, subject to the terms and conditions set forth in the Tenant Work Letter, provided that, prior to Tenant’s entry in the Premises, Tenant shall furnish to Landlord certificates of insurance satisfactory to Landlord evidencing Tenant’s compliance with the requirements of Section 10.3 below, and, if Tenant enters the Premises prior to the completion of Landlord’s Work, a schedule, for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed), which schedule shall describe the coordination, if required, of the Tenant Improvement Work which may impact the Landlord’s Work. Tenant’s occupancy of the Premises during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of this Lease, including, without limitation, Tenant’s indemnity obligations set forth in Section 10.1 below, except that Landlord agrees that Tenant’s obligation to pay Base Rent and “Direct Expenses” (defined in Section 4.1 below) shall be waived. Tenant shall, however, pay the cost of all Utilities (as defined in Section 6.1 below) and other services provided to the Premises prior to the Lease Commencement Date that are reimbursable under the terms of this Lease and are required by reason of Tenant’s construction of the Tenant Improvement Work, subject to reimbursement of the cost thereof as an Allowance Item pursuant to Exhibit B.

2.3        Extension Options.

2.3.1        Option Terms.  Subject to the terms and conditions set forth below, Tenant shall have two (2) options (each, an “Extension Option” and, collectively, the “Extension Options”), for successive periods of five (5) years each (the “First Option Term” and the “Second Option Term”; and, each, an “Option Term”); provided, however, that the second Extension Option may be exercised only if the first Extension Option has been duly exercised. If Tenant properly exercises an Extension Option hereunder, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the applicable Option Term, including provisions regarding payment of Additional Rent, which shall remain payable on the terms herein set forth, except that (a) the Base Rent payable by Tenant during the Option Term shall be as calculated in accordance with Section 2.3.3 and Section 2.3.4 below, (b) Tenant shall continue to possess and occupy the Premises in their existing condition, “as is” as of the commencement of such Option Term, and, except as otherwise expressly provided in this Lease, including without limitation Section 7.2 of this Lease, Landlord shall have no obligation to repair, remodel, improve or alter the Premises, to perform any other construction or other work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (c) Tenant shall have no further rights to extend the Term of this Lease after the expiration of the Second Option Term.

2.3.2    Exercise.  The Extension Options contained in this Section 2.3 shall be exercised by Tenant only in the following manner: (a) Tenant shall deliver written notice (the “Option Interest Notice”) to Landlord not more than eighteen (18) months nor less than thirteen (13) months prior to the Lease Expiration Date (as the same may have been extended), stating that Tenant is interested in exercising its next succeeding Extension Option; (b) Landlord shall, not later than fifteen (15) days before the Option Exercise Date, deliver to Tenant a good faith written proposal of the Market Rate (“Landlord’s Initial Proposal”); and (c) if Tenant wishes to exercise such Extension Option, Tenant must deliver an unconditional binding notice to Landlord (“Exercise Notice”) via certified mail, FedEx or hand delivery not later than twelve (12) months prior to the Lease Expiration Date (as the same may have been extended) (“Option Exercise Date”), the time of such exercise being of the essence; provided, however, that if Landlord fails to deliver Landlord’s Initial Proposal at least fifteen (15) days before the Option Exercise Date as described above, then such Option Exercise Date shall be extended to the date that is fifteen (15) days following Landlord’s delivery to Tenant of Landlord’s Initial Proposal. If Tenant timely exercises the Extension Option as described above, then, upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject Landlord’s Initial Proposal. If Tenant exercises the Extension Option but fails to accept or reject Landlord’s Initial Proposal, then Tenant shall be deemed to have rejected Landlord’s Initial Proposal. If Tenant fails to timely give its Exercise Notice, Tenant will be deemed to have waived such Extension Option.

2.3.3    Market Rate Calculation.  The Base Rent payable by Tenant for the Premises during the First Option Term shall be ninety-five percent (95%) of the Market Rate (as defined below) for the Premises, and the Base Rent payable by Tenant for the Premises during the Second Option Term shall be one hundred percent (100%) of the Market Rate for the Premises, valued as of the commencement of such Option Term, determined in the manner hereinafter provided; provided, however, that in the event that TELENAV, INC., a Delaware corporation (the “Original Tenant”) or a Permitted Assignee (as defined in Section 2.3.5, below) assigns this Lease prior to the commencement of the First Option Term to any party (other than to a Permitted Assignee), then, notwithstanding the foregoing, the Base Rent payable by Tenant during the First Option Term shall be one hundred percent (100%) of the Market Rate for the Premises. As used herein, the term “Market Rate” shall mean the annual amount of Base Rent at which tenants, as of the commencement of the applicable Option Term, are leasing non-sublease, non-equity space under then prevailing ordinary rental market practices, at arm’s length, that is comparable to the Premises in the submarket in which the Project is located (the “Comparison Projects”), based upon binding lease transactions for tenants in the Comparison Projects that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of such Option Term (“Comparison Leases”). Comparison Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant’s expansion rights. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (a) the length of the applicable Option Term compared to the lease term of the Comparison Leases; (b) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for base year or expense stop), additional rental, escalation provisions, all other payments and escalations; (c) the size of the Premises compared to the size of the premises of the Comparison Leases; (d) free rent, moving expenses and other cash payments, allowances or other monetary concessions affecting the rental rate; (e) the age and quality of construction of the buildings (including compliance with applicable codes, but excluding Tenant’s Property); and (f) leasehold improvements and/or allowances granted to the lessee, including the amounts thereof in renewal leases, and taking into account, in the case of renewal leases (including this Lease), the value of existing leasehold improvements (other than Tenant’s Property) to the renewal tenant.

2.3.4    Base Rent Determination.  The Base Rent payable by Tenant for the Premises during each Option Term shall be determined as follows:

(a)        If Tenant timely exercises the Extension Option as described in Section 2.3.2 above, but rejects (or is deemed to have rejected) Landlord’s Initial Proposal, then Landlord and Tenant shall negotiate in good faith in an attempt to determine the Market Rate for the Premises for the applicable Option Term. If Landlord and Tenant are able to agree on the Market Rate on or before the date that is ninety (90) days prior to the commencement of the applicable Option Term (the “Outside Agreement Date”), then such agreement shall constitute a determination of Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to this Lease stating the Base Rent for the applicable Option Term. If Landlord and Tenant are unable to agree on the Market Rate prior to the Outside Agreement Date, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate (set forth on a net effective rentable square foot per annum basis) (respectively, “Landlord’s Determination” and “Tenant’s Determination”). Landlord’s Determination may not be more than Landlord’s Initial Proposal, but may otherwise be more or less than any proposal made by Landlord during the negotiating period prior to the Outside Agreement Date, and, similarly, Tenant’s Determination may be more or less than any proposal made by Tenant during such negotiating period. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the Market Rate shall be resolved by arbitration in accordance with Sections 2.3.4(c) and 2.3.4(d) below.

(c)        Within fifteen (15) business days after the exchange of estimates, the parties shall select as an arbitrator an independent real estate broker with at least five (5) years of experience in leasing commercial office space in the metropolitan area in which the Project is located (a “Qualified Appraiser”). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

(d)        Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the Landlord’s Determination or the Tenant’s Determination the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel, the Qualified Appraiser it appointed to select the independent Qualified Appraiser (if applicable), and the fees of any witness called by that party.

(e)        Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Section 2.3.4, Tenant’s monthly payments of Base Rent shall be in an amount equal to the average of Landlord’s and Tenant’s Determinations of the Market Rate delivered to each other pursuant to Section 2.3.4(b) above. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the arbitrator, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent theretofore paid.

2.3.5    Rights Personal to Tenant.  Tenant’s right to exercise the Extension Options are personal to, and may be exercised only by, the Original Tenant or any assignee of this Lease either permitted without Landlord’s consent pursuant to Section 14.8 below (a “Permitted Assignee”) or otherwise approved by Landlord pursuant to Article 14 (an “Approved Assignee”), and only if the Original Tenant, any Permitted Assignee or any Approved Assignee continues to occupy at least seventy-five percent (75%) of the rentable square footage of the Premises at the time of such exercise. No assignee (other than a Permitted Assignee and/or Approved Assignee) or subtenant shall have any right to exercise an Extension Option granted herein. In addition, if Tenant is in Default at the time it exercises an Extension Option, the exercise shall be void, and, if Tenant does not properly exercise an Extension Option at a time when it is not in Default, Landlord shall have, in addition to all of its other rights and remedies under this Lease, the right (but not the obligation) to terminate the remaining Extension Options and to unilaterally revoke Tenant’s exercise of such Extension Option, in which case this Lease shall expire on the Lease Expiration Date, unless earlier terminated pursuant to the terms hereof, and Tenant shall have no further rights under this Lease to renew or extend the Lease Term.

ARTICLE 3

RENT

3.1        Payment of Rent.  Tenant shall pay to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may from time to time designate in writing, by a check for currency (or by wire transfer) which, at the time of payment, is legal tender for private or public debts in the United States of America, all Base Rent and Additional Rent (defined below)

(collectively, “Rent”). As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly estimated payments of “Direct Expenses” (defined in Section 4.1 below) shall be paid in advance on or before the first day of each calendar month during the Lease Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder and the installment of Direct Expenses for the first full calendar month for which such Additional Rent is payable hereunder shall be paid upon Tenant’s execution and delivery of this Lease. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s written request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in the month.

3.2        Additional Rent Upon Default by Tenant.  Landlord and Tenant acknowledge that to induce Tenant to enter into this Lease, and in consideration of Tenant’s agreement to perform all of the terms, covenants and conditions to be performed by Tenant under this Lease, as and when performance is due during the Lease Term, Landlord has incurred (or will incur) significant costs, including, without limitation, the following: (i) payment of the Allowance (as described in the Tenant Work Letter), (ii) commissions to Landlord’s and/or Tenant’s real estate broker, (iii) attorneys’ fees and related costs incurred and/or paid by Landlord in connection with the negotiation and preparation of this Lease and/or (iv) the Base Rent Abatement granted to Tenant as set forth in Item 4 of the Summary (collectively, the “Inducements”). Landlord and Tenant further acknowledge that Landlord would not have granted the Inducements to Tenant but for Tenant’s agreement to perform all of the terms, covenants, conditions and agreements to be performed by it under this Lease for the entire initial Lease Term, and that Landlord’s agreement to incur such expenditures and grant such concessions is, and shall remain, conditioned upon Tenant’s faithful performance of all of the terms, covenants, conditions and agreements to be performed by Tenant under this Lease for the entire Lease Term. Accordingly, if this Lease is terminated prior to the expiration of the initial Lease Term because a Default by Tenant shall occur hereunder, Landlord shall be relieved of any unfulfilled obligation to grant Inducements hereunder, or to incur further expenses in connection therewith, and Tenant shall pay, as liquidated damages for Landlord’s granting the Inducements and not as a penalty, within ten (10) days after the occurrence of such termination because of the Default, as Additional Rent, the unamortized amount of those Inducements (as defined below) incurred or granted prior to the date of the Default (the “Pre-Default Inducements”). Landlord may or, at Tenant’s request, shall, after the occurrence of a Default that may lead to a termination, forward a statement to Tenant setting forth the amount of the unamortized Pre-Default Inducements, but the failure to deliver such a statement shall not be or be deemed to be a waiver of the right to collect the Pre-Default Inducements or to extend the date upon which such amount shall be due and payable. For purposes of this Section 3.2, the unamortized amount of the Pre-Default Inducements shall equal the remaining principal component, measured on the date of the Default, of a straight-line amortization commencing on the first day of the twentieth (20th) full calendar month of the Lease Term and continuing over the Initial Lease Term of a principal amount equal to the Pre-Default Inducements. Notwithstanding the foregoing, Landlord shall not be entitled to recover Pre-Default Inducements if, and to the extent that, Tenant proves that such recovery would be duplicative of amounts that Landlord is otherwise entitled to recover pursuant to California Civil Code Sections 1951.2 or 1951.4, as applicable.

ARTICLE 4

EXPENSES AND TAXES

4.1        General Terms.    In addition to paying the Base Rent, Tenant shall pay, in accordance with Section 4.4 below, for each Expense Year (defined in Section 4.2.1 below), an amount equal to the sum of the following (collectively, the “Direct Expenses”): (a) Tenant’s Share of Expenses for such Expense Year, plus (b) Tenant’s Share of Taxes for such Expense Year, plus (c) a management fee equal to three percent (3%) of the Base Rent, Tenant’s Share of Expenses and Tenant’s Share of Taxes payable by Tenant for the applicable Expense Year (without regard to the Base Rent Abatement described in Item 4 of the Summary) (the “Permitted Management Fee”). The obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration or earlier termination of this Lease. If this Lease commences on a day other than the first day of an Expense Year or expires or terminates on a day other than the last day of an Expense Year, Tenant’s payment of Direct Expenses for the Expense Year in which such commencement, expiration or termination occurs shall be prorated based on the ratio between (x) the number of days in such Expense Year that fall within the Lease Term, and (y) the number of days in such Expense Year. Notwithstanding the foregoing, Tenant shall have no obligation to pay Direct Expenses allocable to the 930 DeGuigne Building until the earlier to occur of (i) December 1, 2013 or (ii) the date that Tenant or a subtenant occupies the 930 DeGuigne Building or any portion thereof for the conduct of business.

4.2        Definitions of Key Terms Relating to Additional Rent.    As used in this Lease, the following terms shall have the meanings hereinafter set forth:

4.2.1    “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, the parties acknowledging that, subject to Section 4.1, Tenant’s payment of Direct Expenses shall begin on the Lease Commencement Date, notwithstanding the later commencement of the payment of Base Rent hereunder.

4.2.2    “Expenses” shall mean all expenses, costs and amounts that Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project. Landlord shall act in a commercially reasonable manner in incurring Expenses. Without limiting the foregoing, Expenses shall include: (i) the cost of supplying all Utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and re-lamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment-rental agreements; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Project; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Project; (xii) the cost of capital improvements or any other items that are (A) reasonably intended to effect economies in the operation or maintenance of the Project or reduce current or future Expenses (“Cost Saving Expenditures”), (B) reasonably intended to enhance the safety or security of the Project or its occupants, (C) replacements or modifications of the nonstructural portions of the Base Building (as defined in Section 7.2 below) or the Exterior Areas that are required to keep the Base Building or the Exterior Areas in good condition, or (D) required under any Law, excluding any such capital improvements or other items made to remedy a noncompliance with any Laws in effect as of the date of this Lease (based on the current interpretation of such Laws by applicable governmental authorities as of the date of this Lease), so long as any of the foregoing capital items in subparts (A) through (D) are amortized [including reasonable actual or imputed interest on the amortized cost] over a period of time that is the lesser of (1) the useful life of such item in accordance with GAAP (as defined below), as reasonably determined by Landlord) or (2) in the case of a Cost Saving Expenditure, the period of time that Landlord reasonably estimates will be required for any cost savings resulting from such capital item to equal the cost of such item; (xiii) except for costs and expenses which are the sole responsibility of Tenant pursuant to Section 7.2 below, all other costs paid or incurred by Landlord to perform Landlord’s Repair Obligations (as defined in pursuant to Section 7.2.1 below); and (xiv) except to the extent already included in Expenses or otherwise expressly excluded from Expenses, payments under any reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Project on the date this Lease is signed which are identified in attached Exhibit J (collectively, the “Underlying Documents”). Any expenditures described in clauses (xi), (xii) or (xiii) above that constitute capital expenditures in accordance with GAAP (as defined below) are herein referred to as a “Permitted Capital Expenditure”.

Notwithstanding anything to the contrary in this Lease, Expenses shall not include the following, and Tenant shall not have any obligation whatsoever to pay, perform or incur any of the following costs, liabilities, maintenance, repairs, premiums, losses, or other expenses (collectively, “Excluded Expenses”):

(a)        capital expenditures that do not constitute Permitted Capital Expenditures (in addition, any Permitted Capital Expenditures, except for Cost Saving Expenditures, shall be amortized [including reasonable actual or imputed interest on the amortized cost] over the useful life of such item in accordance with customary and generally accepted real estate management and accounting principles [“GAAP”], as reasonably determined by Landlord);

(b)        depreciation or expense reserves;

(c)        principal, interest (except as expressly provided in subpart (xi) and clause (a) of this Section 4.2.2) and other payments on mortgage and other non-operating debts of Landlord;

(d)        costs for which Landlord receives reimbursement from a third party, including, without limitation, insurance or condemnation proceeds (other than through the payment by other tenants of the Project of their pro-rata share of Expenses), and Landlord shall use commercially reasonable efforts to secure any reimbursements to which it is entitled and will credit any such recovery, whether during or after the Lease Term to Tenant;

(e)        costs in connection with the marketing or leasing of space in the Project, including brokerage commissions, lease concessions, rental abatements and construction allowances; and costs incurred due to a violation of this Lease by Landlord;

(f)        costs incurred in connection with the sale, ground leasing, financing or refinancing of the Project, or any portion thereof;

(g)        fines, interest and penalties incurred due to the late payment of Taxes or Expenses, or any failure of Landlord to timely pay any obligation;

(h)        organizational expenses associated with the creation and operation of the entity that constitutes Landlord;

(i)        any penalties or damages that Landlord pays to Tenant under this Lease;

(j)        costs to complete Landlord’s Work or to place the Premises in the delivery condition required by the terms of this Lease;

(k)        costs to maintain the Project in a structurally sound condition, (1) except to the extent the same constitute Expenses pursuant to clause (xii) above or (2) except in connection with a Casualty (as defined in Section 11.1.1 below) or a Taking (as defined in Article 13 below) and permitted by clauses (l) and (m) below;

(l)        costs of repairs or restoration occasioned by a Casualty or Taking other than the amount of any deductibles under any insurance policy carried by Landlord, provided, however, that the amount of any such deductibles included among the Expenses shall be limited as provided in clause (m) below;

(m)        [*****], provided, however, that if this Lease is not terminated as a consequence of the Casualty pursuant to Article 11 and if Landlord performs the [*****] pursuant to said Article 11, Landlord may include the following amounts in Expenses [*****]:

(1)        [*****] up to the amount (the “Annual Limit”) of [*****] (provided, however, that, notwithstanding any contrary provision hereof, if, for any occurrence, [*****] exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Expenses for the applicable Expense Year, such excess may be included (up to the Annual Limit) in Expenses for the immediately succeeding Expense Year, and any portion of such excess that is not so included in Expenses for such immediately succeeding Expense Year may be included (up to the Annual Limit) in Expenses for the next succeeding Expense Year, and so on with respect to each subsequent Expense Year; provided further, however, that (A) no portion of such deductible shall be included in Expenses for any Expense Year that is not included, in whole or in part, in the Term existing on the date of the earthquake occurrence, and (B) in no event shall the portions of such deductible that are included in Expenses for any one or more Expense Years exceed, in the aggregate, [*****]. On the date of this Lease, [*****]

(2)        deductibles from Landlord’s property insurance policy (other than earthquake deductibles) up to $50,000.00 per occurrence;

(n)        any fine, cost or expense (including reasonable legal expenses and consultants’ fees) paid by Landlord in connection with the investigation or monitoring of Hazardous Substances, in connection with any “Remedial Work” (as defined in Section 25.2.3 below), or otherwise incurred by Landlord with respect to Hazardous Substances (other than Tenant’s Hazardous Substances); provided, however, that the foregoing shall not modify the rights and obligations of the parties under Article 25 of this Lease;

(o)        costs arising out of the gross negligence, willful misconduct, breach of lease, or violation of any applicable Laws by Landlord or any other Landlord Party;

(p)        costs expressly made the sole obligation of Landlord under the terms of this Lease;

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(q)        costs and premiums for insurance not customarily carried by owners of commercial properties substantially similar to, and in the vicinity of, the Project and co-insurance payments;

(r)        costs to acquire sculpture, paintings, fountains or other objects of art;

(s)        charitable and political contributions;

(t)        costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, and wages, salaries, fees or fringe benefits (“Labor Costs”) paid to personnel above the level of general manager (provided, however, that if such individuals provide services directly relating to the operation, maintenance or ownership of the Project that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office project, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Project);

(u)        costs paid to affiliates of Landlord for services to the extent that such costs materially exceed the competitive cost for the services and materials rendered by unrelated persons or entities of similar skill, competence and experience in an arm’s length transaction;

(v)        advertising, marketing, and promotional costs; or

(w)        Taxes or Excluded Taxes.

4.2.3     “Taxes” shall mean all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Project. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Project; (f) any tax on the rent, right to rent or other income from any portion of the Project or as against the business of leasing any portion of the Project; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) any assessment, tax, fee, levy or charge allocable or measured by the area of the Premises or by the Rent payable hereunder, including any business, gross income, gross receipts, sales or excise tax with respect to the receipt of such Rent. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) reasonably incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding anything herein to the contrary, Taxes shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any Expenses or governmental taxes or fees paid solely to maintain the Landlord entity in good standing under applicable Law, and (iii) any items required to be paid by Tenant under Section 4.5 below (collectively “Excluded Taxes”). During the Term, upon written request by Tenant to Landlord at least sixty (60) days before the expiration of any applicable appeal period, or if Landlord, in its good faith business judgment, deems the real property Taxes levied against the Project for any tax fiscal year to be excessive, then Landlord shall exercise commercially reasonable efforts to seek Proposition 8 and other available property tax relief for such fiscal year and any such relief shall accrue to the benefit of Tenant as and to the extent set forth in Section 4.4.3 below.

4.3        Cost Sharing.  If Landlord incurs Expenses or Taxes for the Project together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise or if the Premises does not include the entire Project and Landlord incurs Expenses or Taxes benefitting both the Premises or any other space in the Project, such shared amounts shall be equitably prorated and apportioned between the Project and such other buildings or properties or between the Premises and the other areas of the Project, as applicable, in Landlord’s reasonable discretion.

4.4        Calculation and Payment of Expenses and Taxes.

4.4.1        Statement of Actual Expenses and Taxes and Payment by Tenant.  Landlord shall give to Tenant, within 180 days after the end of each Expense Year a statement (the “Statement”) setting forth the actual amount of Direct Expenses for such Expense Year, including Tenant’s Share of Expenses and Taxes for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 below is less or more than the actual sum of Tenant’s Direct Expenses for such Expense Year (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely furnish the Statement for any Expense Year shall not preclude Landlord or Tenant from enforcing its rights under this Article 4. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the expiration of the applicable Expense Year, provided that in all events Tenant shall be responsible for Direct Expenses levied by any governmental authority or by any public utility companies at any time which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill for such amounts within two (2) years following Landlord’s receipt of the bill therefor).

4.4.2        Statement of Estimated Expenses and Taxes.  Landlord shall endeavor to give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Direct Expenses (the “Estimated Direct Expenses”) for such Expense Year, including Tenant’s Share of Expenses and Taxes for such Expense Year. Notwithstanding anything to the contrary in this Lease, the Estimated Direct Expenses for any portion of the term during 2011 shall be $0.50 per month per square foot of the Premises. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of the Estimated Direct Expenses (as such amount is set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of the Estimated Direct Expenses, as such amount is set forth in the previous Estimate Statement delivered by Landlord to Tenant. Except as expressly provided in Section 4.4.1, any failure of Landlord to timely furnish any Estimate Statement shall not preclude Landlord from enforcing its rights to receive payments and revise any previous Estimate Statement under this Article 4.

4.4.3        Retroactive Adjustment.  Notwithstanding anything herein to the contrary, but subject to Section 4.4.1, if, after Landlord’s delivery of any Statement, an increase or decrease in Direct Expenses occurs for the applicable Expense Year (whether, in the case of Taxes, by reason of reassessment or error, or, in the case of Expenses, by a third-party’s reimbursement of costs or otherwise), Direct Expenses for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Taxes or Expenses, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5         Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1    Tenant shall pay, 10 days before delinquency, any taxes levied against Tenant’s equipment, furniture, trade fixtures and other personal property located in or about the Premises (“Tenant’s Property”). If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), and if Landlord pays such taxes (or such increased assessment), which Landlord shall have the right to do regardless of the validity thereof (unless the same is timely and successfully challenged by Tenant or, if requested by Tenant, the same is made by Landlord under protest as and to the extent permitted by Law), Tenant shall, upon demand, repay to Landlord the amount so paid.

4.5.2    Notwithstanding any contrary provision herein, Tenant shall pay, 10 days before delinquency, (i) any rent tax, sales tax, service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this Lease; (ii) taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Project; and (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; provided, however, that the foregoing shall not be interpreted to require Tenant to pay any Excluded Taxes.

4.6        Tenant’s Audit Rights.  Within ninety (90) days after Tenant’s receipt of a Statement, Tenant may request all back up bills and evidence of expenses referenced in the Statement (the “back up data”), and then, if Tenant disputes the amount of Direct Expenses set forth in the Statement within thirty (30) days after Tenant’s receipt of the back up data, Tenant or an agent designated by Tenant may, after reasonable notice to Landlord and at reasonable times subject to Landlord’s reasonable scheduling requirements, inspect Landlord’s records at Landlord’s offices, provided that Tenant has paid the amounts claimed to be due under the applicable Statement, and Tenant agrees that any records of Landlord reviewed under this Section 4.6 shall constitute confidential information of Landlord, which Tenant shall not disclose, nor permit to be disclosed by Tenant or Tenant’s accountant, except to its attorneys or as may be required by applicable Law. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and such accountant must not be compensated on a contingency fee or similar basis related to the result of such audit. If after such inspection, Tenant still disputes such Direct Expenses included in the Statement, Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. If the parties are unable to resolve such objections within sixty (60) days following the completion of Tenant’s inspection, then a determination as to the proper amount shall be made, at the expense of the parties as provided below, by a real estate professional experienced in lease audits who has not represented Landlord or Tenant in the preceding five (5) years (a “Qualified Professional”) selected by mutual agreement of Landlord and Tenant and if the parties are unable to agree upon a Qualified Professional, then such Qualified Professional shall be selected by application to the presiding judge of the Santa Clara County Superior Court. The Qualified Professional shall, in any event, be required to select and retain an independent certified public accountant to advise and assist such professional in his or her analysis and determination hereunder. Notwithstanding anything contained in this Section to the contrary, if the actual amount of Direct Expenses due for any Expense Year, as determined by the Qualified Professional, [*****], then Landlord shall pay the costs associated with such certification. In addition, if the determination by the Qualified Professional reveals that Landlord has overcharged or undercharged Tenant, then, within thirty (30) days after the results of such audit, Landlord shall reimburse Tenant the amount of the overcharge or Tenant shall pay the amount of the undercharge, as applicable. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable Laws to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

Tenant shall not (a) use the Premises for any purpose not permitted under Article 25 below, or for any purpose other than the Permitted Use; or (b) do anything in or about the Premises that (i) violates any of the Rules and Regulations or any provision of the Underlying Documents, or (ii) constitutes a nuisance. Tenant’s rights and obligations under this Lease and Tenant’s use of the Premises, including the Exterior Areas, shall be subject and subordinate to the Underlying Documents. Landlord agrees that, except as may be required by Law, it will neither amend the Underlying Documents existing as of the date of this Lease nor enter into any new Underlying Documents if the same shall materially adversely impact Tenant’s use of or access to the Premises or subject Tenant to any material increased cost or expense.

ARTICLE 6

SERVICES

6.1        Utilities Services.  Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term (collectively, “Utilities”), including, without limitation, (a) meter, use and/or connection fees, hook-up fees, or standby fees, and (b) penalties for discontinued or interrupted service, except to the extent of any Service Interruption (as defined below) caused by Landlord or a Landlord Party. Tenant shall provide janitorial service to the Buildings at its sole cost and expense, provided that Tenant shall be responsible for all acts of such persons. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises, as the same may be modified or improved in accordance with this Lease.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.2        Service Interruption.    Except as otherwise expressly provided in this Lease, any interruption or cessation of Utilities resulting from any causes, including, without limitation, any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project (each, a “Service Interruption”), shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant’s business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Notwithstanding the foregoing, if the entirety of one or more Buildings, or a material portion of one or more Buildings is made untenantable for the Permitted Use being made of the Building or inaccessible for more than the Applicable Number (defined below) of consecutive business days after written notice from Tenant to Landlord as result of any Service Interruption that is not caused by Tenant or any Tenant Party, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Monthly Rent (defined below) payable hereunder for the period beginning on the day immediately following such Applicable Number of consecutive business days and ending on the day such Service Interruption ends. If a Service Interruption renders less than the entire Premises untenantable for the conduct of the Permitted Uses being made of the Premises or inaccessible, the amount of Monthly Rent abated shall be prorated in proportion to the percentage of the rentable square footage of the Premises that is rendered untenantable for the conduct of the Permitted Uses being made of the Premises or inaccessible. As used in this Section 6.3, “Applicable Number” means (i) [*****], if Landlord can correct the Service Interruption through reasonable efforts, or (ii) [*****], if Landlord cannot correct the Service Interruption through reasonable efforts. In addition, if (1) all or a material portion of the Premises is made untenantable for the conduct of the Permitted Uses being made of the Premises or inaccessible for [*****] consecutive days after written notice from Tenant to Landlord as a result of a Service Interruption that does not result from a casualty or other event covered by Article 11 and that Landlord can correct through reasonable efforts, and (2) Landlord is not diligently pursuing such correction, then, unless the Service Interruption is caused by the act or omission of Tenant or any Tenant Party, the same shall constitute a default by Landlord and the provisions of Section 19.5 below shall apply. As used herein, “Monthly Rent” means Base Rent and Tenant’s monthly installment of Direct Expenses.

ARTICLE 7

REPAIRS

7.1        Tenant’s Obligations.

7.1.1    Except to the extent expressly Landlord’s obligation under this Lease (including, without limitation, under Sections 1.1.2, 7.1.4, 7.1.5, or 7.2, Articles 11, 13, or 25 and the Tenant Work Letter), Tenant shall, at its expense, perform all maintenance and repairs (including replacement) to the Premises, to keep the Premises in good working order and in a condition reasonably consistent with Comparable Buildings (defined below), Casualties, Takings, Hazardous Substances (other than Tenant’s Hazardous Substances), and reasonable wear and tear excepted (collectively, “Tenant’s Repair Obligations”); provided, however, that, after completion of the Tenant Improvements in accordance with the Approved Working Drawings, Tenant shall not be required to (i) replace any portions of the Premises to comply with the foregoing obligation, unless and to the extent that such replacement is necessary to maintain such portion(s) of the Premises in a condition reasonably consistent with comparable professionally-maintained office/R&D buildings in the vicinity of the Premises (“Comparable Buildings”) or (ii) replace or upgrade any Buildings Systems or other improvements in the Premises if such Building Systems or improvements can otherwise be maintained in good working order and in a condition reasonably consistent with Comparable Buildings. In performing any such repair or replacement, Tenant shall comply with the requirements of Sections 8.2, 8.3 and 8.4 below as if such repair or replacement were an Alteration (defined in Section 8.1 below), including that Tenant shall cause any such repair or replacement to be performed by approved contractors, in a good and workmanlike manner and in conformance with all applicable Laws; provided, however, that if the estimated cost of such repair or replacement is less than Seventy-Five Thousand Dollars ($75,000.00), then such repair or replacement shall, for purposes of the foregoing, constitute a Minor Alteration (as defined in Section 8.1 below). Except to the extent made the obligation of Landlord under this Lease, Tenant’s Repair Obligations shall include: (a) floor coverings; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations; and (f) the heating, ventilating and air conditioning (“HVAC”) systems and equipment, the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment and other mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”) that serve the Buildings or Exterior Areas, including, without limitation, (i) any specialty or supplemental Building Systems installed by or for Tenant, and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature, whether such items are located within or outside of any Building, and whether they are installed by or for the benefit of Tenant or exist as of the date hereof.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.1.2    Tenant shall also be responsible for all pest control within the Buildings, and for all trash removal and disposal from the Buildings. With respect to all HVAC systems and equipment serving the Buildings, Tenant shall obtain HVAC systems preventive maintenance contracts with bimonthly or monthly service in accordance with manufacturer recommendations, which shall be subject to the reasonable prior written approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis, and shall require that reasonably detailed written service reports be provided to Landlord and Tenant concurrently upon the completion of each bimonthly or monthly service. Tenant shall have the benefit of all warranties available to Landlord, including those regarding the HVAC systems and other equipment, relating to the portions of the Premises for which Tenant’s Repair Obligations apply, or that would otherwise reduce the cost incurred by Tenant for performance of Tenant’s Repair Obligations. Notwithstanding the foregoing provisions of this Section 7.1.2, if Tenant breaches its foregoing obligation to carry HVAC preventive maintenance contracts for a period of 10 business days after notice of such failure by Landlord, Landlord may thereafter, at its option, obtain the required HVAC systems preventive maintenance contracts on Tenant’s behalf, in which case Tenant shall pay Landlord, within ten (10) days after receipt of an invoice therefor, the cost of such work (without mark-up by Landlord).

7.1.3    Notwithstanding the foregoing provisions of this Section 7.1, Tenant shall notify Landlord in writing at least fifteen (15) business days prior to performing any Tenant’s Repair Obligation (a) that materially affects any Building Systems, the Base Building or the Exterior Areas, or (b) that constitutes a Capital Repair (as defined in Section 7.1.4 below), provided that in the event of an emergency, Tenant shall only be required to provide such notice as is reasonable under the circumstances. Upon receipt of such notice from Tenant, Landlord shall have the right to consult with Tenant prior to such work being performed by Tenant in order to ensure that such Tenant’s Repair Obligation shall be performed in accordance with the requirements of this Lease and in a manner consistent with the standards followed by owners and property managers of office/R&D projects substantially similar to, and in the vicinity of, the Project, as reasonably determined by Landlord. If Tenant fails to commence any Tenant’s Repair Obligation within a reasonable time period specified by Landlord (provided that Tenant shall have at least fifteen (15) business days to commence any such repair or replacement, except in the event of an emergency, in which event Tenant shall promptly commence such repair or replacement) or fails to thereafter diligently pursue the completion of such Tenant’s Repair Obligation, then Landlord may, but need not, following delivery of notice to Tenant of such election and the continuance of such failure by Tenant beyond the applicable cure period, make or complete such Tenant’s Repair Obligation, in which event Tenant shall pay Landlord the cost of such work, plus a reasonable percentage of the cost thereof (not to exceed 10%) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements, and Tenant shall pay Landlord the cost thereof within thirty (30) days after receipt of an invoice therefor.

7.1.4    Notwithstanding the provisions of Section 7.1.1 above to the contrary, if, at any time during the Lease Term, any capital repairs, replacements or improvements (as determined in accordance with GAAP) (“Capital Repairs”) are required to be made to the Building Systems (excluding any specialty or supplemental Building Systems or any other equipment or facilities relating to the particular use or manner of use of the Premises, including any equipment or facilities serving a computer server room, “clean room” or laboratory space) the cost of which shall exceed Seventy-Five Thousand Dollars ($75,000.00), then, upon request by Tenant, unless such repairs, replacements or improvements are required by the negligence or willful misconduct of Tenant or any Tenant Parties, or any Alterations to the Premises made by or on behalf of Tenant or any Transferee, (a) Landlord shall perform such repairs or replacements, (b) Tenant shall pay the first Seventy-Five Thousand Dollars ($75,000.00) of costs relating thereto, and (c) the remainder of such costs shall be paid by Landlord, subject, however, to the following: Tenant shall pay to Landlord, as Additional Rent, the portion of the cost of such repairs, replacements or improvements allocable to the remaining Term (including any Extension Term), which portion shall be determined by amortizing the cost of the repairs, replacements or improvements on a straight-line basis over the useful life thereof (as Landlord shall reasonably determine in accordance with GAAP), either (A) in cash upon demand or (B) in equal monthly installments with Base Rent over the remaining Term (including any Extension Term), together with interest on such amortized amount calculated at the lesser of (i) eight percent (8%) per annum or (ii) the maximum legal rate of interest allowed by the State of California.

7.1.5    Notwithstanding the foregoing provisions of this Section 7.1 to the contrary, and notwithstanding Section 10.5 below, Landlord shall perform, and Tenant shall have no responsibility to perform and Expenses shall not include, any repairs or replacements made necessary solely by the negligence or willful misconduct of Landlord or any Landlord Party; provided, however, that, if such work is covered by Tenant’s insurance (or the insurance required to be carried by Tenant hereunder), Landlord shall only be obligated to pay any deductible in connection therewith and Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s property insurance required under Section 10.3 below attributable to such repairs.

7.2        Landlord’s Obligations.

7.2.1    Landlord shall maintain, repair and replace the following items (together with the work to be performed by Landlord under Sections 1.1.2, 7.1.4, 7.1.5, or 7.2, and Articles 11, 13, or 25 herein the “Landlord’s Repair Obligations”): (a) the non-structural portions of the roofs of the Buildings, including the roof coverings in a water-tight condition, and otherwise reasonably consistent with Comparable Buildings; (b) the Exterior Areas of the Project, including, without limitation, the Parking Facilities, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, lighting systems and other facilities, systems, equipment and improvements in or serving the Exterior Areas in a condition reasonably consistent with the exterior areas surrounding Comparable Buildings, and (c) routine repair and maintenance of the load bearing and exterior walls of the Buildings, including, without limitation, any painting, sealing, patching and waterproofing of such walls, in a condition reasonably consistent with Comparable Buildings.

7.2.2    Landlord, at its own cost and expense (except as expressly provided in this Lease to the contrary, including in Section 4.2.2 and Section 7.2.3), agrees to repair and maintain the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab and the load bearing walls and exterior walls of the Buildings (excluding any glass and any routine maintenance, such as painting, sealing, patching and waterproofing of such walls, which maintenance work shall be included in Landlord’s Repair Obligations and recoverable as a Direct Expense) (collectively, the “Base Building”) in a condition reasonably consistent with Comparable Buildings.

7.2.3    Notwithstanding Section 10.5 below, to the extent any such maintenance, repair or replacement described in this Section 7.2 is made necessary by the negligence or willful misconduct of Tenant or any Tenant Party, Tenant shall pay to Landlord the reasonable cost of such work, including a percentage of the cost thereof (not to exceed 10%) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements, directly (and not as a Direct Expense) within ten (10) days after receipt of an invoice therefor; provided, however, that, if such work is covered by Landlord’s insurance (or the insurance required to be carried by Landlord hereunder), Tenant shall only be obligated to pay any deductible in connection therewith.

7.3        Waiver.    Tenant hereby waives any rights under subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar Law.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1        Landlord’s Consent to Alterations.    Except for the Tenant Improvements (which shall be governed by the terms of the Tenant Work Letter), Tenant may not make any improvements, alterations, additions or changes to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (collectively, “Alterations”) without Landlord’s prior written consent, which consent shall be requested by Tenant not less than 30 days before commencement of work (except in the event of an emergency, in which case Tenant shall provide such advance notice of the need for the Alteration as is reasonable under the circumstances). Such Landlord consent shall not be unreasonably withheld, conditioned, or delayed, provided that it shall be deemed reasonable for Landlord to withhold its consent to any Alteration that would materially and adversely affect the Base Building or any Building Systems (“Adverse Alterations”). Notwithstanding the foregoing and any provisions of Section 8.1 to the contrary, Tenant shall be permitted to make interior, cosmetic or decorative, non-structural Alterations without Landlord’s prior consent, provided that such Alterations (a) cost less than Two Hundred Thousand Dollars ($200,000.00) per project in any one Building, nor, in the case of any multi-Building project, more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate, (b) do not constitute Adverse Alterations hereunder, and (c) prior to commencing any such Alterations, Tenant provides Landlord with not less than ten (10) business days’ prior written notice thereof and a copy of any governmental permits required for such Alterations (“Minor Alterations”).

8.2        Manner of Construction.    Landlord may impose reasonable conditions to its consent to any Alteration. Without limiting the foregoing, before commencing any Alteration (other than a Minor Alteration), Tenant shall deliver to Landlord, and obtain Landlord’s written approval of, each of the following items (to the extent applicable): plans and specifications (including any changes thereto); names of contractors, and, if requested by Landlord, the names of material subcontractors, mechanics, laborers and materialmen; required building permits; and evidence of the insurance required under Section 8.4 below. Tenant shall perform any Alteration in a good and workmanlike manner, using materials of a quality reasonably approved by Landlord or comparable to existing improvements, and in conformance with all applicable Laws and the National Electrical Code and Landlord’s contractor’s rules and regulations attached hereto as Exhibit B-3 (“Landlord’s Construction Rules”). Without limiting the foregoing, if, as a result of Tenant’s performance of any Alteration, Landlord becomes required under applicable Law to perform any inspection or give any notice relating to the Premises or such Alteration, or to ensure that such Alteration is performed in any particular manner, Tenant shall comply with such requirement on Landlord’s behalf and promptly thereafter provide Landlord with reasonable documentation of such compliance. Tenant shall ensure that no Alteration impairs any Building Systems or Landlord’s ability to perform its obligations hereunder. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond, or to provide alternate form of security or evidence of the ability to pay, reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the work and, as appropriate, naming Landlord as a co-obligee. Before commencing any Alteration (except for Minor Alterations), Tenant shall meet with Landlord to discuss Landlord’s design parameters and any code compliance issues. Upon completion of any Alteration (except for Minor Alterations), Tenant shall cause a Notice of Completion to be recorded in the office of the recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor Law. Tenant shall deliver to Landlord reproducible copies of the “as built” drawings of each Alteration (in CAD format, if requested by Landlord), as well as all related governmental permits, approvals and other documents reasonably requested by Landlord.

8.3        Payment for Alterations.    For any Alteration, Tenant shall pay Landlord within ten (10) days following demand (a) Landlord’s reasonable out-of-pocket expenses incurred in reviewing such work; and (b) except for Minor Alterations, a fee for Landlord’s oversight and coordination of such work equal to 1.5% of its cost. Tenant shall, to the extent reasonably required by Landlord, condition payment to its contractors for any Alterations upon receipt of final lien releases and waivers (or such other alternative protection from mechanics’ liens as shall be reasonably acceptable to Landlord).

8.4         Construction Insurance.    Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of any Alteration (exclusive of Minor Alterations). All Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof.

8.5        Landlord’s Property.    All improvements in and to the Premises, including any Tenant Improvements and Alterations, shall become the property of Landlord upon installation and without compensation to Tenant (subject to Tenant’s right to use and depreciate [to the extent paid for by Tenant] the same during the Lease Term), except that Tenant may remove any Tenant’s Property that Tenant can substantiate to Landlord have not been paid for with the Allowance provided to Tenant by Landlord, provided that Tenant repairs any damage caused by such removal and returns the affected portion of the Premises to, at Tenant’s election either (a) the configuration shown on the Approved Construction Drawings or (b) a “Standard Office/R&D Configuration”, which, for purposes of this Lease, means a drop ceiling open-office environment with materials and finishes consistent, as reasonably determined by Landlord, with the general office improvements located in the remainder of the Building or, if there are no general office improvements located in the remainder of the Building, then such materials and finishes must be consistent with the general office improvements located in other buildings in the Project. Notwithstanding the foregoing, unless otherwise instructed by Landlord in writing before the expiration or earlier termination of this Lease, Tenant shall, at its expense, (a) remove any Tenant Specialized Improvements and Alterations (other than Alterations which Landlord has previously agreed in writing may be surrendered), (b) repair any damage to the Buildings or other portions of the Project caused by such removal, and (c) restore the affected portion of the Buildings to its condition existing before the installation of such Tenant Specialized Improvements or such Alterations; provided, however, that, except to the extent any Lines are shown as part of the Tenant Improvements on the Approved Space Plan attached hereto as Exhibit B-2 (the removal of which shall be governed by Section 30.28 below), Tenant shall have no obligation to remove any of the Tenant Improvements shown on such Approved Space Plan; and provided, further, that with respect to any Tenant Specialized Improvements installed in the Premises pursuant to the Tenant Work Letter, Tenant shall restore the affected portion of the Premises to a Standard Office/R&D Configuration. If Tenant’s request for Landlord’s approval of any proposed Alterations contains a request (or if at any other time Tenant requests) that Landlord identify any portion of such Alterations that Landlord will require Tenant to remove as provided above, then Landlord will, at the time it approves such Alterations, or within 30 days after any other request, identify such portion of the Alterations, if any, that Landlord will require Tenant to so remove. If Tenant fails to complete the removal, repair or restoration required by this Section 8.5 before the expiration or earlier termination of this Lease, (i) Landlord may do so and may charge the reasonable cost thereof to Tenant, and (ii) for purposes of Article 16 below, Tenant shall be deemed to be in holdover of any affected portion of the Premises without Landlord’s consent for the reasonable time required for Landlord to complete such work. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant contained in this Section 8.5 shall survive the expiration of the Lease Term or any earlier termination of this Lease. As used in this Lease, “Tenant Specialized Improvements” mean any modifications to the Tenant Improvements shown on Exhibit B-2 or any Alterations that are not normal and customary general office improvements consistent with a Standard Office R&D Configuration. Landlord and Tenant agree that, without limitation, if installed, the following Alterations will constitute Tenant Specialized Improvements: any specialty or supplemental Building Systems or other equipment or facilities relating to the use of the Premises for purposes other than general office use, including any equipment or facilities serving a “clean room” or laboratory space; internal stairwells;

raised floors; meeting rooms (other than a customary number of conference rooms of customary size); classroom facilities; kitchens and cafeterias (as distinguished from customary kitchenette areas); and any areas requiring floor reinforcement or enhanced systems requirements (including library, file or computer rooms if they have any such requirements).

8.6    Tenant Work Letter. Except as expressly provided in Section 8.5 above, this Article 8 shall not apply to any Tenant Improvements constructed pursuant to the Tenant Work Letter.

ARTICLE 9

COVENANT AGAINST LIENS

Subject to Landlord’s obligation to fund the Allowance in accordance with this Lease, Tenant shall keep the Premises free from any liens or encumbrances arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant or any Tenant Party (exclusive of Landlord’s Work). Tenant shall give Landlord written notice at least 20 days before commencing any such work on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within 10 business days after notice by Landlord, and if Tenant fails to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without responsibility for investigating the validity thereof. The amount so paid by Landlord shall be reimbursed by Tenant, as Additional Rent, upon demand, without limiting other remedies available to Landlord under this Lease. Nothing in this Lease shall authorize Tenant to cause or permit any lien or encumbrance to affect Landlord’s interest in the Project, and any lien or encumbrance created by, through or under Tenant shall attach to Tenant’s interest only.

ARTICLE 10

INDEMNIFICATION; INSURANCE

10.1      Indemnification and Waiver.

10.1.1  Tenant agrees that Landlord, its partners, members and Security Holders (defined in Article 18 below), and their respective partners, members, directors, officers, agents, employees and independent contractors (including Landlord, collectively, the “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to person or property (or resulting from the loss of use thereof) that is sustained by Tenant or any party claiming by, through or under Tenant, including any such damage caused by any active or passive act, omission or neglect of any Landlord Party or by any act or omission for which liability without fault or strict liability may be imposed, except only, (a) to the extent such damage is caused by the negligence or willful misconduct of any Landlord Party or by a breach of Landlord’s obligations hereunder, whether occurring before, during, or after the expiration of the Lease Term, and, in any such event, is not covered by (e.g., exceeding the coverage limits) the insurance required to be carried by Tenant under Section 10.3 or (b) to the extent such limitation on liability is prohibited by applicable Laws. Nothing in this Section 10.1 shall limit the provisions of Section 10.5 or Article 21 below.

10.1.2  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any obligations, losses, claims, actions, liabilities, penalties, damages, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) (“Claims”) suffered or imposed upon or asserted against any Landlord Party in connection with or arising from (a) any cause in, on or about the Premises (including a slip and fall) covered (or required to be covered) by the insurance required of Tenant under Section 10.3, (b) the negligence or willful misconduct of Tenant or of any person claiming by, through or under Tenant, or any of their members, partners, officers, contractors, agents, employees, invitees or licensees (each, a “Tenant Party” and, collectively, “Tenant Parties”), or (c) any breach by Tenant of any representation, covenant or other term contained in this Lease, whether occurring before, during, or after the expiration of the Lease Term. The foregoing indemnification shall apply regardless of any active or passive negligence of the Landlord Parties and regardless of whether liability without fault or strict liability may be imposed upon the Landlord Parties; provided, however, that Tenant’s obligations under this Section shall be inapplicable (i) to the extent such Claims arise from the negligence or willful misconduct of any Landlord Party or from a breach of Landlord’s obligations hereunder and, in any such event, are not covered by (e.g., exceeding the coverage limits) the insurance required to be carried by Tenant hereunder or (ii) to the extent such obligations are prohibited by applicable Laws.

10.1.3  Landlord shall indemnify, defend, protect and hold harmless Tenant and the other Tenant Parties from any Claims suffered or imposed upon or asserted against Tenant or such Tenant Party to the extent arising in connection with or from the negligence or willful misconduct of Landlord or other Landlord Party or from a breach of Landlord’s obligations hereunder, whether occurring before, during, or after the expiration of the Lease Term and, in any such event, are not covered either by (e.g., exceeding the coverage limits) the insurance required to be carried by Tenant hereunder or otherwise covered by Tenant’s indemnity obligations set forth in Section 10.1.2 above.

10.1.4  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claim relating to any event or condition occurring or existing before such expiration or termination.

10.2        Tenant’s Compliance With Landlord’s Fire and Casualty Insurance.    Tenant, at its expense, shall comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, Tenant shall reimburse Landlord for such increase. Tenant, at its expense, shall comply with all rules and requirements of the American Insurance Association and any similar body; provided, however, that the foregoing shall not release Landlord from its obligation to perform the Landlord’s Work or any of Landlord’s Repair Obligations.

10.3        Tenant’s Insurance.    Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements), including a Broad Form endorsement covering the insuring provisions of this Lease and Tenant’s indemnity obligations under Section 10.1 above, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate

Umbrella Liability Coverage	$5,000,000 each occurrence $5,000,000 annual aggregate The above limits may be met with any combination of primary and excess policies

10.3.2    Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s Property in or on the Premises, (ii) any Tenant-Specialized Improvements, and (iii) all Alterations made to the Premises. Such insurance shall be written on a “special causes of loss form” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts), and, except for Tenant’s Property, new without deduction for depreciation of the covered items, and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage, including sprinkler leakage (but excluding damage from flood, tidal surge or similar events typically covered only by a “water exclusion endorsement”), bursting or stoppage of pipes, and explosion.

10.3.3    Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by applicable Laws.

10.4        Form of Policies.  The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated in writing by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on the Tenant-Specialized Improvements and Alterations which are not Tenant’s Property (collectively, “Tenant-Insured Improvements”). Tenant shall deliver to Landlord, on or before the Premises Delivery Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25-S” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured

Parties are named as additional insureds and that Landlord is designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. If Tenant fails to deliver such policies or certificates, then Landlord may, at its option, procure such policies for the account of Tenant, in which event Tenant shall pay Landlord the cost thereof within five (5) days after written demand.

10.5        Subrogation.  Notwithstanding anything to the contrary in this Lease, each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 10.5 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Buildings shall be deemed an agent of Landlord.

10.6        Additional Insurance Obligations.  Tenant shall carry and maintain during the Lease Term, at its expense, the amounts of the insurance required to be carried by Tenant under this Article 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Buildings.

10.7        Landlord’s Insurance.  Subject to reimbursement as an Expense in accordance with the provisions of Article 4 hereof, Landlord shall procure and maintain in effect throughout the Lease Term commercial general liability insurance, property insurance and/or such other types of insurance as are normally carried by reasonably prudent owners of commercial properties substantially similar to, and in the vicinity of, the Project. Such coverages shall be in such amounts, from such companies and on such other terms and conditions as Landlord may from time to time reasonably determine, and Landlord shall have the right, but not the obligation, to change, cancel, decrease or increase any insurance coverages in respect of the Building, add additional forms of insurance as Landlord shall deem reasonably necessary, and/or obtain umbrella or other policies covering both the Building and other assets owned by or associated with Landlord or its affiliates, in which event the cost thereof shall be equitably allocated; provided, however, that Landlord shall, at all times during the Lease Term, maintain “special causes of loss” (or similar) property insurance coverage on the Base Building in the amount of the full replacement value thereof as reasonably estimated by Landlord (without deduction for depreciation), subject to reasonable deductible amounts (“Landlord’s Casualty Policy”), and loss of rents coverage for a period of not less than twelve (12) months.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1      Completion Estimate; Termination Rights.

11.1.1  Tenant shall promptly notify Landlord of any damage to the Premises resulting from any fire or other casualty (“Casualty”) of which Tenant is aware (“Tenant’s Casualty Notice”). With reasonable promptness after discovering the Casualty, Landlord shall provide Tenant with written notice (the “Completion Estimate”) stating the reasonable estimate by an independent architect selected by Landlord with the approval of Tenant, which shall not be unreasonably withheld or delayed, of the date by which it is reasonably possible using standard working methods (without the payment of overtime or other premiums), to substantially complete the Landlord Casualty Repairs (the “Landlord Restoration Date”) and the date by which it is reasonably possible for Tenant to substantially complete any Tenant Casualty Repairs (the “Final Restoration Date”, and the difference between the Landlord Restoration Date and the Final Restoration Date is herein referred to as “Tenant’s Estimated Restoration Period”). As used herein, (A) “Tenant Casualty Repairs” means the following, which work shall be performed by Tenant in accordance with the procedures for Alterations set forth in Article 8 of this Lease: (i) if Tenant so elects, the repair and restoration of any Tenant Specialized Improvements or Alterations made to the Premises by Tenant prior to the date of the Casualty; or (ii) subject to Landlord’s rights pursuant to clause (B) below, if Tenant elects not to repair or restore any such Tenant Specialized Improvements or Alterations, then Tenant Casualty Repairs shall include repair and restoration of the affected portion of the Premises to a Standard Office/R&D Configuration; and (B) “Landlord Casualty Repairs” means the repair and restoration of the Premises, including any damaged Building and/or Exterior Areas, the Front Entrance Work (as defined in Section 4.1.2 of the Tenant Work Letter) and the Tenant Improvements performed pursuant to the Tenant Work Letter to the condition required by Section 11.2, other than the Tenant Casualty Repairs; provided, however, that if Tenant elects not to repair or restore any Tenant Specialized Improvements or Alterations pursuant to clause (A) above, then Landlord Casualty Repairs shall, at Landlord’s election, include the repair and restoration of any such Tenant Specialized Improvements or Alterations, or the repair and restoration of the affected portion of the Premises to a Standard Office/R&D Configuration.

11.1.2  If the Completion Estimate indicates that the Landlord Casualty Repairs and Tenant Casualty Repairs (together, the “Required Casualty Repairs”) cannot be “substantially completed” (i.e., completed with the exception of “Punch List Items”, as defined in Exhibit B) within one (1) year after the date of Tenant’s Casualty Notice (“Substantial Destruction”) (or, if the Casualty occurs during the last 12 months of the Lease Term [“End of Term Casualty”], and the Completion Estimate indicates that the Required Casualty Repairs cannot be substantially completed within the period of time beginning on the date of the Casualty and having a duration equal to 20% of the balance of the Term remaining on such date), then either party may terminate this Lease in its entirety or partially with respect only to any affected Building for which such Required Casualty Repairs cannot be substantially completed within one (1) year after the date of Tenant’s Casualty Notice (or, in the case of an End of Term Casualty, within such shorter period described above), as the case may be; provided, however, that if Landlord terminates this Lease pursuant to the foregoing as a result of an End of Term Casualty, Landlord may only terminate this Lease with respect to any affected Building for which the Required Casualty Repairs cannot be substantially completed within the period of time beginning on the date of the Casualty and having a duration equal to 20% of the balance of the Term remaining on such date. Any such termination shall be delivered within 120 days after delivery of the Completion Estimate to Landlord and Tenant (or, in the case of an End of Term Casualty, within twenty (20) days after delivery of the Completion Estimate to Landlord and Tenant) and shall be effective on the later of 60 days after the date of such termination notice or such longer time as is reasonably required for Tenant to vacate the terminated Building(s) with due diligence, but subject to Force Majeure as it relates to Tenant’s ability to surrender possession of the terminated Building(s) in accordance with Article 15 below, not later than 90 days after the date of such termination notice.

11.1.3  If the Lease is not terminated by Landlord or Tenant pursuant to Section 11.1.2, but (A) Landlord does not substantially complete the Landlord Casualty Repairs on or before the Outside Landlord Restoration Date (defined below), then, provided that the Casualty was not caused by the negligence or intentional misconduct of Tenant or any Tenant Party, Tenant may terminate this Lease by notifying Landlord prior to the substantial completion of the Landlord Casualty Repairs. As used herein, “Outside Landlord Restoration Date” means the date occurring ninety (90) days after the later of (a) the expiration of the time set forth in the Completion Estimate for Landlord Casualty Repairs, or (b) the date occurring one (1) year after the date of Tenant’s Casualty Notice (less the number of days set forth in the Completion Estimate as the Estimated Tenant’s Restoration Period); provided, however, that the Outside Landlord Restoration Date shall be extended to the extent any delay in the substantial completion of the Landlord Casualty Repairs is caused by (x) Tenant’s breach of its obligations under this Lease, which is not corrected within one (1) business day following delivery of email notice of such breach to Tenant, (y) Tenant’s request for a change in any of the Landlord Casualty Repairs (any such change being subject to Landlord’s approval in its reasonable discretion and, if approved, Tenant’s payment of any net increase in the cost of the Landlord Casualty Repairs as a consequence of such change), and (z) interference by Tenant or any Tenant Party with the performance of such Landlord Casualty Repairs which continues for one (1) business day after delivery of email notice to Tenant. Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance and other proceeds payable to Tenant under Tenant’s Property Insurance pursuant to Section 10.3 above and, if applicable, any Builder’s All Risk insurance required under Section 8.4 above or the Tenant Work Letter, with respect to Landlord Casualty Repairs.

Notwithstanding the foregoing, if Landlord determines in good faith that it will be unable to substantially complete the Landlord Casualty Repairs with respect to any Building on or before the Outside Landlord Restoration Date, Landlord may cease its performance of the Landlord Casualty Repairs and notify Tenant (the “Restoration Date Extension Notice”) of such fact, which Restoration Date Extension Notice shall set forth the date on which Landlord reasonably believes such substantial completion of the Landlord Casualty Repairs will occur. Upon receiving the Restoration Date Extension Notice, Tenant may terminate this Lease in its entirety or partially as provided in Section 11.1.3 above with respect to the Building(s) for which Landlord has determined that it will be unable to substantially complete the Landlord Casualty Repairs on or before the Outside Landlord Restoration Date, by notifying Landlord within ten (10) business days after receiving the Restoration Date Extension Notice. If Tenant does not terminate this Lease within such ten (10) business day period, the Outside Landlord Restoration Date automatically shall be amended to be the date set forth in the Restoration Date Extension Notice.

11.1.4  In addition to the foregoing, Landlord may terminate this Lease in its entirety, if the reasonably expected cost of the Landlord Casualty Repairs (the “Landlord’s Expected Repair Cost”) exceeds the Available Casualty Proceeds, as defined below (herein a “Shortfall”). As used herein “Available Casualty Proceeds” means the net amount of the following: (a) the proceeds of Landlord’s Casualty Policy and the proceeds of any Builder’s All Risk insurance required under Section 8.4 above or the Tenant Work Letter, plus (b) if Landlord fails to carry a Landlord’s Casualty Policy in accordance with this Lease, the proceeds that would have been received by Landlord had Landlord properly carried such policy or policies, plus (c) if Tenant fails to carry Builder’s All Risk insurance required under Section 8.4 above or the Tenant Work Letter, such amounts as would be covered by such policy and as are received by Landlord from Tenant, plus (d) any damages received by Landlord from any third party on account of damage to the Premises or the Tenant Improvements (herein with the amounts specified in subparts (a), (b) and (c) of this sentence, the “Casualty Receipts”), plus (e) any applicable deductibles (other than deductibles with respect to earthquake damage), plus (f) in the case of an earthquake, any earthquake deductibles that Tenant is required to pay pursuant to Section 4.2.2(m)(1) (herein, with the amount specified in subpart (e) of this sentence, the “Deductibles”) plus (g) five percent (5%) of the insurable value of the Premises (“Landlord’s Casualty Responsibility”), less (h) the amount of any Casualty Receipts received by Landlord, which a Security Holder is permitted to apply under the terms of its agreements with Landlord and, if applicable, with Tenant, and which the Security Holder does apply, to pay any mortgage debt (the “Security Holder Application Amount”). Notwithstanding the foregoing, any notice of termination of this Lease pursuant to the preceding sentence (a “Shortfall Termination Notice”) shall set forth the amount of the Shortfall, Casualty Receipts, Deductibles (with earthquake separately specified), Landlord’s Casualty Responsibility, and the Security Holder Application Amount, and be ineffective if (x) Tenant, within 20 business days after receiving such Shortfall Termination Notice, notifies Landlord that Tenant agrees to pay, and provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s ability to pay, the Shortfall. If any Shortfall Termination Notice becomes ineffective because Tenant agrees in writing to pay the Shortfall and this Lease is not otherwise terminated pursuant to this Section 11.1, then (i) Tenant, within three (3) business days after Landlord’s request (which shall not be made more frequently than once per calendar month), shall deliver to Landlord, as Additional Rent, in addition to any amounts required to be delivered to Landlord under Section 11.2, cash in the amount of that portion of the Shortfall which is equal to (A) the total cost of the Landlord Casualty Repairs incurred by Landlord to date of such request, multiplied by a fraction, the numerator of which is the Shortfall and the denominator of which is the Landlord’s Expected Repair Cost, less (B) the total amount of the payments previously made by Tenant to Landlord pursuant to this sentence and (ii) if Landlord’s Expected Repair Cost is changed to reflect the actual cost of the Landlord Casualty Repairs, then the Shortfall and the amounts payable pursuant to this sentence shall be adjusted equitably.

11.1.5  Notwithstanding the foregoing, if the damage constitutes Substantial Destruction of one or more Buildings, but there is at least one Building that does not sustain Substantial Destruction, then Tenant shall have the right to override Landlord’s election to terminate pursuant to this Section 11.1.4 by giving written notice to Landlord within thirty (30) days after receipt of Landlord’s Casualty Termination Notice. In such event, this Lease shall be deemed terminated only with respect to the Building or Buildings that have sustained Substantial Destruction and this Lease shall remain in full force and effect with respect to any remaining Buildings. In such event, the Rent shall be equitably abated based on the ratio that the rentable square footage of the remaining Buildings bears to the total rentable square footage of all of the Buildings prior to the casualty.

11.1.6  In the event of any termination by Landlord or Tenant pursuant to this Article, neither party shall have any obligations to the other under this Lease, (a) except with respect to any Building(s) for which this Lease is not terminated, (b) except for obligations arising before such termination or obligations that survive the expiration or earlier termination of this Lease, and (c) except that Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s property insurance required under Section 10.3 above (and, if applicable, any Builder’s All Risk insurance required under Section 8.4 above or the Tenant Work Letter) with respect to any Tenant Specialized Improvements and Alterations; provided, however, that, with respect to any Tenant Specialized Improvements that Tenant can substantiate to Landlord have not been paid for with the Allowance provided to Tenant by Landlord, Tenant shall be required to assign to Landlord only such portion of the proceeds as shall be necessary to restore the affected portion of the Premises to a Standard Office/R&D Configuration.

11.2      Repair and Restoration.    So long as this Lease is not terminated pursuant to Section 11.1 above, Landlord shall promptly and diligently perform the Landlord Casualty Repairs, subject to reasonable delays for insurance adjustment or other events of Force Majeure (as defined in Section 30.15). Such repair and restoration shall be to substantially the same condition that existed before the Casualty, except for any modifications required by Law and except for any modifications to the Exterior Areas that are reasonably deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to any of the Buildings; provided, however, that, unless required by Law, such modifications shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. If this Lease is not terminated pursuant to Section 11.1 above, then (a) if the Landlord Casualty Repairs include the Alterations, Tenant Specialized Improvements and/or repair and restoration of the affected portion of the Premises to a Standard Office/R&D Configuration, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds applicable to such Landlord Casualty Repairs that are payable to Tenant under Tenant’s insurance required under Section 8.4, Section 10.3 or the Tenant Work Letter; and (b) if the estimated cost of repairing and restoring such improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, Landlord shall not be required to spend more than the amount of such proceeds, provided that the foregoing shall not relieve Tenant from the obligation to carry the property insurance required to be carried by Tenant pursuant to Section 10.3.2 above and any Builder’s All Risk insurance required under Section 8.4 above or the Tenant Work Letter, nor shall the foregoing limit Tenant’s liability if Tenant fails to perform such obligation. If this Lease is not terminated pursuant to Section 11.1 above, then, following substantial completion of such Landlord Casualty Repairs, Tenant, at its expense and in accordance with Sections 8.2, 8.3 and 8.4 above, shall perform the Tenant Casualty Repairs; provided, however, that if the estimated cost of the Tenant Casualty Repairs exceeds the amount of insurance proceeds received by Tenant from Tenant’s insurance carrier, Tenant shall not be required to spend more than the amount of such proceeds, provided that the foregoing shall not relieve Tenant from the obligation to carry the property insurance required to be carried by Tenant pursuant to Section 10.3.2 above and any Builder’s All Risk insurance required under Section 8.4 above or the Tenant Work Letter, nor shall the foregoing limit Tenant’s liability if Tenant fails to perform such obligation. If this Lease terminates with respect to any Buildings on account of a Casualty, then, except as otherwise expressly to be assigned to Landlord (or to any party designated by Landlord) in this Lease, Tenant shall be entitled to retain all insurance proceeds attributable to damage to the Tenant’s Property and otherwise payable to Tenant under Tenant’s insurance required under Section 8.4, Section 10.3 or the Tenant Work Letter with respect to such Casualty.

11.3      Rent Abatement.    Landlord shall not be required to repair any damage to Tenant’s Property or be liable for any inconvenience or annoyance to Tenant or its invitees, or for any injury to Tenant’s business, resulting from any Casualty or from any repair of damage resulting therefrom performed in accordance with this Lease; provided, however, that if any Casualty damages any Building or any Exterior Area necessary for Tenant’s access to any Building, then, during any time that, as a result of such damage, any portion of a Building is untenantable for the conduct of the Permitted Uses being made of the Building or is inaccessible, the Monthly Rent shall be abated in proportion to the rentable square footage of such affected or inaccessible portion of such Building. If the Landlord Casualty Repairs exclude any Tenant Specialized Improvements or Alterations (or, in the event of a Casualty occurring before the Lease Commencement Date, for which Tenant shall be responsible for repair and restoration of the Tenant Improvements and Landlord’s Work in accordance with the Tenant Work Letter), then, provided that Tenant is required to repair and restore the same as provided above or in the Tenant Work Letter, Tenant’s right to rent abatement under the preceding sentence shall continue until the earlier to occur of (a) the date that Tenant Casualty Repairs are completed by Tenant, (b) the Final Restoration Date, or (c) the date that Tenant recommences business operations in the damaged portion of the Premises.

11.4      Waiver of Statutory Provisions.    The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any damage to or destruction of any part of the Premises, and any Law, including Sections 1932(2) and 1933(4) of the California Civil Code, relating to rights or obligations concerning damage or destruction in the absence of an express agreement between the parties shall not apply.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless it is expressly waived by such party in writing, and no waiver of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed to be a waiver of any preceding breach by Tenant of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the giving of any notice or after the termination of this Lease shall affect such notice or reinstate or alter the length of the Lease Term or Tenant’s right of possession hereunder. After the service of notice or the commencement of a suit, or after a final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of such Rent shall not waive or affect such notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If any part of the Premises is permanently taken for any public or quasi-public use or purpose, by power of eminent domain or by private purchase in lieu thereof (a “Taking”), then this Lease shall terminate as to the portion of the Premises subject to the Taking, effective as of the date possession is required to be surrendered to the authority. In addition, if any part of the Premises is permanently subject to a Taking, which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then Tenant may terminate this Lease in its entirety or with respect to any

Building affected by the Taking. Any such termination by Tenant shall be effective as of the date possession is required to be surrendered to the authority, and Tenant shall provide written notice of termination to Landlord within 90 days after Tenant first receives written notice of such surrender date. Except as provided above in this Article 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim against Landlord or the authority for any compensation because of any Taking and Landlord shall be entitled to the entire award of compensation; provided, however, that Tenant shall have the right to file any separate claim available to Tenant for any Taking of Tenant’s Property or any fixtures that Tenant has the right hereunder to remove upon the expiration hereof, and for moving expenses. If this Lease is terminated pursuant to this Article 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, the Monthly Rent shall be abated, for the period of such Taking, in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to (or rendered inaccessible by) such Taking. Tenant hereby waives any rights it might have under Section 1265.130 of The California Code of Civil Procedure.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1        Transfers.  Tenant shall not, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer of this Lease or any interest hereunder by operation of law, sublet any part of the Premises, enter into any license or concession agreement, or otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with written notice (the “Transfer Notice”) of (i) the proposed effective date of the Transfer (the “Contemplated Effective Date”), which shall not be less than 30 days nor more than 180 days after the effective date of the Transfer Notice, and the contemplated length of the term of the proposed Transfer, (ii) a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), (iii) all of the material terms of the proposed Transfer and the consideration therefor, including calculation of the Transfer Premium (defined in Section 14.3 below), the name and address of the proposed assignee, subtenant, licensee or other occupant (“Transferee”), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee (or, in the case of a Transfer described in Section 14.6 below, of the proposed new controlling party(ies)) certified by an officer, partner or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer. Within 30 days after receiving the Transfer Notice, Landlord shall notify Tenant in writing of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer and its reasons therefor, or (c) its exercise of its rights under Section 14.4 below. Any Transfer made without Landlord’s prior written consent (if so required by this Section) shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Article 19 below). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents thereto, plus any reasonable legal fees incurred by Landlord in connection with any proposed Transfer.

14.2        Landlord’s Consent.  Subject to Section 14.4 below, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer; and, if Landlord does not provide written notice to Tenant approving or disapproving any proposed Transfer within 30 days after receiving a Transfer Notice containing all of the information required by Section 14.1 above, then, if such failure by Landlord continues for five (5) business days after a second written demand from Tenant to Landlord (which demand shall specifically reference the consequences of Landlord’s failure to so respond as provided in this Section), then the Transfer shall be deemed disapproved. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

14.2.1  The proposed Transferee has a character or reputation that is not consistent with the quality of the Project; or

14.2.2  The proposed Transferee intends to use the Contemplated Transfer Space for purposes that are not permitted under this Lease; or

14.2.3  The proposed Transferee is a governmental entity or a nonprofit organization; or

14.2.4  The proposed Transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the effective date of the Transfer Notice; or

Notwithstanding anything else herein to the contrary, if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Article 14. Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, its sole remedies shall be a suit for contract damages (subject to Article 21 below) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including any rights under California Civil Code Section 1995.310 and any other right at law or equity to terminate this Lease. In addition, to the extent permitted under applicable Laws, Tenant hereby waives, on behalf of any proposed Transferee, any remedies against Landlord arising out of any unreasonable withholding of consent to a proposed Transfer or any breach of this Article 14, except for any right to obtain a declaratory judgment or injunction for the relief sought.

14.3      Transfer Premium.

14.3.1 If Landlord consents to a Transfer, except as otherwise provided below, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium (defined below); provided, however, that, if Tenant enters into any sublease(s) of all or any portion of the 930 DeGuigne Building that is effective prior to the later of the date Tenant first occupies such Building for the conduct of its business or the second anniversary of the Lease Commencement Date, this provision shall not apply to such sublease(s) and Tenant shall be entitled to retain one hundred percent (100%) of any Transfer Premium relating to such sublease(s) until November 30, 2013. Tenant agrees that the timing of rent payments under any such sublease for the 930 DeGuigne Building shall be determined by Tenant and the subtenant in good faith and not in a manner intended to minimize the Transfer Premium payable to Landlord during the period following November 30, 2013. As used herein, “Transfer Premium” means (i)(a) in the case of an assignment, any consideration (including payment for leasehold improvements) paid by the assignee in consideration of such assignment; and (b) in the case of a sublease, license, concession or other occupancy agreement, the amount by which all rent and other consideration paid by the Transferee to Tenant for use and occupancy of the Premises pursuant to such agreement (excluding any payments by the Transferee to Tenant of the fair market value for services rendered by Tenant to Transferee pursuant to the Transfer documents or for Tenant’s Property transferred by Tenant to Transferee in connection with such Transfer and also excluding any “Transferee Liability Payments”, as defined below) (in either such case, “Tenant’s Transfer Consideration”), exceeds (ii) the sum of (x) the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space for the term of such agreement, plus (y) the amount of the Recoverable Expenses (as defined below) relating to such Transfer; provided, however, that, in the case of a sublease, license, concession or other occupancy agreement, Tenant’s Improvement Expenses (as defined below) relating to any Transfer shall be amortized on a straight line basis, without interest, over the term of such agreement. For purposes hereof, “Transferee Liability Payments” means payments made by the Transferee to Tenant for repairs, replacements or improvements, or as a result of any Claims, arising from the negligence or willful misconduct of the Transferee or any sums paid by the Transferee to Tenant pursuant to the Transferee’s indemnity obligations under the Transfer documentation, including any environmental indemnity obligations.

14.3.2 As used in this Lease, the “Recoverable Expenses” relating to any Transfer means, collectively, the following: (a) any brokerage commissions and reasonable attorneys’ and professional fees paid by Tenant in connection with the Transfer (“Leasing Expenses”); (b) the cost of any Tenant Improvements or Alterations paid for by Tenant (i.e., not funded by the Allowance in the Tenant Work Letter) made specifically to ready the Premises, or any portion thereof, for occupancy by the Transferee; and (c) in the case of the 930 DeGuigne Building, the cost of Tenant Improvements and Alterations made by Tenant in or for the 930 DeGuigne Building (“930 DeGuigne Initial Improvements”) not funded by the Allowance in the Tenant Work Letter. The Recoverable Expenses described in clauses (b) and (c) above for a particular Transfer are herein referred to as the “Improvement Expenses” and shall be amortized over the term of the Transfer.

14.3.3 In the case of a sublease, license, concession or other occupancy agreement, and notwithstanding the provisions of Section 14.3.1 to the contrary, commencing on the first day of the month during which (a) Tenant’s Transfer Consideration from the particular Transfer exceeds (b) the Leasing Expenses relating to the Transfer, plus the then amortized amount of the Improvement Expenses relating to such Transfer (but, in the case of any sublease of the 930 DeGuigne Building, not sooner than the second anniversary of the Lease Commencement Date), and continuing on the first day of each succeeding month during the term of such agreement, Transferee shall pay directly to Landlord fifty percent (50%) of the amount by which (1) Tenant’s Transfer Consideration received for such month exceeds (2) the sum of (i) the Monthly Rent payable by Tenant under this Lease with respect to the Contemplated Transfer Space for such month, plus (ii) the amortized amount of the Improvement Expenses relating to such Transfer that are allocated to such month, plus (iii) any other sums paid by Tenant to Landlord for the use and occupancy of the Contemplated Transfer Space pursuant to this Lease for such month, such as payments for Capital Repairs pursuant to Section 7.1.4 or payments for

Alterations to comply with Laws pursuant Section 25.1.2 (any such payments described in this clause (iii) are herein referred to as “Additional Rent Payments”), but Additional Rent Payments shall exclude any sums paid to Landlord pursuant to this Lease for repairs, replacements or improvements, or as a result of any Claims, to the extent arising from the negligence or willful misconduct of Tenant or any Tenant Parties (other than the Transferee, unless such sums are reasonably recoverable by Tenant from the Transferee) or any sums paid to Landlord pursuant to Tenant’s indemnity obligations hereunder, including Tenant’s Environmental Indemnity (except to the extent such indemnity obligations arise from the acts or omissions of the Transferee and such sums paid by Tenant are not reasonably recoverable by Tenant from the Transferee) (any such Additional Rent Payments shall be calculated, if such Additional Rent Payments also affect other space in the Building or Project, on a per rentable square foot or other equitable basis under the circumstances); provided, however, that if the foregoing formula (ignoring for this purpose only the amortized amount of the Improvement Expenses) results in a negative number for any month, any such negative amount shall be carried over and applied to reduce the amounts owing under the formula in successive months. In the case of an assignment, Tenant and the assignee shall be jointly and severally liable for payment of any Transfer Premium.

14.3.4 Upon Landlord’s request, Tenant shall provide Landlord with reasonable documentation of Tenant’s calculation of the Transfer Premium. Landlord or its authorized representatives shall have the right, at all reasonable times, to audit the books, records and papers of Tenant relating to a Transfer, and shall have the right to make copies thereof. If the Transfer Premium is found to be understated, Tenant shall pay the deficiency within 10 days after demand, and if the Transfer Premium is understated by more than 5%, Tenant shall pay Landlord’s costs of such audit.

14.4      Landlord’s Option to Recapture.    Notwithstanding anything to the contrary in this Article 14, except in the case of a Permitted Transfer (defined in Section 14.8 below), if Tenant proposes any Transfer affecting the entirety of the Premises for a term that is effective during the final twelve (12) months of the Lease Term, then Landlord shall have the option, in lieu of consenting to a proposed Transfer, to recapture the Premises by giving written notice to Tenant within 30 days after receiving the Transfer Notice. Such recapture shall automatically terminate this Lease as of the Contemplated Effective Date.

14.5      Effect of Consent.    If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall not be deemed to have been waived or modified, (ii) such consent shall not be deemed a consent to any further Transfer by Tenant or any transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish, upon Landlord’s request, a complete statement, certified by an independent certified public accountant or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium resulting from such Transfer; and (v) such consent shall, so long as the Transferee waives, for itself, its (direct or indirect) owners, the respective beneficiaries, trustees, officers, directors, employees or agents of the Transferee and such Transferee owners, and its Casualty insurance carrier, any right of recovery against Landlord, Landlord’s (direct or indirect) owners, or any of the respective beneficiaries, trustees, officers, directors, employees or agents of Landlord and such landlord owners consistent with the waiver made by Tenant pursuant to Section 10.5 above, Landlord shall waive, and shall cause its insurance carrier to waive, any such right of recovery against the Transferee, and any of Transferee’s (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all obligations of Tenant under this Lease. No Transfer, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from any liability under this Lease. If this Lease is guaranteed by a third party, Landlord’s consent to any Transfer shall not be effective unless any guarantor of this Lease also consents to such Transfer in writing.

14.6      Additional Transfers.    For purposes of this Lease, the term “Transfer” shall also include (a) if Tenant is a closely held professional service firm, the withdrawal (whether voluntary, involuntary or by operation of law) of equity owners holding 25% or more of the equity interests in the entity within a 12-month period; and (b) in all other cases, any transaction(s) (a “Change of Control”) resulting in the acquisition of a Controlling Interest (defined below) by one or more parties, none of which, alone or together with other parties, owned a Controlling Interest immediately before such transaction(s). As used herein, “Controlling Interest” means any direct or indirect equity or beneficial ownership interest in Tenant that confers upon its holder(s) the power to control Tenant. As used in this Article 14, “control” means, with respect to any party, the direct or indirect power to direct the ordinary management and policies of such party, whether through the ownership of voting securities, by contract or otherwise (but not through the ownership of voting securities listed on a recognized securities exchange). Notwithstanding anything to the contrary in this Lease, neither a Transfer nor a “Change of Control” shall be deemed to have occurred as a consequence of any issuance or transfer of stock in a public exchange, or in connection with any public financing to Tenant.

14.7      Occurrence of Default.    Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to: (i) treat such agreement as cancelled and repossess the Contemplated Transfer Space by any lawful means, or (ii) require that the transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement. If and so long as Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured. Such transferee shall rely on any representation by Landlord that Tenant is in Default, without any need for confirmation thereof by Tenant. No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of this Article 14, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing (except for the obligation to make the payments so received by Landlord). In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

14.8      Permitted Transfers.    Notwithstanding anything to the contrary in this Article 14, Tenant may, without Landlord’s prior written consent pursuant to Section 14.1 above, (1) permit a Change of Control to occur, (2) sublet all or any portion of the Premises to an Affiliate of Tenant or assign this Lease to any of the following (a “Permitted Transferee”): (a) an Affiliate of Tenant, (b) a successor to Tenant by merger, non-bankruptcy reorganization, or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets or Tenant’s capital stock (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer (or if Tenant is bound to keep the transaction confidential within 3 business days after announcement of the Transfer), Tenant notifies Landlord of such Transfer and supplies Landlord with any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8, (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations under this Lease; (iii) in the case of an assignment pursuant to clause (b) above or any Change of Control, (A) the successor entity (including Tenant, following a “reverse triangular merger” or other similar transaction), has a net worth (computed in accordance with generally accepted accounting principles) immediately after the Transfer that is not less than the Net Worth Requirement (as defined below), and (B) if Tenant before the Transfer is a closely held professional service firm, at least 75% of the equity interests in the entity immediately after the Transfer are held by persons who held at least 75% of the equity interests in the entity one year prior to the date of the Transfer; (iv) except in the case of a Change of Control, the Transferee is qualified to conduct business in the State of California immediately upon the Transfer, (v) in the case of a Change of Control, the Tenant under the Lease immediately after the Change of Control meets the Net Worth Requirement; (vi) any such proposed Transfer is made in good faith and not, whether in a single transaction or in a series of transactions, as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Article 14, and (vii) any Default by Tenant under this Lease is cured concurrently with the consummation of the closing of the Permitted Transfer. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party. For purposes hereof, the “Net Worth Requirement” shall be deemed satisfied if, as of the date immediately after the Transfer or Change of Control, the Tenant under this Lease meets one of the following criteria: (x) a Moody’s credit rating of not less than Aa3 and a Standard & Poor’s credit rating of not less than AA- (provided that the possession of one such agency rating shall be sufficient if there exists no applicable rating by the other agency); or (y) a Net Worth at least equal to the Net Worth of the Tenant immediately prior to the Transfer or Change of Control.

ARTICLE 15

SURRENDER OF PREMISES;

REMOVAL OF PERSONAL PROPERTY AND TRADE FIXTURES

15.1      Surrender of Premises.    No act or omission by any Landlord Party during the Lease Term, including acceptance of keys to the Premises, shall be deemed an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall, subject to the provisions of Section 8.5 above and this Article 15, quit and surrender possession of the Premises to Landlord with all of Tenant’s Repair Obligations performed in accordance with the provisions of Section 7.1 above, all of “Tenant’s Compliance Obligations” performed in accordance with the provisions of Section 25.1 below and otherwise in the condition required by Section 25.2.6 below (collectively, the “Required Repair and Surrender Condition”). Without limiting the generality of the foregoing, upon surrender of the Premises, Tenant shall, at Tenant’s sole cost and expense, have performed (or caused to be performed) the following to Landlord’s reasonable satisfaction: (a) all interior walls of the Buildings shall, if marked or damaged, be repaired to the Required Repair and Surrender Condition, (b) all carpets shall be shampooed and cleaned, and all floors cleaned and waxed, (c) all broken, marred or nonconforming acoustical ceiling tiles shall be replaced so as to conform to the Required Repair and Surrender Condition, and (d) the Building Systems and lighting shall be in the Required Repair and Surrender Condition, including any burned out or broken light bulbs or ballasts replaced as required to place them in the Required Surrender Condition, and, unless and to the extent such obligations have then been assumed by Landlord pursuant to Section 7.1.2 above, Tenant shall have caused to be performed, at Tenant’s sole cost and expense, all such Building Systems, including all HVAC equipment, to be audited by a reputable and licensed service firm reasonably acceptable to Landlord to confirm that it is in the Required Repair and Surrender Condition. If Tenant fails to surrender possession of the Premises to Landlord in accordance with this Section 15.1, then, in addition to all of Landlord’s other rights and remedies, Landlord may, but need not, perform the required repairs, replacements and other work in and to the Premises, and Tenant shall pay Landlord the cost thereof, including a fee for Landlord’s oversight and coordination of such work equal to 10% of its cost, within twenty (20) days after receipt of an invoice therefor.

15.2      Removal of Property.  Not later than the expiration or earlier termination of this Lease, Tenant shall, without expense to Landlord, (i) cause to be removed from the Premises all items that Tenant elects to remove and is permitted to remove and all other items that Tenant is required to remove under the terms of Section 8.5, and all Lines (defined in Section 30.28 below), except for any Lines not required to be removed under Section 30.28 below), and (ii) repair all damage to the Premises resulting from such removal. If Tenant fails to timely perform such removal and repair, then (a) Landlord may do so and charge the costs thereof (including storage costs) to Tenant, and (b) for purposes of Article 16 below, Tenant shall be deemed to be in holdover of any Building not surrendered to Landlord in the Required Repair and Surrender Condition, until such removal and repair is complete. If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, Landlord may deem all or any part of such property to be, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned; provided, however, that if and so long as Tenant diligently commences to remove such property from the Premises, or from storage, within such 30-day period and thereafter diligently proceeds to complete such removal, then such 30-day period shall be extended for an additional ten (10) business days.

15.3      Survival.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant contained in this Article 15 shall survive the expiration of the Lease Term or any earlier termination of this Lease.

ARTICLE 16

HOLDING OVER

If Tenant fails to surrender any Building, or portion of any Building, upon the expiration or earlier termination of this Lease, such tenancy shall be subject to all of the terms and conditions hereof; provided, however, that, at the election of Landlord, such tenancy shall be a tenancy at sufferance or a tenancy from month-to-month (terminable by either party by delivery of 15 days written notice), with respect to the entirety of such unsurrendered Building(s) only and shall not constitute a renewal hereof or an extension for any further term, and Tenant shall pay Base Rent for such unsurrendered Building(s) at a monthly rate equal to (a) for the [*****] of such holding over, [*****] applicable during the last calendar month of the Lease Term; and (b) [*****] applicable during the last calendar month of the Lease Term (or such other rate as Landlord and Tenant may mutually agree in their sole discretion). Nothing in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or earlier termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or waive any other rights or remedies of Landlord provided herein or at Law. If Landlord is unable to deliver possession of the Premises, or any portion thereof, to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover in any portion of the Premises, Tenant shall be liable for all damages, including lost profits, that Landlord incurs as a result of the holdover.

ARTICLE 17

ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS

Within 15 business days after Landlord’s written request, Tenant shall execute and deliver to Landlord’s prospective lenders and transferees, and within 15 business days after Tenant’s written request, Landlord shall execute and deliver to Tenant’s prospective lenders and transferees, a commercially reasonable estoppel certificate in favor of such third parties as the requesting party may reasonably designate, including current and prospective Security Holders and prospective purchasers. Such estoppel

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

certificate may contain, without limitation, a statement (i) that this Lease, as amended to date, is in full force and effect; (ii) that Tenant is paying Rent on a current basis; (iii) as to the existence, to the responding party’s knowledge, of any defaults by the other party, rights to offset against Rent, or claims against the other party; (iv) of the Lease Commencement Date and the Lease Expiration Date; (v) of the amount of Base Rent that is due and payable; (vi) of the amounts of Tenant’s Estimated Direct Expenses; (vii) of the status of any improvements or repairs required to be completed by Landlord or Tenant in the Premises; and (viii) of the amount of any Security Deposit and/or any Letter of Credit. Upon delivery (or deemed delivery) of an estoppel certificate, the responding party shall be estopped from asserting a contrary fact or claim against the party(ies) to whom such estoppel certificate is addressed that is inconsistent with the matters addressed in the estoppel certificate, and such recipient party(ies) may rely upon the statements made in such estoppel certificate. Upon Landlord’s request at any time during the Lease Term, if Tenant is not a public reporting company, Tenant shall provide to Landlord, for Tenant’s current fiscal year and the two (2) preceding fiscal years, its best available financial statements and, if consistent with Tenant’s normal practice, audited by an independent certified public accountant. Landlord shall exercise commercially reasonable efforts to keep all such financial statements confidential, provided that Landlord may disclose the same to existing or prospective lenders, investors, partners, purchasers or other persons reasonably having a need to review such financial statements who agree in writing to keep such statements confidential in accordance with this Section.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all ground or underlying leases, mortgages, trust deeds and other encumbrances now or hereafter in force against the Buildings or Project, any loan document secured by any of the foregoing (a “Loan Document”), all renewals, extensions, modifications, supplements, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto; provided, however, that such subordination shall not be effective with respect to any future Security Agreement, unless and until the Security Holder of such Security Interest delivers a subordination, non-disturbance and attornment agreement (“SNDA”) from the applicable Security Holder, which SNDA shall provide commercially reasonable protections for Tenant comparable in all material respects to those set forth in the Initial SNDA. In the event of the enforcement by any Security Holder of any remedy under any Security Agreement or Loan Document, Tenant shall, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as Landlord under this Lease without change in the provisions hereof, provided that such party has delivered a SNDA to Tenant as provided above and agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. In no event shall any such Security Holder or successor in interest be liable for or bound by (i) any payment of an installment of Rent or Additional Rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under the Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Project), or (iii) any credits, claims, setoffs or defenses which Tenant may exist against Landlord. Landlord’s interest herein may be assigned as security at any time to any Security Holder. Tenant shall, within 10 days of request by Landlord, any Security Holder or other successor in interest, execute such further instruments as such party may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any Security Agreement, and/or any such attornment pursuant to this Section. Tenant hereby waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder in the event of any foreclosure.

The “Additional Provisions” attached hereto as Exhibit F are incorporated herein by this reference and made a part hereof.

ARTICLE 19

DEFAULTS; REMEDIES

19.1      Events of Default.  The occurrence of any of the following shall constitute a “Default”:

19.1.1  Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after written notice; or

19.1.2  Abandonment of the Premises by Tenant (as “abandonment” is defined in Section 1951.3 of the California Civil Code);

19.1.3  Except as otherwise provided in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease where such failure continues for 30 days after written notice from Landlord; provided that if such failure cannot reasonably be cured within such 30-day period, Tenant shall not be deemed to be in Default if it diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within a reasonable time after Landlord’s written notice; or

19.1.4  Any failure by Tenant to observe or perform the provisions of Articles 5, 14, 17 or 18 above where such failure continues for more than two (2) business days after notice from Landlord; or

19.1.5  Tenant becomes in breach of Section 30.18.1.2 or 30.18.1.3 below.

The notice periods provided herein shall, at the election of Landlord, run concurrently with any notice periods provided by Law, and any notice delivered in order to be entitled to commence an unlawful detainer proceeding which identifies the alleged Tenant Default shall satisfy the notice condition for a Default pursuant to this Section.

19.2      Remedies Upon Default.    Upon the occurrence of any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand.

19.2.1  Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof in any manner permitted by Law, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)        The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b)        The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)        The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d)        Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including unamortized brokerage commissions and advertising expenses, and expenses of placing the Premises in the Required Surrender Condition, ; and

(e)        At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

As used in Sections 19.2.1(a) and (b) above, the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of the following (the “Default Rate”): (i) the Prime Rate plus five percent (5%) per annum, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. As used in this Lease, the term “Prime Rate” means the prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which The Wall Street Journal is published in the month preceding the month in which the subject sums are payable or incurred.

19.2.2  Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

19.2.3  Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law or this Lease, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3      Subleases of Tenant.    If Landlord elects to terminate this Lease on account of any Default as set forth in this Article 19, Landlord shall have the right to (a) terminate any sublease, license, concession or other occupancy agreement entered into by Tenant and affecting the Premises, or, in Landlord’s sole and absolute discretion, or (b) succeed to Tenant’s interest in such subleases, licenses, concessions or other agreements. If Landlord elects to succeed to Tenant’s interest in any such subleases, licenses, concessions or other agreements, Tenant shall, as of the date of Landlord’s notice of such election, have no further right to or interest in the Rent or other consideration receivable thereunder.

19.4      Efforts to Relet.    Unless Landlord provides Tenant with express written notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant hereby waives, for Tenant and for all those claiming by, through or under Tenant, the provisions of Section 3275 of the California Civil Code and Sections 1174(c) and 1179 of the California Code of Civil Procedure and any rights, now or hereafter existing, to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination of this Lease; provided, however, that, not more than one time during the Lease Term, Tenant may assert its rights under such provisions in connection with a non-monetary Default by Tenant only, and only on the condition that (i) such Default not result in an emergency situation, with an imminent threat to the life or safety of any persons or material damage to property, or a situation that would materially and adversely affect the condition of any of the Buildings, the Building Systems or the Project generally, and (ii) concurrently with asserting such rights, Tenant pays all sums owing by Tenant pursuant to Section 19.2.1 with respect to such Default.

19.5       Landlord Defaults.

19.5.1  Landlord shall not be in default hereunder unless it fails to begin within 30 days after written notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any failure of Landlord to meet its obligations hereunder. If Landlord is in default, Tenant shall, except as otherwise specifically provided in this Lease to the contrary, have rights and remedies available at Law or in equity (which shall be cumulative with each other), including without limitation, the right to seek actual damages, declaratory, injunctive or other equitable relief, to specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.5.2  Without limiting Tenant’s other rights provided in this Lease, if Landlord is in default of Landlord’s maintenance or repair obligations under this Lease and has failed to perform such obligations within thirty (30) days after written notice from Tenant (provided that, if such default poses an immediate threat to person or property, then only such cure period as is reasonable under the circumstances shall be required), then, unless Landlord has commenced and is proceeding with due diligence to complete such work, Tenant may, if Landlord’s failure continues for three (3) business days following a second written demand from Tenant to Landlord and Security Holder (which demand shall specifically reference Tenant’s intent to exercise its remedies in this Section 19.5), perform such work and bill Landlord for the reasonable cost thereof; provided, however, that such three (3) business day second notice shall not be required if Landlord’s default poses an immediate threat to person or property and if Tenant’s initial default notice to Landlord specifically references Tenant’s intent to exercise its remedies in this Section 19.5). Landlord shall pay for the reasonable cost of such work, together with interest thereon at the Default Rate from the date of Landlord’s default, within thirty (30) days after receipt of written demand for payment from Tenant, together with reasonable supporting documentation for such costs. Any such maintenance or repair work performed by Tenant pursuant to this Section 19.5 shall be performed in accordance with the terms and conditions set forth in Section 7.1 above; provided, however, that if Landlord fails to timely respond to requests for approval or otherwise fails to timely cooperate in the maintenance or repair work performed by Tenant as required by Section 7.1 above (or the provisions of Article 8 incorporated therein), then Tenant shall be permitted to perform such work using qualified contractors which normally and regularly perform similar work in comparable office/R&D projects, in a good and workmanlike manner and in conformance with all applicable Laws. Tenant’s and Landlord’s rights and obligations under this Section 19.5.2 shall survive the expiration or any earlier termination of this Lease.

19.5.3  Notwithstanding any provision of this Lease to the contrary, Tenant hereby covenants that prior to the exercise of any remedies for a default or breach by Landlord (except for

Tenant’s remedies set forth in Section 19.5.2 above or Section 19.6 below, which shall be governed by the express provisions of those Sections), Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been given notice of its name and address for such purpose; provided, however, that, in the case of any emergency, Tenant shall be permitted to take such actions as are reasonably necessary and to provide the Security Holder with the required notice reasonably promptly under the circumstances.

19.6      Abatement Event. Without limiting Tenant’s other rights provided in this Lease, if the entirety of one or more Buildings, or a material portion of one or more Buildings, is made untenantable for the conduct of a Permitted Use then being made of such Building or inaccessible as a result of (a) Landlord’s failure to timely perform any of its obligations under this Lease, or (b) the presence of Hazardous Substances brought on the Premises by Landlord or a Landlord Party or (c) the presence of Hazardous Substances referenced in the Landlord Environmental Reports (defined below) (or any break-down products thereof) on or about the Premises that (i) violate Environmental Laws on the date of this Lease or (ii) causes any governmental authority to determine that the Premises or any portion thereof are not reasonably suitable for the conduct of the Permitted Use then being made of the Premises (such circumstances set forth in items (a), (b) or (c) above shall be an “Abatement Event”), then Tenant shall give notice of such Abatement Event to Landlord and any Security Holder of which Tenant has been given notice, and if such Abatement Event continues for [*****] the “Abatement Eligibility Date”), then Monthly Rent shall be abated for the period beginning on the day immediately following the Abatement Eligibility Date and ending on the day that the affected Building(s) are made tenantable for the conduct of Tenant’s business and accessible; provided, however, that in the event of any Abatement Event described in clause (c) above, Monthly Rent shall be abated hereunder only to the extent that any Business Interruption and Extra Expense Insurance carried by Tenant does not cover such Monthly Rent obligation (or cover the monthly rent obligation in any premises to which Tenant relocates its business operations as a result of such Abatement Event). If an Abatement Event renders less than the entire Premises untenantable for the conduct of the Permitted Uses being made of the Premises or inaccessible, the amount of Monthly Rent abated shall be prorated in proportion to the percentage of the rentable square footage of the Premises that is rendered untenantable for the conduct of Tenant’s business or inaccessible. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then the terms of such Article 11 or 13, as the case may be, shall govern Tenant’s right to abate Rent and the terms of this Section 19.6 shall not be applicable thereto.

ARTICLE 20

RIGHTS RESERVED TO LANDLORD

In addition to any and all other rights reserved by Landlord hereunder, Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to Tenant of any kind; provided, however, that Landlord shall not, however, exercise any of the following rights if the same would constitute a breach of any of Landlord’s obligations or other covenants contained in this Lease, or in such manner as (a) would unreasonably interfere with Tenant’s use of, access to, or parking at the Premises or (b) materially increases the obligations or decreases the rights of Tenant under this Lease:

20.1      Preparation for Reoccupancy.  To decorate, remodel, repair, alter or otherwise prepare the Premises (or any Building) for reoccupancy at any time after Tenant permanently vacates the Premises (or any Building), without relieving Tenant of any obligation to pay Rent.

20.2      Use of Lockbox.  To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent’s receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, if the applicable payment is not payment in full for the corresponding obligation, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within a reasonable time after such receipt or collection a check equal to the amount sent by Tenant.

20.3      Repairs and Alterations.  To perform the repairs of Landlord required pursuant to Section 7.2 or elsewhere in this Lease and, in doing so, to transport any required material through the Project, to temporarily close entrances or other facilities in the Project, or to temporarily suspend use of Exterior Areas as reasonably necessary for such repair work. Landlord may perform any such repairs during ordinary business hours, except that Tenant may require any work in the Buildings to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.4       Other Actions.    To take any other action that is reasonable in connection with the operation, maintenance or preservation of the Buildings and the Project and not in violation of this Lease.

ARTICLE 21

LANDLORD EXCULPATION

The liability of the Landlord Parties to Tenant under or relating to this Lease, the Premises or Landlord’s operation, management, leasing, repair, renovation or alteration of the Premises shall be limited to an amount equal to Landlord’s interest in the Project or the rent, sales, insurance or condemnation proceeds received by Landlord in connection with the Project (“Landlord’s Proceeds”). Tenant shall look solely to Landlord’s interest in the Project and Landlord’s Proceeds thereof for the recovery of any judgment or award against any Landlord Party. No Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant hereby waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Article 21 shall inure to the benefit of the Landlord Parties’ present and future partners, members, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner or member of Landlord (if Landlord is a partnership or limited liability company) or any trustee or beneficiary of Landlord (if Landlord or any partner or member of Landlord is a trust) have any personal liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, or loss of use, or for any form of special or consequential damage, in each case however occurring; provided, however, that if Landlord breaches the provisions of Article 14 above, Tenant’s suit for contract damages may include loss of rents from the proposed Transfer and other direct damages suffered by Tenant as a result of Landlord’s breach.

ARTICLE 22

SECURITY DEPOSIT

Concurrently with its execution and delivery of this Lease, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations under this Lease. If Tenant defaults under any provision of this Lease, Landlord may, at its option, without notice to Tenant, apply such portion of the Security Deposit as is required to pay any past-due Rent, cure any default by Tenant, or compensate Landlord for any other loss or damage caused by such default (including all Rent or other damages due upon termination of this Lease pursuant to Section 19.2.1 above). If Landlord so applies any portion of the Security Deposit, Tenant shall, within five (5) business days after written demand therefor, restore the Security Deposit to its original amount, and Tenant’s failure to do so shall, at Landlord’s option, be an incurable Default. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 30 days after the latest to occur of (a) the expiration of the Lease Term, or (b) Tenant’s vacation and surrender of possession of the Premises in accordance with the requirements of this Lease. Landlord may assign the Security Deposit to a successor Landlord under this Lease and thereafter shall have no further liability to Tenant for the return of the Security Deposit. Tenant shall not be entitled to any interest on the Security Deposit and Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and any other Law governing the manner of application or timing of the return of a security deposit. Notwithstanding the foregoing to the contrary, in lieu of a cash Security Deposit, Tenant may deposit with Landlord a Letter of Credit (as defined in and pursuant to the terms of Exhibit F).

ARTICLE 23

RESERVED

ARTICLE 24

SIGNS

24.1      Signage Rights.  Subject to the terms and conditions of this Article 24, Tenant may, at its sole cost and expense, place signage identifying the Original Tenant and, to the extent permitted below, a Transferee on the exterior of any Building (“Building Signage”) or on any Project monument (“Monument Signage” and collectively the “Signage”). The graphics, materials, size, color, design, lettering, lighting (if any), specifications and exact location of the Signage (collectively, the “Signage Specifications”) shall be subject to approval by Landlord, which shall not be unreasonably withheld or delayed provided the same are consistent with Landlord’s signage standards attached hereto as Exhibit H (“Signage Standards”). In addition, the Signage and all Signage Specifications therefor shall be subject to Tenant’s receipt of all required governmental permits and approvals, and shall be subject to all applicable Laws, the Signage Standards and all Underlying Documents. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of the Signage and/or the Signage Specifications therefor, Landlord has made no representations or warranties to Tenant with respect to the probability of obtaining such approvals and permits. In the event Tenant does not receive the necessary permits and approvals for the Signage, Tenant’s and Landlord’s rights and obligations under the remaining provisions of this Lease shall not be affected. The cost of installation of the Signage, as well as all costs of design and construction of such Signage and all other costs associated with such Signage, including, without limitation, permits, maintenance and repair, shall be the sole responsibility of Tenant. Any approved Signage shall be installed and removed at Tenant’s expense. Tenant, at its sole expense, shall maintain all Signage in good condition and repair during the Term. Prior to the expiration or earlier termination of this Lease, Tenant at its sole cost shall remove all of its Signage and repair any and all damage caused to the Buildings and/or Project (including any fading or discoloration) by such Signage and/or the removal of such Signage from the Buildings and/or Project.

24.2      Rights Personal to Tenant; Occupancy Requirements.  Tenant’s Signage Rights are personal to, and may be exercised only by the Original Tenant and not by any assignee, sublessee or Transferee of Tenant’s interest in this Lease, except that Tenant may transfer rights to the Signage to a Permitted Assignee, provided that such Permitted Assignee occupies at least fifty percent (50%) of the rentable square footage of the Premises and the name of the Permitted Assignee is not an “Objectionable Name” as that term is defined below. Notwithstanding the foregoing, (a) Tenant’s rights to Monument Signage relating to a particular Building, if any, may be transferred to a Transferee consented to by Landlord pursuant to Article 14 or to a Permitted Assignee, provided that such Transferee leases and occupies at least fifty percent (50%) of the rentable square footage of such Building and the name of the Transferee is not an “Objectionable Name”; and (b) as to each Building, Tenant’s rights to Building Signage may be transferred to a Transferee consented to by Landlord pursuant to Article 14 or to a Permitted Assignee, provided that such Transferee leases and occupies one hundred percent (100%) of the rentable square footage of the particular Building and the name of the Transferee is not an “Objectionable Name”. No other assignee, sublessee or Transferee of Tenant’s interest in this Lease shall have the benefit of any of Tenant’s Signage Rights. For purposes hereof, “Objectionable Name” means any name that in Landlord’s commercially reasonable judgment, detracts from or adversely affects the reputation, marketability or value of the Project.

ARTICLE 25

COMPLIANCE WITH LAW; HAZARDOUS SUBSTANCES

25.1      Compliance with Laws.

25.1.1    Tenant’s Obligations.  Except as expressly made the obligation of Landlord under Section 25.1.2, Tenant, at its expense, shall comply with all applicable Laws relating to (a) the operation of its business at the Project, or (b) the use, condition, configuration or occupancy of the Premises, including the Building Systems (collectively, “Tenant’s Compliance Obligations”); provided, however, that Tenant’s Compliance Obligations shall not include the performance of any Alterations to the Premises to comply with Laws if such Alterations would properly be classified as a capital expenditure under GAAP or would require structural modifications to the Building, unless such Alterations are related to or arise out of the following (“Tenant’s Specific Use”): (i) any Alterations made by Tenant or any Tenant Party to the Premises, (ii) any Tenant Specialized Improvements or (iii) the use of the Premises for purposes other than general office use. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, upon request by Landlord, Tenant shall provide a copy of such document to Landlord promptly after request. In addition, if a change to any Building or Exterior Areas becomes required under any applicable Law as a result of Tenant’s Specific Use, Tenant’s Compliance Obligations shall include and Tenant, upon demand, shall (x) make such change at Tenant’s cost or, (y) if Tenant so elects, pay Landlord the cost of making such change, and pay Landlord a fee for Landlord’s oversight and coordination of such work equal to 1.5% of its cost. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated (or that, because of Tenant’s Specific Use, a change to the Building or Exterior Areas has become required under) any of such applicable Laws shall be conclusive of that fact as between Landlord and Tenant. As used herein, “Laws” means the laws, ordinances, regulations and requirements, whether now or hereafter in effect, of the United States of America, the State of California, the local municipal or county governing body, and any other lawful authority having jurisdiction over the Project or the parties. Notwithstanding anything to the contrary in this Lease, this provision shall not apply to any express obligation of Landlord under Section 25.1.2, any failure of the Premises to be in the Required Delivery Condition on the Premises Delivery Date, any failure of the Landlord’s Work to comply with Laws or any obligation of the parties to comply with Environmental Laws (which shall be governed by

Section 25.2 below). Landlord shall promptly undertake and complete, at its cost, any change to the Premises or Landlord’s Work required to correct any failure of Landlord’s Work to comply with applicable Law.

25.1.2    Landlord’s Obligations.  Landlord shall comply with all applicable Laws relating to the Base Building, except to the extent related to or arising out of Tenant’s Specific Use, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises or the Tenant’s cost of performing its obligations under this Lease. Nothing contained herein, however, shall be deemed to prohibit Landlord from obtaining a variance or relying upon a grandfathered right in order to achieve compliance with applicable Laws so long as Landlord’s failure to comply with current Applicable Laws does not prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Expenses any costs or expenses incurred by Landlord under this Article 25 to the extent not prohibited by the terms of Section 4.2.2 above. In addition, upon Tenant’s request, Landlord shall be responsible to make all Alterations to the Premises to comply with Laws if such Alterations would properly be classified as a capital expenditure under GAAP or would require structural modifications to the Buildings, unless such Alterations are related to or arise out of Tenant’s Specific Use, subject, however, to the following: except to the extent excluded from Expenses by Section 4.2.2(k), Tenant shall pay to Landlord, as Additional Rent, in equal monthly installments hereunder with Base Rent, the portion of the cost of such Alterations allocable to the remaining Term (including any Extension Term), which portion shall be determined by amortizing the cost of such Alterations on a straight line basis over the useful life thereof (as Landlord shall reasonably determine in accordance with GAAP), together with interest on such amortized amount calculated at the lesser of (i) eight percent (8%) per annum or (ii) the maximum legal rate of interest allowed by the State of California.

25.2      Hazardous Substances; Mold Conditions.

25.2.1    Prohibition Against Hazardous Substances.

(a)        Tenant shall not cause or knowingly or negligently permit any Hazardous Substances (as defined below) to be brought upon, produced, treated, stored, used, discharged or disposed of in the Project (“Tenant’s Hazardous Substances”) without Landlord’s prior written consent, which Landlord may give or withhold in its sole discretion; provided, however, that (i) Tenant may handle, store, use or dispose of small quantities of customary office and cleaning supplies in the conduct of Tenant’s business, (ii) those items disclosed in the Initial Disclosure Certificate, as defined in Section 25.2.4 below, are hereby approved by Landlord, and (iii) Landlord shall not unreasonably withhold, condition, or delay its consent to Hazardous Substance to be used in the conduct of Tenant’s business in compliance with Applicable Law, so long as Tenant has provided to Landlord assurance reasonably satisfactory to Landlord that such Hazardous Substances will not contaminate the Premises or pose a threat or damages to the health or safety of the occupants or invitees of the Premises. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant and other Tenant Parties shall strictly comply with all applicable Laws. Tenant shall be solely responsible for obtaining and complying with all permits necessary for the maintenance and operation of its business, including, without limitation, all permits governing the use, handling, storage, treatment, transport, discharge and disposal of Hazardous Substances. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any Claims (including, without limitation, diminution in value of the Project, damages for the loss or restriction on use of leasable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, Remedial Work, and sums paid in settlement of claims) to the extent resulting from or arising out of the use, storage, treatment, transportation, release, or disposal of any Tenant’s Hazardous Substances in, on or from the Buildings or the Project during the Term (“Tenant’s Environmental Indemnity”).

(b)        Landlord shall have the right, at any time, but not more than one (1) time in any calendar year (unless (x) Landlord has reasonable cause to believe that Tenant has failed to fully comply with the provisions of this Section 25.2, or (y) required by any lender or governmental agency), to inspect the Premises and conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 25.2. The costs of all such inspections, tests and investigations indicating a violation of this Section by Tenant shall be borne solely by Tenant if Tenant is in breach or violation of its obligations under this Article 25 or any subsection hereof. The foregoing rights granted to Landlord shall not, however, create (i) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant or any Tenant Party with respect to Hazardous Substances, including, but not limited to, Tenant’s operation, use or remediation thereof, or (ii) liability on the part of Landlord or any Landlord Party for Tenant’s use, storage, treatment, transportation, release, or disposal of any Hazardous Substances, it being understood that Tenant shall be solely responsible for all liability in connection with Tenant’s Hazardous Substances. Any such entry on the Premises by Landlord for inspection or testing shall comply with Article 28.

25.2.2    Landlord Notification. Within a reasonable time following Tenant’s knowledge of any unauthorized release, spill or discharge of Tenant’s Hazardous Substances, in, on, or about the Premises, Tenant shall provide written notice to Landlord fully describing the event. Tenant shall also provide Landlord with a copy of any document or correspondence submitted by or on behalf of Tenant to any regulatory agency as a result of or in connection with any such unauthorized release, spill or discharge. Within a reasonable time (not more than five (5) business days) of receipt by Tenant of any warning, notice of violation, permit suspension or similar disciplinary measure by a governmental agency relating to Tenant’s actual or alleged failure to comply with any environmental law, rule, regulation, ordinance or permit relating to Tenant’s Hazardous Substances at the Premises, Tenant shall provide written notice to Landlord.

25.2.3    Remedial Work. If any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or remediation of Tenant’s Hazardous Substances (collectively, “Remedial Work“) is required under any applicable Laws as a result of the handling, use, storage, treatment, transportation or disposal of any Tenant’s Hazardous Substances, then Tenant shall perform or cause to be performed the Remedial Work in compliance with applicable Laws or, if Tenant Defaults in the performance of such Remedial Work, at Landlord’s option, Landlord may cause such Remedial Work to be performed and Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord, and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord, which approvals by Landlord shall not be unreasonably withheld, conditioned or delayed. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the reasonably incurred charges of such contractor(s) or the consulting engineer, and Landlord’s reasonable attorneys’ and experts’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

25.2.4    Hazardous Substances Disclosure Certificate. Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit E and incorporated herein by this reference. The completed Hazardous Substances Disclosure Certificate shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall, at such times as Tenant desires to handle, produce, treat, store, use, discharge or dispose of new or additional Hazardous Substances on or about the Premises that were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Substances on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit E or in such updated format as Landlord may reasonably require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use, storage, handle, discharge or disposal of new or additional Hazardous Substances on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Substances in its reasonable discretion. Tenant shall make no use of Hazardous Substances on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Section 25.2.

25.2.5     Mold.

(a)        Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other plumbing facilities and fixtures, break rooms, in and around outside walls, and in and around HVAC systems and associated drains) for the prevention of mold (such measures, “Mold Prevention Practices”). Tenant will, at its sole cost and expense keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture, and prevention of mold within the Premises, are integral to its obligations under this Lease.

(b)        Tenant, at its sole cost and expense, shall:

(1)        Reasonably monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”); and

(2)        Immediately notify Landlord in writing if it observes, suspects, has reason to believe that mold or Mold Conditions exist at the Premises.

In the event of suspected mold or Mold Conditions at the Premises, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present at the Premises; provided, however that any such inspection will be conducted in accordance with Article 28.

(c)        Notwithstanding anything to the contrary in this Lease, Tenant shall not be responsible for, and upon request, Landlord at its sole cost, shall take all actions necessary to investigate, identify, and remediate any mold to the extent that such remediation is necessitated by (i) any deficiency in the Required Delivery Condition as of the Premises Delivery Date, (ii) any defect or condition arising in connection with Landlord’s Work, or (iii) any condition arising from Landlord’s failure to perform any repair, replacement or improvement which is Landlord’s obligation to perform under the provisions of this Lease.

25.2.6    Surrender. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of (a) mold or Mold Conditions caused or exacerbated by the negligent or intentional acts or omissions of Tenant or any Tenant Parties, and (b) Tenant’s Hazardous Substances placed on, about or near the Premises, in each case to the extent required by Environmental Laws. Tenant’s obligations and liabilities pursuant to the provisions of this Section 25.2 shall be in addition to any other surrender requirement in this Lease and shall survive the expiration of the Lease Term or any earlier termination of this Lease.

25.2.7    Definitions. As used in this Lease, the following terms shall be defined as follows:

(a)        “Hazardous Substances” means (1) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law (as hereinafter defined); (2) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (3) polychlorinated biphenyls (PCB’s); (4) asbestos and asbestos containing materials (whether friable or non-friable); (5) lead and lead based paint or other lead containing materials (whether friable or non-friable); (6) urea formaldehyde; (7) microbiological pollutants; (8) batteries or liquid solvents or similar chemicals; (9) radon gas; (10) mildew, fungus, mold, bacteria and/or other organic spore material, whether or not airborne, colonizing, amplifying or otherwise that is a danger to health; and (11) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws, (ii) causes or threatens to cause a nuisance on the Premises or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent area or property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass by a hazardous substance, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

(b)        “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including but not limited to the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material that is a Hazardous Substance. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.

25.3      Landlord’s Environmental Representations and Obligations.

25.3.1    Tenant acknowledges receipt of [*****] (“Landlord’s Environmental Reports”). Tenant also acknowledges that, based on the information [*****]. Landlord represents and warrants to Tenant that, to Landlord’s knowledge as of the date of this Lease and except as may be disclosed in Landlord’s Environmental Reports, the Premises do not contain any Hazardous Substances in amounts or conditions that violate applicable Environmental Laws; provided, however, that if the foregoing representation and warranty is untrue, then Landlord shall not be liable to Tenant for any damages, but Landlord, at no cost to Tenant, shall perform such investigation or monitoring of site conditions or Remedial Work as shall be required under applicable Environmental Laws. For purposes of this Lease, whenever the phrase “to Landlord’s knowledge” or the “knowledge” of Landlord or words of similar import are used, they shall be deemed to mean and are limited to the current actual knowledge only of [*****], at the times indicated only, and not any implied, imputed or constructive knowledge of such individual(s) or of Landlord or any Landlord Parties, and without any independent investigation or inquiry having been made or any implied duty to investigate. Furthermore, it is understood and agreed that such individual(s) shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transaction contemplated hereby.

25.3.2    If Landlord obtains knowledge of the presence of Hazardous Substances in, on or about the Premises in violation of applicable Environmental Laws, Landlord shall, [*****], provide written notice to Tenant, containing reasonable detail, of same. Landlord shall also provide Tenant with copies of any documents or correspondence submitted by or on behalf of Landlord to any regulatory agency in connection with such Hazardous Substances.

25.3.3    Landlord shall indemnify, defend and hold harmless the Tenant Parties from and against (a) [*****] that any such Tenant Parties may incur as a result of [*****] required of any such Tenant Parties by a governmental authority [*****], (b) any action, proceeding or claim (a “Cost Claim”) asserted against any Tenant Parties seeking to require such Tenant Parties to pay [*****] and (c) any actions, proceedings, investigations, damages, costs, expenses or liabilities asserted by any governmental authority [*****] the Premises as of the date of this Lease. Notwithstanding the foregoing, Landlord’s obligations under this Section 25.3.3 shall not apply to [*****] (i) to the extent covered by [*****], (ii) to the extent that the [*****] by the negligence or willful misconduct of any Tenant Party, or (iii) to the extent that [*****] by reason of the negligence or willful misconduct of any Tenant Party. In addition, the foregoing indemnity obligation shall not bind any party that acquires Landlord’s interest in the Project by foreclosure or deed in lieu of foreclosure.

25.4      Survival.  Tenant’s and Landlord’s representations and obligations under this Article 25 shall survive the expiration or of the Lease Term or any earlier termination of this Lease until all Claims within the scope of this Article 25 are fully, finally, and absolutely barred by the applicable statutes of limitations.

ARTICLE 26

LATE CHARGES

If any installment of Monthly Rent is not received by Landlord or Landlord’s designee within five (5) business days after its due date, Tenant shall pay to Landlord a late charge equal to the greater of 5% of the overdue amount or $250. In addition, any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at a rate equal to the Default Rate. Such late charges and interest shall be deemed Additional Rent, not liquidated damages, and Landlord’s right to collect such amounts shall not limit any of Landlord’s other rights and remedies hereunder or at Law. If Tenant fails to pay Monthly Rent when due more than twice in any 12-month period, then, notwithstanding anything in this Lease to the contrary, Landlord, at its option, may thereafter require Tenant to pay Base Rent and Direct Expenses quarterly in advance until Tenant has timely paid four such quarterly Rent payments.

ARTICLE 27

LANDLORD’S RIGHT TO CURE DEFAULT

Landlord shall have the right, at its option, to cure any Default (or, in the event of an emergency, any failure by Tenant to perform its obligations under this Lease), without waiving its rights and remedies based upon such Default (or failure to perform) and without releasing Tenant from any obligations hereunder, in which event Tenant shall pay to Landlord, upon demand, all costs incurred by Landlord in performing such cure (including reasonable attorneys’ fees). Tenant’s obligations under this Article 27 shall survive the expiration or sooner termination of this Lease.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 28

ENTRY BY LANDLORD

Landlord reserves the right, at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency), to enter the Premises (including the Buildings) to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, to current or prospective Security Holders or insurers, or, during the last 12 months of the Lease Term (or while an uncured Default exists), to prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations required of Landlord by this Lease. Notwithstanding anything to the contrary in this Article 28, Landlord may enter the Premises (including the Buildings), at any time and without prior notice to Tenant, to (A) take possession of the Premises in accordance with Section 19.2 above; or (B) exercise its rights under Article 27 above. Upon entry, Landlord shall take such steps as are reasonably required to minimize to the extent reasonably possible interference with the use of the Premises by Tenant, and shall comply with Tenant’s reasonable security and safety requirements, including, as reasonably requested by Tenant, to be accompanied by a Tenant representative. Landlord shall at all times have a key with which to unlock all the entry doors in or on the Premises. In an emergency, Landlord shall have the right to use any means Landlord may reasonably deem proper to open the doors in and to the Buildings. Any entry into the Premises by Landlord as provided herein shall not be deemed to be a forcible or unlawful entry into or detainer of, or a constructive eviction of Tenant from, any portion of the Premises, and Tenant shall not be entitled to any damages or abatement of Rent in connection with such entry.

ARTICLE 29

TENANT PARKING

Tenant shall have the right to park in the Project’s parking facilities (the “Parking Facilities”) upon the terms and conditions contained in this Article 29. In addition, although no such fees, charges, or legal restrictions are currently imposed or to Landlord’s knowledge, threatened, (A) Tenant shall pay to Landlord any new fees, taxes or other charges imposed by the Regional Air Quality Control Board or any other governmental or quasi-governmental agency in connection with the Tenant’s use of Parking Facilities, and (B) Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant’s use of the Parking Facilities shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facilities or otherwise in connection with any use of the Parking Facilities by Tenant, its employees or invitees not caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Article 29 are solely for the benefit of Tenant’s employees and guests and such rights may not be transferred without Landlord’s prior written approval, except pursuant to a Transfer permitted under Article 14 above.

ARTICLE 30

MISCELLANEOUS PROVISIONS

30.1      Interpretation.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The captions of Articles and Sections are for convenience only and shall not affect the interpretation of such Articles and Sections. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and wherever the words “include,” “includes” or “including” are used in this Lease, they shall be deemed, as the context indicates, to be followed by the words “but (is/are) not limited to”. Any reference herein to “any part” or “any portion” of the Premises, the Buildings, the Project or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, program, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to prevent each of its employees, licensees, invitees and subtenants, and any other person claiming by, through or under Tenant, from taking an action which will cause Tenant not to comply with such requirement or which will cause Tenant to have engaged (or legally be deemed to have engaged) in any such prohibited conduct, as the case may be. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that are comparable to the Buildings in size, age, class, quality and location. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

30.2      Binding Effect.  The provisions of this Lease, including the waivers of subrogation set forth in Section 10.5, shall, as the case may require, bind or inure to the benefit of the respective successors and assigns of Landlord and Tenant, provided that this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

30.3      No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction of Tenant’s obligations under this Lease.

30.4      Intentionally Omitted

30.5      Transfer of Landlord’s Interest.  Landlord shall have the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and, in the event of any such transfer (which transfer shall include the Security Deposit and/or any Letter of Credit), Landlord shall automatically be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit and/or any Letter of Credit), and Tenant shall attorn to the transferee as provided in Article 18 above.

30.6      Prohibition Against Recording.  Concurrently with the execution of this Lease and conditioned upon delivery by Tenant to Landlord’s legal counsel in trust (for recordation upon termination of this Lease) of a quitclaim deed in the form attached hereto as Exhibit I-2, the parties shall execute and acknowledge (and Tenant shall have the right, at its sole cost and expense, to record) a Memorandum of this Lease in the form attached hereto as Exhibit I-1. Subject to the foregoing, neither this Lease nor any memorandum, affidavit or other writing with respect thereto shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

30.7      Landlord’s Title.  Subject to the terms of this Lease, Landlord’s title is and always shall be paramount to the title of Tenant. Nothing contained herein shall empower Tenant to do any act that can encumber the title of Landlord.

30.8      Relationship of Parties.  Nothing in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

30.9      Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord may elect in its sole and absolute discretion.

30.10    Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

30.11    Partial Invalidity.  If any provision of this Lease is to any extent invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and every other provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

30.12    Covenant of Quiet Enjoyment.  Landlord covenants that so long as Tenant performs all of its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. The foregoing covenant is in lieu of any other covenant of quiet enjoyment express or implied.

30.13    Entire Agreement.  This Lease and the attached exhibits, which are incorporated into and made a part of this Lease, set forth the entire agreement between the parties with respect to the leasing of the Premises and supersede and cancel all previous negotiations, arrangements, communications, agreements and understandings, if any, between the parties hereto (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied on any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by the parties hereto.

30.14    Intentionally Omitted

30.15    Force Majeure.  If either party is prevented from performing any of its obligations hereunder as a result of any strike; lockout; labor dispute; act of God, war or terrorism; inability to obtain services, labor or materials (or reasonable substitutes therefor); governmental action; civil commotion; fire or other casualty; or other cause beyond the reasonable control of such party, other than financial inability (collectively, a “Force Majeure”), then, notwithstanding anything to the contrary in this Lease, such obligation shall be excused during the period of such prevention, and if this Lease specifies a time period for the performance of such obligation, such time period shall be extended by the period of such prevention; provided, however, that nothing in this Section 30.15 shall (a) permit Tenant to holdover in the Premises after the expiration or earlier termination of this Lease, (b) excuse any obligation to pay Rent, (c) excuse any of Tenant’s obligations under Article 5 or 21 above or Section 30.18.1.2 or 30.18.1.3 below, or (d) excuse Landlord’s or Tenant’s obligations under Section 25.2 or the Tenant Work Letter if the failure to perform such obligations would result in an emergency situation, resulting in an imminent threat to life or safety of any persons or material damage to property, or a situation that would materially and adversely affect the condition of the Buildings or the Building Systems or Tenant’s use and occupancy of the Premises.

30.16    Notices.  Except for the email notice expressly allowed by the Work Letter, all notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by Law shall be in writing, and shall be (A) delivered by a nationally recognized courier service, or (C) delivered personally. Any Notice shall be sent or delivered to the address set forth in Section 9 (if Tenant is the recipient) or Section 10 (if Landlord is the recipient) of the Summary, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed to be received on the earlier to occur of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited with a courier service in the manner described above.

30.17    Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

30.18    Representations and Warranties.

30.18.1 Tenant represents, warrants and covenants as follows:

30.18.1.1    If Tenant is not a natural person, then (a) Tenant has full power and authority to execute, deliver and perform its obligations under this Lease, and each person signing on behalf of Tenant is authorized to do so; and (b) Tenant is duly organized, validly existing and in good standing under the laws of the state of its formation and qualified to do business in the state of California.

30.18.1.2    Tenant has not, and at no time during the Lease Term will have, (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered for a period of more than 60 days, the filing of an involuntary petition by any creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets for a period of more than 60 days, (d) suffered the attachment or other judicial seizure of all or substantially all of its assets, or (e) made an offer of settlement, extension or composition to its creditors generally.

30.18.1.3    Tenant is not, and at no time during the Lease Term will be, (a) in violation of any Anti-Terrorism Law (defined below); (b) conducting any business or engaging in any transaction or dealing with any Prohibited Person (defined below), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (defined below); or (d) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law. Neither Tenant nor any of its Affiliates, officers, directors, shareholders, partners, members or lease guarantors is, or at any time during the Lease Term will be, a Prohibited Person. As used herein, “Anti-Terrorism Law” means any Law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act (defined below), and any regulations promulgated under any of them, each as may be amended from time to time. As used herein, “Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time. As used herein, “Prohibited Person” means (1) a person or entity that is listed in, or owned or controlled by a person or entity that is listed in, the Annex to Executive Order No. 13224; (2) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (3) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other official publication of such list. As used herein, “USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

30.18.2 Landlord represents, warrants and covenants that (a) Landlord has full power and authority to execute, deliver and perform its obligations under this Lease, and each person signing on behalf of Landlord is authorized to do so, and no other consent or signature is required to make this Lease binding upon Landlord and the Project in accordance with its terms; and (b) Landlord is duly organized, validly existing and in good standing under the laws of the state of its formation and qualified to do business in the state of California.

30.19    Attorneys’ Fees.    In any lawsuit, action, arbitration, quasi-judicial proceeding, administrative proceeding or other proceeding brought by either party to interpret this Lease or enforce such party’s rights or remedies under this Lease, the prevailing party shall be entitled to reasonable attorneys’ fees and all costs, expenses and disbursements in connection with such action or proceeding, including all costs of expert consultation and other reasonable investigation, which sums may be included in any judgment or decree entered in such action or proceeding in favor of the prevailing party. In addition, Tenant shall pay all reasonable attorneys’ fees and other fees and costs, including costs of expert consultation and other reasonable investigation, that Landlord incurs in any voluntary or involuntary bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease, including all motions and proceedings regarding relief from automatic stay, lease assumption or rejection and/or extensions of time related thereto, lease designation, use of cash collateral, claim objections, and disclosure statements and plans of reorganization.

30.20    Governing Law; WAIVER OF TRIAL BY JURY.

30.20.1    This Lease shall be construed and enforced in accordance with the Laws of the State of California.

30.20.2  THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 30.20.2 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 30.19 above. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 30.20.2, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 30.20.2. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Section 30.20.2 shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

30.20.3 IN ANY ACTION OR PROCEEDING ARISING FROM THIS LEASE, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW.

30.20.4 THE PROVISIONS OF THIS SECTION 30.20 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

30.21    Submission of Lease.    Submission of this instrument for examination or signature by Tenant or Landlord does not constitute an option or offer to lease, and this instrument is not effective, as a lease or otherwise, until execution and delivery by both Landlord and Tenant.

30.22    Brokers.  Tenant represents to Landlord that it has dealt only with the Broker, as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including the Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord shall pay all commissions and compensation (and Tenant shall have no liability for any commission or compensation) owing to the Broker in connection with this Lease.

30.23    Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby waives the benefit of any Law to the contrary and agrees that, except as otherwise expressly provided in this Lease, if Landlord fails to perform its obligations hereunder, Tenant shall not be entitled to make any repairs or perform any other acts hereunder at Landlord’s expense or to set off any Rent against Landlord.

30.24    Project Name and Signage.  Without Landlord’s prior written consent, Tenant shall not use the name of the Project in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

30.25    Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

30.26    Reasonable Consent.  Whenever this Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed.

30.27    No Violation.  Tenant represents and warrants that neither its execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law binding upon Tenant. Landlord represents and warrants that neither its execution of nor its performance under this Lease will cause Landlord to be in violation of any agreement or Law binding upon Landlord.

30.28    Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall use an experienced and qualified contractor and comply with all provisions of Articles 7 and 8 above; (ii) the Lines (including riser cables) installed by Tenant shall be appropriately insulated to prevent excessive electromagnetic fields or radiation and shall be surrounded by a protective conduit reasonably acceptable to Landlord; and (iii) any new Lines installed by Tenant shall comply with all applicable Laws. Unless otherwise instructed by Landlord (by notice to Tenant), Tenant shall, at its expense, before the expiration or earlier termination of this Lease, remove any Lines located in or serving the Premises and repair any resulting damage.

30.29    Transportation Management.  Tenant shall comply with all present or future programs imposed by applicable Law that are intended to manage parking, transportation or traffic in and around the Project and/or the Buildings, and, in connection therewith, Tenant shall take responsible action for planning and managing the transportation of all employees located at the Premises by working directly with any governmental transportation management organization or any other transportation-related governmental or quasi-governmental committees or entities.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP OWNER GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ John Moe

	Name:	John Moe

	Title:	Managing Director

TENANT:

TELENAV, INC., a Delaware corporation

By:	/s/ HP Jin

Name:	HP Jin

Title:	CEO / President
[chairman, president or vice-president]

By:	/s/ Douglas S. Miller

Name:	Douglas S. Miller

Title:	CFO
[secretary, assistant secretary, chief financial officer or assistant treasurer]

EXHIBIT A

SUNNYVALE BUSINESS CENTER

OUTLINE OF PREMISES

920, 930 & 950 DeGuigne Drive, Sunnyvale, CA

EXHIBIT B

SUNNYVALE BUSINESS CENTER

TENANT WORK LETTER

This Tenant Work Letter (“Work Letter”) is an integral part of the Lease dated as of June 28, 2011 (“Lease”), by and between CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and TELENAV, INC., a Delaware corporation (“Tenant”), relating to certain Premises described therein, and except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Agreement. In the event of any inconsistency between the terms of this Agreement and the Lease, this Agreement will prevail with respect to any matter arising in connection with the Tenant Improvements. In all other cases, the Lease shall prevail. Capitalized terms used in this Work Letter not otherwise defined herein shall have the meaning given such terms in the Lease and, without limiting the foregoing, the following terms shall have the following meanings: “Tenant Improvements” means the initial alterations, additions and improvements to be constructed by Tenant in the Buildings pursuant to this Work Letter; and “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition, but excluding the Landlord’s Work) that is necessary to construct the Tenant Improvements.

Landlord and Tenant agree as follows with respect to the Tenant Improvements and Landlord’s Work:

1	ALLOWANCE.

1.1        Allowance.

1.1.1    Initial Allowance.    Tenant shall be entitled to a one-time tenant improvement allowance (the “Initial Allowance”) in the amount of Seven Million Three Hundred Sixty Dollars ($7,000,360.00) (i.e., $40.00 per rentable square foot of the Premises) to be applied toward the Allowance Items (defined in Section 1.2 below) and allocated among the Buildings as follows (each, as applicable, the “Building Allowance”):

920 DeGuigne Drive	$1,745,070.00

930 DeGuigne Drive	$1,371,720.00

950 DeGuigne Drive	$1,583,000.00

The remainder of the Allowance, equal to $2,300,570.00 (“Unallocated Allowance”), may be applied to any of the Allowance Items, without regard to any particular Building.

1.1.2    Additional Allowance.    Subject to the terms and conditions set forth in this Section 1.1.2, Tenant shall be entitled to request an additional one-time tenant improvement allowance (the “Additional Allowance”) in an amount not to exceed Six Hundred Forty-Six Thousand Four Hundred Twenty-Five Dollars ($646,425.00) pursuant to a written notice delivered to Landlord from time to time, but not later than the following: with respect to the 920 DeGuigne Building and the 950 DeGuigne Building, the first anniversary of the Lease Commencement Date; and with respect to the 930 DeGuigne Building, the third anniversary of the Lease Commencement Date. The Initial Allowance and any Additional Allowance are, collectively, herein referred to as the “Allowance”. In the event Tenant exercises its right to use all or any portion of the Additional Allowance, the monthly installments of Base Rent payable by Tenant under the Lease shall increase by the total amount of the Additional Allowance contributed by Landlord amortized on a straight-line basis over the remaining number of months of the Initial Lease Term following the disbursement of the Additional Allowance amount pursuant to Tenant’s request at an interest rate equal to eight percent (8%) per annum. In no event shall Landlord be obligated to make disbursements for the Tenant Improvement Work applicable to any particular Building in a total amount which exceeds the Building Allowance applicable to such Building as provided in Section 1.1.1 above, except to the extent of any remaining Unallocated Allowance; and, further, in no event shall the total amount that Landlord is obligated to disburse for the Tenant Improvement Work pursuant to this Tenant Work Letter exceed the Allowance.

1.1.3    As Is Condition.    Except for the Allowance, the Landlord’s Work described in Section 4 below and on Exhibit B-1, the limited warranty provided by Landlord pursuant to Section 1.1.2 of the Lease, and except as may otherwise be expressly provided in the Lease, Tenant agrees to accept the Buildings and Exterior Areas in their condition and configuration existing on the date hereof, without any obligation of Landlord to provide or pay for any other work or services related to the initial improvement of the Premises for Tenant’s use, and without any representation or warranty regarding the condition of

Exhibit B

1

the Buildings or Exterior Areas for their suitability or the conduct of Tenant’s business. Without limiting the foregoing, Tenant acknowledges and agrees that, upon the Premises Delivery Date, repairs or replacements may be required to be performed in or to the Buildings, or any of them, to place the Buildings in good condition and repair and/or that there may be upgrades, improvements or replacements in or to the Project required to be performed to correct violations of applicable Laws, and that, except for the Landlord’s Work, except for the limited warranty provided by Landlord pursuant to Section 1.1.2 of the Lease, and except for Landlord’s obligations relating to the Base Building in Section 7.2 of the Lease or as otherwise may be expressly provided in the Lease, Landlord’s payment of the Allowance is being made in consideration of Tenant’s express assumption of the obligation to perform any and all such repairs, replacements, upgrades or improvements in accordance with the Lease.

1.2      Disbursement of Allowance.

1.2.1    Allowance Items.  Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees and expenses of the Architect (defined in Section 2.1 below) and the Engineers (defined in Section 2.1 below), which fees, notwithstanding any contrary provision of this Agreement, shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000.00); provided, however, that the fees and expenses of any design-build subcontractors shall not be subject to the foregoing cap, but rather shall be included as an Allowance Item pursuant to clause (g) below; (b) plan-check, permit, license fees and other charges by governmental or quasi-governmental authorities relating to performance of the Tenant Improvement Work or obtaining Permits (as defined in Section 2.4 below); (c) premiums for Builder’s All Risk insurance to be carried by Tenant; (d) the reasonable out-of-pocket fees paid to any construction manager or consultant retained by Tenant in connection with the Tenant Improvement Work; (e) after hours charges, testing and inspection costs; (f) hoisting and trash removal costs; (g) the hard and soft cost (exclusive of the fees and expenses of the Architect and Engineers described in clause (a) above) of performing the Tenant Improvement Work, including, without limitation, all payments to Tenant’s contractors for labor, material, equipment, fixtures, design-build improvements, insurance, and contractors’ fees and general conditions; and any utility expenses and other expenses payable by Tenant under the terms of Section 2.2 of the Lease; (h) the cost of any change to the base, shell or core of the Buildings required by the Plans (including if such change is due to the fact that such Plans are prepared during a period that the Buildings are unoccupied), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (i) all cost of work to place 950 DeGuigne in an unoccupied or shell condition; (j) all cost of fitting-out 950 DeGuigne with interior improvements required by any subtenant or Tenant; (k) the cost of any change to the Plans or Tenant Improvements required by Law; (l) the Coordination Fee (defined in Section 3.2.2 below) and any other sum payable by Tenant to Landlord under the terms of this Tenant Work Letter and, with respect to any Tenant Improvements, or Tenant’s proposed use of any Tenant Improvements, that could adversely affect the Base Building or any Building Systems or that could impact the environmental condition of the Project, or any portion thereof, any reasonable out-of-pocket fees paid by Landlord to third-party consultants for review of the Plans (defined in Section 2.1 below); (m) sales and use taxes; (n) Tenant’s moving costs, (o) the cost of purchasing and installing Lines in the Premises; (p) the cost of purchasing and installing cubicles and other general office equipment; (q) reasonable costs to redesign or reconstruct any Tenant Improvements required to place the Premises in good condition and repair (other than the Required Delivery Condition); and (r) such other items as shall be approved by Landlord in its reasonable discretion; provided, however, that the maximum amount of the Allowance that may be applied to the Allowance Items described in clauses (n) and (p) shall be $7.00 per rentable square foot of the Premises, and such amount shall be disbursed by Landlord only if, after the completion of the Tenant Improvements in accordance with the Approved Construction Drawings, and the payment of any Final Retention pursuant to Section 1.2.2.2 below, any amount of the Allowance remains undisbursed and unallocated.

Notwithstanding anything to the contrary in this Agreement or the Lease, Allowance Items shall not include, and Landlord shall be solely responsible for (and if Tenant incurs such cost, will reimburse the same to Tenant in addition to the Allowance) the following: (i) all costs incurred in connection with the design, permitting and performance of Landlord’s Work, (ii) costs for which Landlord receives reimbursement from others, including pursuant to warranties or guaranties, and Landlord shall use commercially reasonable efforts to secure any reimbursements to which it is entitled; provided, however, that if and to the extent that Landlord receives reimbursement from others for costs that have previously been paid for by Tenant as an Allowance Item, then the amount of such reimbursement shall be added to the Initial Allowance and disbursed to Tenant in accordance with Section 1.2.2 below, (iii) costs associated with investigation, removal, monitoring or remediation of Hazardous Substances existing on or about the Premises or the soil, groundwater, surface water, ambient air, or building materials thereof on the effective date of the Lease, except to the extent such costs arise from the negligence or willful misconduct of Tenant or any Tenant Party; and (iv) subject to the terms and conditions set forth in Section 1.1.2 of the Lease, all costs to remedy any deficiencies in the Required Delivery Condition on the Premises Delivery Date.

Exhibit B

2

1.2.2    Disbursement.  Subject to the provisions of this Work Letter, Landlord shall make monthly disbursements of the Allowance for Allowance Items and shall authorize the release of monies for Tenant’s benefit as follows:

1.2.2.1  Monthly Disbursements.  If Tenant desires disbursement of any Allowance, Tenant shall deliver to Landlord (not more often than once per month) the following (“Required Disbursement Documentation”): (i) a request for payment of the Contractor (defined in Section 3.1 below), approved by Tenant, in AIA G-702/G-703 format or another format reasonably approved by Landlord, together with an updated Schedule of Values indicating the portion of the Tenant Improvement Work completed and the portion not completed as of the date of the Contractor’s request for payment (collectively, the “Contractor’s Application For Payment”); (ii) a calculation of the portion of the payment due Contractor which is an “Over Allowance Amount” as provided in Section 3.2.1 below and the portion thereof that is subject to immediate disbursement by Landlord, (iii) invoices or other supporting documentation for any other Allowance Items for which Tenant seeks reimbursement; (iv) executed conditional mechanic’s lien releases from the Contractor and from its subcontractors and material suppliers of Contractor included in the Contractor’s Application For Payment who have filed preliminary lien notices (along with unconditional mechanic’s lien releases from Contractor and from such subcontractors and material suppliers with respect to payments made by Landlord pursuant to Tenant’s prior submission of a Contractor’s Application for Payment hereunder) which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (v) all other information reasonably requested by Landlord to support the disbursement. Tenant’s request for payment shall constitute Tenant’s representation to Landlord that, without limiting any warranty or other similar claims that Tenant may have against the Contractor under the Contract, Tenant has accepted and approved for payment the work furnished and/or the materials supplied as set forth in the Contractor’s Application For Payment, and that the amount requested is an Allowance Item that has been incurred by Tenant or is currently owing to Tenant’s Contractor or an Architect or Engineer (as applicable). On or before the twentieth (20th) day of each calendar month following the month for which Tenant submits to Landlord the Required Disbursement Documentation, Landlord shall deliver a check for good funds to Tenant (made jointly payable to the Contractor and Tenant with respect to the amounts owing to any Tenant Contractor), in the amount of the lesser of (a) the amount requested from Landlord by Tenant pursuant to the first sentence of this Section, after taking into account any Over-Allowance Amount payable by Tenant with respect to the Contractor’s Application For Payment (as provided in Section 3.2.1 below), or (b) the amount of any remaining portion of the Allowance (not including the Final Retention, as defined below), provided that Landlord may withhold from such distribution the requested payments attributable to work that Landlord reasonably determines does not comply with the Approved Construction Drawings, as amended by change orders approved by Landlord (defined in Section 2.3 below). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as described in Tenant’s payment request. Tenant shall provide in the Contract (as defined in Section 3.2.1 below) that Landlord and Tenant may withhold from each amount otherwise due the Contractor a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) until final completion of the Tenant Improvement Work, and that each Contractor’s Application For Payment shall reflect such ten percent (10%) retention.

1.2.2.2  Final Retention.  Subject to the provisions of this Work Letter, a check for the Final Retention shall be delivered by Landlord to Tenant following the latest to occur of the following: (a) the Substantial Completion of the Tenant Improvement Work; and (b) Tenant’s delivery to Landlord of (i) properly executed mechanic’s lien releases from the Contractor and all Subcontractors who have filed a preliminary lien notice in compliance with California Civil Code Sections 3262(d) and 3262(d)(4); (ii) a certificate from the Architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvement Work has been substantially completed, and (iii) evidence that all required governmental approvals required for Tenant to legally occupy the Premises (other than those being withheld solely due to a failure of Landlord to complete the Landlord’s Work) have been obtained; (c) Tenant’s performance of its obligations under clause (i) of the third sentence of Section 5.5 below; or (d) Tenant’s compliance with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, the general contractor, financial close-out matters, and tenant vendors which are attached hereto as Exhibit B-4. Notwithstanding the foregoing, in accordance with typical “punch list” holdback provisions, Landlord shall be entitled to retain a portion of the Final Retention until completion of all Punch List Items in an amount Landlord reasonably determines to be sufficient to ensure the Contractor’s prompt completion thereof.

1.2.2.3  Landlord’s Failure to Fund.    Any Allowance amount not disbursed to Tenant (or its Contractor) when due pursuant to this Tenant Work Letter shall bear interest for the benefit of Tenant, at the Default Rate from the date due until paid.

Exhibit B

3

1.2.2.4  Allowance Disbursement.     Allowance disbursements shall be made first from the Initial Allowance and, only after the Initial Allowance is expended the Additional Allowance. If any portion of the permitted Additional Allowance is not actually disbursed by Landlord, no additional rent shall be charged to Tenant for such unused portion of the Additional Allowance.

2	TENANT PLANS.

2.1        Selection of Architect/Plans.    Tenant has engaged AAI Design (the “Architect”) and may engage engineers, who shall be approved by Landlord (which approval shall not be unreasonably withheld or delayed) (the “Engineers”), to prepare all architectural plans for the Tenant Improvement Work and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work included in the Tenant Improvement Work. The plans and drawings to be prepared by the Architect and the Engineers hereunder shall be referred to herein collectively as the “Tenant Plans.” All Tenant Plans shall (a) comply with the specifications required by Landlord, as set forth in Landlord’s construction rules and regulations attached hereto as Exhibit B-3, and (b) be subject to Landlord’s approval, which shall not be unreasonably withheld in accordance with Section 2.3 below. Tenant shall cause the Architect to verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Landlord shall have no responsibility in connection therewith, in the absence of fraud, gross negligence or intentional misconduct. Landlord’s review of the Tenant Plans and approval of the Approved Construction Drawings shall be for its sole benefit and shall not create or imply any obligation on the part of Landlord to review the same for Tenant’s benefit, whether with respect to quality, design, compliance with Law or any other matter. Accordingly, notwithstanding any review of the Tenant Plans by Landlord or any of its space planners, architects, engineers or other consultants, and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or any such consultant, in the absence of fraud, gross negligence or intentional misconduct, Landlord shall not be liable for any error or omission in the Tenant Plans or have any other liability relating thereto. Without limiting the foregoing, but subject to Landlord’s obligation to perform the Landlord’s Work and to remedy any deficiencies in the Required Delivery Condition as provided in the Lease, Tenant shall be responsible for ensuring (x) that all elements of the design of the Tenant Plans comply with Law and are otherwise suitable for Tenant’s use of the Premises, and (y) that the Tenant Improvement Work does not impair any existing system or structural component of the Buildings, and Landlord’s approval of the Construction Drawings (defined in Section 2.3 below) shall not relieve Tenant from such responsibility.

2.2        Space Plan.    Landlord and Tenant hereby approve the space plan attached hereto as Exhibit B-2 (the “Approved Space Plan”), which includes a layout and designation of all offices, rooms and other partitioning, their intended use, and major equipment to be contained therein.

2.3        Construction Drawings.    Tenant shall cause the Architect and the Engineers to complete the architectural, engineering and final architectural working drawings for the Tenant Improvements in a form that is sufficient to enable a Contractor and its major subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Construction Drawings”), and shall deliver four (4) copies of the Construction Drawings, signed by Tenant, to Landlord for its approval. Notwithstanding the foregoing, at Tenant’s option, the Construction Drawings may be prepared in two or more phases (e.g., first the architectural drawings, then engineering drawings consistent with the previously provided architectural drawings, etc.) for Landlord’s approval. Landlord shall provide Tenant with notice approving or reasonably disapproving (i) any initial rendering of Construction Drawings (or the applicable component thereof) within 15 business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement, and (ii) any resubmission of a Construction Drawing (or the applicable component thereof) within 3 business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement (or as soon thereafter as is reasonably practicable, but not later than 5 business days after Landlord’s receipt thereof). If Landlord disapproves the Construction Drawings (or any component thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Construction Drawings (or any component thereof), upon request by Tenant, the parties shall meet and confer in good faith to reach conceptual agreement on the Construction Drawings (or the applicable component thereof); provided, however, that unless Landlord’s objections are unreasonable, Tenant shall cause the Construction Drawings to be modified to resolve Landlord’s objections (whether directly based on Landlord’s comments or by proposing an alternative solution) and resubmitted to Landlord for its approval. Landlord shall provide Tenant with notice approving or reasonably disapproving any resubmission of the Construction Drawing (or a component thereof) within 3 business days after Landlord’s receipt thereof (or as soon thereafter as is reasonably practicable, but not later than 5 business days after Landlord’s receipt thereof). If Landlord disapproves resubmitted Construction Drawings (or a component thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections and the procedure above shall be repeated as necessary until Landlord has approved the Construction Drawings (or the applicable component thereof). Tenant shall not commence the Tenant Improvement Work until after the Construction Drawings are

Exhibit B

4

approved by Landlord. No revision may be made to the approved Construction Drawings (the “Approved Construction Drawings”) without Landlord’s prior consent, which consent shall be given or withheld in accordance with the procedure for resubmitted Construction Drawings set forth above. Notwithstanding anything to the contrary in this Work Letter, (a) Landlord’s withholding of consent [*****]1 shall be deemed reasonable [*****] is not consistent with and a logical evolution of [*****] or would materially and adversely affect [*****] and (b) Landlord’s withholding of consent [*****] shall be deemed reasonable [*****] the planned work shown [*****] (1) is not consistent with and a logical evolution [*****], (2) would materially and adversely affect [*****] or (3) materially differs from the work approved by Landlord [*****].

2.4        Permits.    Tenant shall submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all applicable building permits necessary to allow the Contractor to commence and complete the performance of the Tenant Improvement Work (the “Permits”). Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal; provided, however, Landlord shall not unreasonably delay the completion of the Tenant Improvement Work as a result of any such participation in the permitting process. Notwithstanding any contrary provision of this Section 2.4, Tenant, and not Landlord or its consultants, shall be responsible for obtaining any Permit or certificate of occupancy; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any Permit or certificate of occupancy; and provided, further, that the foregoing is not intended to relieve Landlord of the obligation to perform Landlord’s Work as required hereunder, including if Landlord’s failure to do so interferes with Tenant’s obtaining any Permit or certificate of occupancy. Tenant shall not commence construction until all Permits for the Tenant Improvement Work are obtained.

3	CONSTRUCTION.

3.1        Selection of Contractors.

3.1.1    The Contractor.    Tenant shall retain a general contractor (the “Contractor”) to perform the Tenant Improvement Work (i) in and to the 920 DeGuigne Building and 950 DeGuigne Building as soon as reasonably practicable following the Premises Delivery Date, and (ii) in and to the 930 DeGuigne Building not later than the third anniversary of the Lease Commencement Date. The Contractor shall be selected by Tenant, by notice to Landlord, from a list of general contractors provided by Tenant and approved by Landlord. For purposes of this Section 3.1.1, Landlord’s approval of a proposed general contractor shall not be considered unreasonably withheld, if such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required under the terms of the Lease, (c) does not provide current financial statements reasonably acceptable to Landlord, or (d) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges that the foregoing is not an exclusive list of the reasons why Landlord may reasonably disapprove a proposed general contractor.

3.1.2    Tenant’s Agents.    All subcontractors, laborers, materialmen and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, together with the Contractor, to be referred to herein collectively as “Tenant’s Agents”) shall be reputable and qualified in their respective trades.

3.2         Construction.

3.2.1    Construction Contract; Contractor’s Budget.    Tenant shall not enter into a construction contract with the Contractor (the “Contract”) unless it complies with Section 3.2.3 below and has been reviewed and approved by Landlord, which approval shall not be unreasonably withheld. Before commencing construction of the Tenant Improvement Work, Tenant shall deliver to Landlord a detailed breakdown of the schedule of values, by trade, and, to the extent applicable, by Building, for use pursuant to Section 1.2.1 above (a “Schedule of Values”), of the final costs that will be or have been incurred in connection with the performance of the Tenant Improvement Work and that form the basis for the amount of the Contract. If the total expected cost of the Tenant Improvement Work as indicated on the Schedule of Values (the “Budgeted Cost”) exceeds the Allowance, or if the total expected cost of the Tenant Improvement Work applicable to any Building as indicated on the Schedule of Values exceeds the Building Allowance applicable to such Building (after any allocation by Tenant of the Unallocated Allowance to such Building, which allocation shall be set forth in the Schedule of Values), such amount shall be deemed the “Over-Allowance Amount”. Tenant shall pay directly to Contractor that portion of any Over-Allowance Amount on the Contract as the Contractor’s work progresses, as and when the Allowance is disbursed by Landlord to the Contractor, in an amount for each such application, equal to

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

5

the total amount owing to the Contractor for such Contractor’s Application For Payment pursuant to Section 1.2.1, times a fraction the numerator of which shall be the Over-Allowance Amount (including as the same may be applicable to the Tenant Improvement Work for any particular Building) and the denominator of which shall be the Budgeted Cost (as the same, if applicable, may relate to the Tenant Improvement Work for any particular Building). If, after being delivered to Landlord, the Budgeted Cost is modified by a change order, the Over-Allowance Amounts owing by Tenant shall be appropriately adjusted after Tenant obtains Landlord’s approval of, the documents requiring Landlord’s approval described in clauses (i), (ii), (iii) and (iv) of Section 1.2.2.1 above.

3.2.2    Landlord’s General Conditions for Tenant Improvement Work.    The Tenant Improvement Work shall be performed in a good and workmanlike manner and in strict accordance with the Approved Construction Drawings. Tenant shall abide by Landlord’s Construction Rules. In consideration of Landlord’s coordination of the performance of the Tenant Improvement Work, Tenant shall pay Landlord a fee (the “Coordination Fee”) in an amount equal to the lesser of (a) 1.5% of the sum of the Contractor’s Budget (as the same may be adjusted for change orders) or (b) 1.5% of the Allowance paid by Landlord.

3.2.3    Warranty of Contractor.    Tenant shall cause the Contractor to (a) agree to be responsible for (i) the repair, replacement and/or removal, without additional charge, of any portion of the Tenant Improvement Work that is or becomes defective, in workmanship, materials or otherwise, on or before the date occurring one (1) year after completion of the Tenant Improvement Work, and (ii) the repair of any damage to the Buildings and/or Exterior Areas resulting from such repair, replacement and/or removal. Such agreement shall be expressly set forth in the Contract and, by its terms, shall inure to the benefit of both Landlord and Tenant as their respective interests may appear, and shall be enforceable by either Landlord or Tenant, (b) reasonably cooperate with Landlord’s contractor with respect to the scheduling of the Landlord’s Work and the Tenant Improvement Work, and (c) carry the insurance required of Tenant’s contractors pursuant to Section 5.1 below. Upon Landlord’s request, Tenant shall provide Landlord with any assignment or other assurance that may be necessary to enable Landlord to enforce such agreement directly against the Contractor.

4.	LANDLORD’S WORK.

4.1        Construction.    Without charge to any Allowance and without additional charge to Tenant, Landlord shall cause the demolition, construction and installation of the items set forth below in a good and workmanlike manner using materials and finishes consistent with and a logical evolution of the plans and specifications attached hereto as Exhibit B-1 (or as the parties shall mutually approve) and in compliance with all applicable Laws (collectively, the “Landlord’s Work”):

4.1.1.    The demolition and removal work identified on Exhibit B-1 attached hereto (“Demolition Work”).

4.1.2    An upgrade, in accordance with the plans and specifications attached hereto as Exhibit B-1, of the front entrance area for each of the Buildings (including without limitation, new glass and doors) (“Front Entrance Work”).

Notwithstanding any contrary provision of this Agreement, Landlord’s Work shall be performed at Landlord’s expense and shall not be deemed Tenant Improvements, Tenant Improvement Work or an Allowance Item.

4.2        Substantial Completion.    Landlord shall use commercially reasonable efforts to complete (1) the Demolition Work in the 920 DeGuigne Building and 950 DeGuigne Drive within five (5) weeks following the mutual execution and delivery of this Lease by Landlord and Tenant, (2) the Demolition Work in the 930 DeGuigne Building within six (6) weeks following the mutual execution and delivery of this Lease by Landlord and Tenant, and (3) the remainder of Landlord’s Work, including the Front Entrance Work, by November 1, 2011 (the foregoing are, collectively, the “Landlord’s Work Deadlines”). The Landlord’s Work for a Building shall be deemed “substantially completed” when there is no incomplete or defective Landlord Work that materially interferes with (i) Tenant’s completion of the Tenant Improvement Work in such Building, (ii) obtainment of an approved governmental inspection or occupancy permit for the Building, including without limitation, a final approved inspection for the Tenant Improvements and the Landlord Work for such Building, or (iii) Tenant’s obtaining a working connection to any utility supply system anticipated by the Approved Construction Drawings for such Building, or (iv) legal use of the Building for general office purposes. Notwithstanding the foregoing, the Landlord’s Work Deadline for a particular Building shall be extended one day for each day that substantial completion of the Landlord Work for such Building is actually delayed by (a) Tenant’s breach of its obligations under this Tenant Work Letter, which is not corrected within one (1) business day following delivery of email notice of such breach to Tenant’s Representative (as identified below), (b) Tenant’s request for a change in any of Landlord’s Work (any such change being subject to Landlord’s approval in its reasonable discretion and, if approved, to be performed at Tenant’s sole cost and expense),

Exhibit B

6

provided that the total delay attributable to a change shall not exceed the amount of delay approved in writing by Tenant at the time of its change request, and (c) interference by Tenant’s Contractor (or any of its subcontractors or supplier) with the performance of such Landlord’s Work which continues for one (1) business day after delivery of email notice to Tenant’s Representative (herein “Excusable Landlord Delays”).

4.3        Construction Contract.    The contract between Landlord and its general contractor (“Landlord’s Construction Contract”) shall expressly inure to the benefit of both Landlord and Tenant, and shall provide that such general contractor will (a) repair, without additional charge, any portion of the Landlord Work that is or becomes defective in workmanship, materials or otherwise, on or before the date occurring one (1) year after completion of the Landlord Work, (b) repair any damage to the Buildings, Exterior Areas, and/or Tenant Improvements resulting from (i) the negligence or willful misconduct of the general contractor, its subcontractors or suppliers or from their respective employees, contractors, or invitees, or (ii) a breach of any contract or material supply agreement by said contractor or its subcontractors or suppliers, and (c) reasonably cooperate with Tenant’s Contractor with respect to the scheduling of the Landlord Work and the Tenant Improvement Work.

4.4        Contractor’s Warranties.    Tenant waives all claims against Landlord relating to any latent defects in Landlord’s Work. Notwithstanding the foregoing or any contrary provision of the Lease, if, within 11 months after substantial completion of Landlord’s Work, Tenant provides notice to Landlord of any latent defect in Landlord’s Work, Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under Landlord’s Construction Contract to require Landlord’s contractor to correct, or pay for the correction of, such latent defect, or (b) enforce such right directly against Landlord’s contractor for Tenant’s benefit.

4.5        Tenant’s Right to Perform Landlord’s Work.    Without limiting Tenant’s other rights provided in this Lease, if Landlord fails to complete Landlord’s Work, or any portion thereof, prior to the applicable Landlord’s Work Deadlines (as the same may be extended pursuant to Section 4.2 above or by any Force Majeure) or if Landlord fails to perform any repairs required to cause the Premises to be in the Required Delivery Condition, then if (a) such failure is causing or threatening to cause an actual delay in the completion of the Tenant Improvements or the issuance of any government approvals required for occupancy of the Premises for Tenant’s intended use by December 1 2011, and (b) such failure [*****] (provided that, if such default poses an immediate threat to person or property, [*****] under the circumstances shall be required), then if Landlord’s failure [*****] a second written demand from Tenant to Landlord and Security Holder (which demand shall specifically reference Tenant’s intent to exercise its remedies in this Section 4.5), Tenant may, unless Landlord has commenced and is proceeding with due diligence to cure such failure, perform such work and bill Landlord for the reasonable cost thereof; provided, however, that [*****] shall not be required if Landlord’s default poses an immediate threat to person or property and if Tenant’s initial default notice to Landlord specifically references Tenant’s intent to exercise its remedies in this Section 4.5). Landlord shall pay for the reasonable cost of such work, together with interest thereon at the Default Rate from the date of Landlord’s default, [*****], together with reasonable supporting documentation for such costs. Any such maintenance or repair work performed by Tenant pursuant to this Section 4.5 shall be performed in accordance with the terms and conditions set forth in Article 8 of the Lease; provided, however, that Tenant may use its Architect, Engineers, and Contractor to design and perform such work, without additional approvals of such parties by Landlord and further provided that if Landlord fails to timely cooperate in the work performed by Tenant hereunder (or the provisions of Article 8), then Tenant shall be permitted to perform such work using qualified contractors which normally and regularly perform similar work in Comparable Buildings, in a good and workmanlike manner and in conformance with all applicable Laws. Tenant’s and Landlord’s rights and obligations under this Section 4.5 shall survive the expiration or any earlier termination of this Lease.

5.	GENERAL PROVISIONS

5.1        Insurance Requirements & Damage and Destruction.    Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the Tenant Improvement Work and the Landlord’s Work. The premiums for such insurance may be charged against the Allowance. If any portion of Landlord’s Work or the Tenant Improvements being constructed in any Building are damaged or destroyed prior to substantial completion (as defined in Section 6.4 below) thereof, then the provisions of Article 11 of the Lease shall apply with the following amendments:

5.1.1    The “Landlord Casualty Repairs” shall exclude, and the “Tenant Casualty Repairs” shall include, the repair and restoration of the damaged or destroyed Tenant Improvements;

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

7

5.1.2    Prior to substantial completion of the Landlord’s Work, or any portion thereof, the “Landlord Casualty Repairs” shall include the repair, restoration and completion of any damaged or destroyed portion of such Landlord’s Work;

5.1.3    After substantial completion of the Landlord’s Work for any Building, but before substantial completion of the Tenant Improvement Work for such Building, the “Tenant Casualty Repairs” shall include repair and restoration of such Landlord’s Work in such Building; provided, however that, Landlord shall assign to Tenant (or to any party designated by Landlord) any insurance proceeds payable to Landlord under Landlord’s Casualty Policy attributable to such repair and restoration, the same shall be deemed “Casualty Receipts” for the purpose of the Lease, and Tenant shall not be required to expend more than the Casualty Receipts applicable to the Landlord’s Work received by Tenant in order restore and repair of Landlord’s Work;

5.1.4    The Completion Estimate shall be prepared in consultation with Tenant’s Contractor and shall constitute a reasonable estimate of the amount of time required, using standard working methods (without the payment of overtime or other premiums) to not only repair and restore the damaged Landlord’s Work and Tenant Improvements, but also to substantially complete the Landlord’s Work and Tenant Improvements in the affected Building or Buildings;

5.1.5    If the Completion Estimate indicates that the Substantial Completion Date for the 920 DeGuigne Building or the 950 DeGuigne Building will not occur within one (1) year after the date of Tenant’s Casualty Notice, then such damage shall constitute “Substantial Destruction” and the related termination rights of the parties pursuant to Article 11 of the Lease shall apply; and

5.1.6    In addition to its other rights under Article 11 of the Lease, in the case of damage or destruction to the Tenant Improvements being constructed in the 920 DeGuigne Building and/or the 950 DeGuigne Building prior to substantial completion thereof, if the reasonably expected cost of the Tenant Casualty Repairs (as so expanded pursuant to Section 5.1.1 and Section 5.1.3 above) exceeds the total of (1) the Casualty Receipts made available to Tenant for such Tenant Casualty Repairs, plus (2) the Deductibles payable by Tenant with respect to such Tenant Casualty Repairs, plus (3) the undisbursed portion of the Initial Allowance (a “Tenant Casualty Repair Shortfall”), for reasons other than Tenant’s failure to carry the insurance required by the Lease, then Tenant may terminate the Lease in its entirety only, by delivery of written notice to Landlord, unless Landlord agrees to increase the Initial Allowance by the amount of the Tenant Casualty Repair Shortfall within thirty (30) days following delivery to Landlord of Tenant’s exercise of such termination right. If, after substantial completion of the Tenant Improvements in the 920 DeGuigne Building and the 950 DeGuigne Building, there occurs damage or destruction to the Tenant Improvements being constructed in the 930 DeGuigne Building, and there results a Tenant Casualty Repair Shortfall for reasons other than Tenant’s failure to carry the insurance required by the Lease, then Tenant may terminate the Lease as to the 930 DeGuigne Building only (but not as to the other Buildings, unless otherwise permitted by Article 11), by delivery of written notice to Landlord, unless Landlord agrees to increase the Initial Allowance by the amount of the Tenant Casualty Repair Shortfall within thirty (30) days following delivery to Landlord of Tenant’s exercise of such termination right.

In the event of any termination by Landlord or Tenant pursuant to this Section, neither party shall have any obligations to the other under the Lease, (1) except for obligations arising before such termination or obligations that survive the expiration or earlier termination of the Lease, and (2) except that Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s “Builder’s All Risk” insurance policies with respect to the Tenant Improvements and Landlord’s Work, up to the amount of the Allowance then having been disbursed by Landlord plus the amount necessary to pay any incurred but unpaid Allowance Items for which Landlord is responsible under this Work Letter, and (3) Landlord shall return any Prepaid Base Rent and Prepaid Additional Rent paid by Tenant to Landlord, and, in accordance Article 22 of the Lease, the Security Deposit. If the Lease is not so terminated by Landlord or Tenant, then (i) the Lease Commencement Date shall not be delayed as a result of any delay in the completion of the Tenant Improvement Work resulting from the Casualty (though Tenant shall receive an abatement of Monthly Rent following the Lease Commencement Date with respect to the damaged Building(s) in accordance with Section 11.3 of the Lease, and the Base Rent Abatement applicable to the damaged Building(s) shall not commence until such abatement of Monthly Rent ceases), and (ii) following substantial completion of the Landlord Casualty Repairs, Tenant, at its expense (subject to any remaining portion of the Allowance and the proceeds from any Builder’s All Risk insurance), shall (x) repair and complete the Tenant Casualty Repairs; provided, however, that if the estimated cost of repairing and restoring the Tenant Improvements and Landlord’s Work exceeds the amount of insurance proceeds received by Tenant from Tenant’s insurance carrier, Tenant shall not be required to spend more than the amount of such proceeds, provided that the foregoing shall not relieve Tenant from the obligation to carry the Builder’s All Risk insurance required to be carried by Tenant pursuant to this Section, nor shall the foregoing limit Tenant’s liability if Tenant fails to perform such obligation; and (y) complete the Tenant Improvement Work that remained to be performed at the time of the Casualty in accordance with this Work Letter.

Exhibit B

8

5.2.        Compliance.    Subject to Landlord’s obligation to fund the Allowance and complete the Landlord’s Work and to remedy any deficiencies in the Required Delivery Condition as provided in Section 1.1.2 of the Lease: (a) the Tenant Improvement Work shall comply in all respects with (i) all applicable Laws; (ii) all applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) all applicable building material manufacturer’s specifications; and (b) without limiting the foregoing, if, as a result of Tenant’s performance of the Tenant Improvement Work, Landlord becomes required under Law to perform any inspection or give any notice relating to the Premises or the Tenant Improvement Work, or to ensure that the Tenant Improvement Work is performed in any particular manner, then Tenant shall comply with such requirement on Landlord’s behalf, and promptly thereafter provide Landlord with reasonable documentation of such compliance.

5.3        Inspection by Landlord or Tenant.    Notwithstanding any contrary provision of the Lease or this Tenant Work Letter, Landlord, at any time and without notice to Tenant, may enter the Premises to inspect the Tenant Improvement Work. Neither Landlord’s performance of such inspection nor its failure to perform such inspection shall result in a waiver of any of Landlord’s rights hereunder or be deemed to imply Landlord’s approval of the Tenant Improvement Work. Without in any way limiting Tenant’s Repair Obligations or the obligations of Tenant set forth in Article 25 of the Lease, if, by notice to Tenant, Landlord reasonably identifies any failure of the Tenant Improvement Work to comply with the Plans therefore or any Law applicable thereto at the time of issuance of the Permits therefor and notifies Tenant of such fact at any time prior to the 180th day following the Lease Commencement Date with respect to 920 and 950 DeGuigne or at any time prior to the 180th day following the substantial completion of the initial Tenant Improvements for 930 DeGuigne, or if at any time any governmental authority determines that the Tenant Improvement Work does not comply with the Laws applicable thereto at the time the Permit is issued, then Tenant shall promptly cause the Contractor to correct such defect at no expense to Landlord. Notwithstanding any contrary provision of this Tenant Work Letter, if a defect in the Tenant Improvements so identified by Landlord might adversely affect the Base Building or any Building Systems, or might give rise to liability on the part of Landlord to any third party, and Tenant does not undertake to correct the defect within 5 business days following written notice to Tenant (or, in the event of an emergency, within such period of time as is reasonable under the circumstances and without notice), then (a) Landlord, at Tenant’s expense, may take such action (including suspension of the Tenant Improvement Work) as Landlord reasonably deems necessary to correct such defect, and (b) until such defect is corrected, Landlord shall have no obligation to disburse any portion of the Allowance in payment of such defective work.

5.4        Meetings.    Commencing upon execution of this Tenant Work Letter, Tenant shall hold weekly meetings with the Architect and the Contractor regarding the progress of the preparation of Plans, the obtaining of the Permits, and the performance of the Tenant Improvement Work. Such meetings shall be held at a location designated by Landlord and at a reasonable time of which Tenant shall provide Landlord with at least three (3) business days’ prior notice. Landlord may attend such meetings, and, upon Landlord’s request, Tenant shall cause Tenant’s Agents to attend such meetings. Tenant shall cause minutes of such meetings to be prepared and copies thereof to be delivered promptly to Landlord. One such meeting per month shall include a review of the Contractor’s current request for payment.

5.5        Additional Covenants.    Within 10 days after completing the Tenant Improvement Work, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located, in accordance with California Civil Code § 3093 or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s expense (subject to application of the Allowance as permitted hereunder). Within 30 days after completing the Tenant Improvement Work, (a) Tenant shall cause the Architect and the Contractor to (i) update the Approved Construction Drawings as necessary to reflect all changes made to the Approved Construction Drawings during the course of construction, (ii) certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (iii) deliver to Landlord two (2) CD ROMS of such updated drawings in accordance with Landlord’s CAD Format Requirements (defined below); and (b) Tenant shall deliver to Landlord copies of all warranties, guaranties, and operating manuals and information required from the Contractor relating to the improvements, equipment, and systems in the Tenant Improvement Work. Tenant’s cost of preparing such updated drawings and CD ROMS are Allowance Items. Within 30 days after completing the Landlord’s Work, (a) Landlord shall cause its architect and contractor to (i) update any drawing previously provided to Tenant for any changes in the work shown thereon during the course of construction of Landlord’s Work, and deliver to Tenant two (2) CD ROMS of such updated drawings in accordance with Landlord’s CAD Format Requirements; and (b) Landlord shall deliver to Tenant copies of all warranties, guaranties, and operating manuals and information relating to the Premises or the Landlord’s Work that are applicable to Tenant’s repair obligations under the Lease. For purposes hereof, “Landlord’s CAD Format Requirements” shall mean (w) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (x) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (y) files must be in “.dwg” format, and

Exhibit B

9

(z) if the data was electronically in a non-Autodesk product, then files must be converted into “dwg” files when given to by Landlord.

6.	MISCELLANEOUS.

6.1.        Tenant Default.    Notwithstanding any contrary provision of this Agreement, if this Lease is terminated because Tenant defaults under this Tenant Work Letter before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be excused, and Landlord may cause the Contractor to cease performance of the Tenant Improvement Work, until such default is cured, and (b) Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.

6.2.        Landlord Approvals.    Whenever this Tenant Work Letter requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld. For the purpose of this Tenant Work Letter, either party’s requests for approval, consent, determination, selection or judgment shall be permitted by e-mail delivered to the following persons on behalf of the parties hereto:

“Landlord’s Representative” is Todd Hedrick and Cameron Quistgard for Landlord at Todd_Hedrick@equityoffice.com and Cameron_Quistgard@equityoffice.com; and

“Tenant’s Representative” is James Reimers for Tenant at JamesR@telenav.com and Doug Miller at DougM@telenav.com, or such other person(s) as Tenant may designate by delivery of written notice.

6.3        Interference.    Landlord shall use commercially reasonable efforts to cause Landlord’s Work to be performed in a manner that does not interfere with or delay Tenant’s performance of the Tenant Improvement Work; provided, however, that Landlord shall not be required to delay performance of, or pay overtime rates for, Landlord’s Work. Tenant shall use commercially reasonable efforts to cause the Tenant Improvement Work to be performed in a manner that does not interfere with or delay Landlord’s performance of Landlord’s Work.

6.4        Substantial Completion Date.    For purposes of the Lease and, in particular, the determination of the Lease Commencement Date, the “Substantial Completion Date” shall mean the later to occur of the date that (a) the Tenant Improvement Work and the Landlord’s Work has been “substantially completed” in the 920 DeGuigne Building and the 950 DeGuigne Building or (b) Tenant is legally permitted to occupy the 920 DeGuigne Building and the 950 DeGuigne Building, or any portion thereof (as evidenced by final inspection and sign-off by the City of Sunnyvale on the job card for the Tenant Improvement Work, or reasonable equivalent). As used herein, the term “substantially completed” or “substantial completion” with respect to Landlord’s Work or the Tenant Improvements for any Building shall mean that (A) such work has been completed in accordance with the approved plans and specifications therefor and the terms of this Work Letter, except for (i) finishing details, decorative items, minor omissions, mechanical adjustments, and similar items of the type customarily found on an architectural punch-list, the correction or completion of which items collectively will not substantially interfere with Tenant’s (or, if applicable, a Transferee’s) occupancy and use of such Buildings (collectively, “Punch List Items”), and (ii) any trade fixtures, workstations, telecommunications or computer cabling or built-in furniture or equipment to be installed by Tenant (or, if applicable, a Transferee); and (B) Tenant (or, if applicable, a Transferee) is legally permitted to occupy the Building, or any portion thereof (as evidenced by final inspection and sign-off by the City of Sunnyvale on the job card for the Tenant Improvement Work, or reasonable equivalent). Notwithstanding the foregoing, if Tenant (or, if applicable, a Transferee) takes possession and commences business operations in any Building prior to the substantial completion of the Tenant Improvement Work or Landlord’s Work, as the case may be, then the Substantial Completion Date shall be deemed to have occurred on the date Tenant (or, if applicable, a Transferee) commences business operations in such Building.

6.5        Excusable Delay.    As used in the Lease, the term “Excusable Delay”, with respect to the Tenant Improvement Work, shall mean any actual delay in the Substantial Completion Date or the issuance of any government approvals required for occupancy of the Premises for Tenant’s intended use, caused by (a) Landlord’s failure to complete the Landlord’s Work on or before the applicable Landlord Deadlines specified in Section 4.2 above, as the same may be extended in accordance with the terms of this Work Letter, (b) Landlord’s failure to timely respond to Tenant’s request for Landlord’s consent, approval, or other action required for the Tenant Improvement Work within the time permitted by or in the manner required by this Tenant Work Letter, (c) wrongful interference with the Tenant Improvement Work by Landlord or its contractors, subcontractors, suppliers, agents, or representatives which is not corrected within one (1) business day following email notice to Landlord, (d) the presence of Hazardous Substances (other than Tenant Hazardous Substances) in, on or under the Premises in violation of Environmental Laws prior to the Substantial Completion Date, except to the extent such delay arises from

Exhibit B

10

any negligence or willful misconduct of any Tenant Party; (e) a Taking; (f) any deficiency in the Required Delivery Condition as of the Premises Delivery Date; and (g) inclement weather, unforeseeable inability to obtain materials, general strikes and other causes beyond the reasonable control of Tenant (excluding a Casualty, which is governed by Section 5.1 above). If Tenant fails to give notice to Landlord of any delay in the Substantial Completion Date or the issuance of any government approvals resulting from the events described in clause (f) or (g) above (“Unavoidable Delay”) and the cause or causes thereof, to the extent known, within five (5) business days after obtaining knowledge of the beginning of the delay, the period of any Unavoidable Delay shall be reduced for the period of time prior to the delivery of such notice. In addition, the period of any such Unavoidable Delay shall also be reduced by any portion of such delay resulting from the failure of Tenant to act diligently and in good faith to avoid foreseeable delays in performance and to remove the cause of the delay or to develop a reasonable alternative means of performance within, in either case, two (2) business days following Landlord’s reasonable request to take action that would prevent such delay.

6.6        Acceptance of Possession.    Tenant’s acceptance of possession of the Premises and Landlord’s Work shall not waive any obligation of Landlord under this Tenant Work Letter or the Lease, except as expressly provided to the contrary.

6.7        Landlord Default.    If Landlord does not pay any or all of the Allowance when due pursuant to this Work Letter, then Tenant may provide Landlord and any Security Holder of which Tenant has been given notice for such purpose with a written notice demanding payment. If Landlord fails to pay such Allowance [*****], Tenant may, at its option, deduct any unpaid portion of the Allowance, [*****], from any payments due to Landlord for Rent under the Lease. [*****] Allowance amount shall be [*****] the payment of such Allowance amount was due from Landlord hereunder [*****] Tenant deducts such unpaid Allowance amount from Rent under the Lease. Notwithstanding the foregoing, if Landlord notifies Tenant in writing prior to the end of the Allowance Cure Period of reasonable objections to the request for payment by Tenant, then the parties shall use their diligent efforts to resolve such dispute as soon as possible thereafter, and no amount shall be deducted or offset pursuant to the foregoing provisions, so long as Landlord is continuing to reasonably dispute such matters in good faith.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

11

EXHIBIT B-1

SUNNYVALE BUSINESS CENTER

LANDLORD’S WORK

See Attached

Exhibit B-1

1

Demo at 920 & 930 DeGuigne Buildings

TeleNav (& LL) approved AAi drawings dated 5/26/11 (included on following pages):

Exhibit B-1

2

1 FIRST FLOOR DEMOLITION PLAN

KEY NOTES

LEGEND

aai
architecture + interior design

TELENAV

100 DE GUIGNE DRIVE
SUNNYVALE, CA

EquityOffice

DEMOLITION PLAN
FLOOR 1

A-100.1

A
B
C
D
E

1 SECOND FLOOR DEMOLITION PLAN

KEY NOTES

SPECIFIC SHEET NOTES

REFER TO SHEET A-0.1 FOR GENERAL NOTES AND LEGEND

aai

architecture + interior design

TELENAV

900 DE GUIGNE DRIVE
SUNNYVALE, CA

Equity Office

5-27-11

DEMOLITION PLAN
FLOOR 2

A-100.2

A
B
C
D
E
1
2
3
4
5
6
7
8
9
10

1 FIRST FLOOR DEMOLITION PLAN

KEY NOTES

SPECIFIC SHEET NOTES

LEGEND

aai

architecture + interior design

www.aaidesign.com

TELENAV

500 DE GUIGNE DRIVE
SUNNYVALE, CA

Equity Office

5-27-11

DEMOLITION PLAN
FLOOR 1

A-100.1

A
B
C
D
E
1
2
3
4
5
6
7
8
9
10

1 SECOND FLOOR DEMOLITION PLAN

KEY NOTES

SPECIFIC SHEET NOTES

REFER TO SHEET A-100.1 FOR GENERAL NOTES AND LEGEND

5/27/11

aai

architecture + interior design

TELENAV

930 DE GUIGNE DRIVE
SUNNYVALE, CA

Equity Office

5-27-11

DEMOLITION PLAN
FLOOR 2

A-100.2

Storefront Upgrades

Items below are from AAi drawings dated 6/3/11:

KEYED NOTES

1	REPLACE EXISTING GLASS WITH PPG SOLARGRAY MONOLITHIC GLASS.
REPLACE EXISTING MULLION CAPS WITH CLEAR ANOD. ALUM. MULLION CAPS.

2	REPLACE EXISTING STOREFRONT ENTRANCE DOORS WITH CLEAR ANOD ALUM
MEDIUM STILE ENTRANCE DOORS WITH PPG SOLARGRAY MONOLITHIC GLASS &
ELECTRIFIED PANIC HARDWARE:

VON DUPRIN ELECTRICALLY UNLOCKED PANIC (STOREFRONT)

PAIR OF DOORS: 3547A-NL-EL w/ POWER TRANSFER HINGE & 3547A-EO), PROVIDE TRANSFORMER AND LINE ELECTRICAL POWER.

PULLS	ELMES	T3268-01-133, S.S. 31” LENGTH
CYLINDER GUARD	ADAMS RITE	MS 4043
CLOSER	DORMA	TS 93-1
THRESHOLD	PEMKO	2727

Basketball & Volleyball Court Upgrades

Basketball Court Upgrades – scope includes: re-striping of court in parking lot (area outlined in site plan below) & installation of two new basketball hoops.

Volleyball Court Upgrades – scope includes: re-sanding of court (area outlined in site plan below) & installation of new net.

EXHIBIT B-2

SUNNYVALE BUSINESS CENTER

APPROVED SPACE PLAN

The following attached floor plans:

1.        920 DeGuigne Drive – Floor Plan – First Floor, prepared by AAI Architecture and Design, Sheet A-101.1 (Final Space Plan Revision: 06.03.11), approved by Tenant on June 6, 2011

2.        920 DeGuigne Drive – Floor Plan – Second Floor, prepared by AAI Architecture and Design, Sheet A-101.2 (Final Space Plan Revision: 06.03.11), approved by Tenant on June 3, 2011

3.        930 DeGuigne Drive – Floor Plan – First Floor, prepared by AAI Architecture and Design, Sheet A-101.1 (Final Space Plan Revision: 06.03.11), approved by Tenant on June 3, 2011

4.        930 DeGuigne Drive – Floor Plan – Second Floor, prepared by AAI Architecture and Design, Sheet A-101.2 (Final Space Plan Revision: 06.03.11), approved by Tenant on June 3, 2011

5.        950 DeGuigne Drive – Floor Plan – First Floor, prepared by AAI Architecture and Design, Sheet A-101.1 (Final Space Plan Revision: 06.03.11), approved by Tenant on June 3, 2011

6.        950 DeGuigne Drive – Floor Plan – Second Floor, prepared by AAI Architecture and Design, Sheet A-101.2 (Final Space Plan Revision: 06.03.11), approved by Tenant on June 3, 2011

Exhibit B-2

1

SPECIFIC SHEET NOTES

LEGEND

1 FLOOR PLAN-FIRST FLOOR

aai
architecture + interior design

1034 The Alameda
San Jose, California

Pleasanton, California

www.aaidesign.com

TELENAV

920 DE GUIGNE DRIVE
SUNNYVALE, CA

Equity Office

6-6-11

FLOOR PLAN-
FIRST FLOOR

A-101.1

1
2
3
4
5
6
7
8
9
10
11
12
13
A
B
C
D
E

1 FLOOR PLAN-SECOND FLOOR

REFER TO SHEET A-101.1 FOR NOTES AND LEGEND

aai
architecture + interior design
www.aaidesign.com

TELENAV

920 DE GUIGNE DRIVE
SUNNYVALE, CA

Equity Office

6-3-11

FLOOR PLAN-
SECOND FLOOR

A-101.2

1
2
3
4
5
6
7
8
9
10
A
B
C
D
E

1 FLOOR PLAN-FIRST FLOOR

KEY NOTES

SPECIFIC SHEET NOTES

LEGEND

aai
architecture + interior design
www.aaidesign.com

TELENAV

930 DE GUIGNE DRIVE
SUNNYVALE, CA

Equity Office

6-3-11

FLOOR PLAN-
FIRST FLOOR

A-101.1

1
FLOOR PLAN-SECOND FLOOR
SEE SHT. 101.1 FOR NOTES AND LEGEND

aai
architecture + interior design

www.aaidesign.com

TELENAV

930 DE GUIGNE DRIVE
SUNNYVALE, CA

Equity Office

REV.	DATE	DESCRIPTION	BY
	[illegible]	SPACE PLAN	[illegible]
	[illegible]	SPACE PLAN	[illegible]
	[illegible]	SPACE PLAN	[illegible]
	[illegible]	DEMOLITION PLANS	[illegible]
	[illegible]	DEMOLITION PLANS	[illegible]
	[illegible]	FOR APPROVAL	[illegible]
	[illegible]	FOR PRICING	[illegible]
	[illegible]	SPACE PLAN REVISION	[illegible]

6-3-11

FLOOR PLAN-
SECOND FLOOR

PROJECT NO.
BY

A-101.2

1 FLOOR PLAN-FIRST FLOOR
LEGEND
SPECIFIC SHEET NOTES

aai
architecture + interior design

TELENAV

950 DE GUIGNE DRIVE
SUNNYVALE, CA

Equity Office

6-3-11

FLOOR PLAN-
FIRST FLOOR

A-101.1

1 FLOOR PLAN-SECOND FLOOR
REFER TO SHEET A-101.1 FOR NOTES AND LEGEND

aai
architecture + interior design

www.aaidesign.com

TELENAV

950 DE GUIGNE DRIVE
SUNNYVALE, CA

Equity Office

6-3-11

FLOOR PLAN-
FIRST FLOOR

A-101.2

EXHIBIT B-3

SUNNYVALE BUSINESS CENTER

LANDLORD’S CONSTRUCTION RULES

See Attached

Exhibit B-3

1

Building Standards for: Triple Net

Sunnyvale Business Center - 920, 930 & 950 De Guigne Drive, Sunnyvale, CA 94085

(EOP No. 11020)

May 11, 2011

Building Contact Information

Senior Property Manager:	Phone:	408.487.4107
Helaine Adams	Fax:	408.451.4450
	E-mail:	Helaine adams@equityoffice.com

Chief Engineer:	Phone:	408-487-4156
Anthony Adams	Fax:	408-451-4450
	E-mail:	Anthony adams@equityoffice.com

Project Data

• Occupancy Type:	Confirm with Equity Office and/or the Building Architect

• Fire Protection:	Confirm with Equity Office and/or the Building Architect

• Construction Type:	Confirm with Equity Office and/or the Building Architect

• Number of Stories:	Confirm with Equity Office and/or the Building Architect

• Basic Construction:	Confirm with Equity Office and/or the Building Architect

General Structural Information

•	Design Live Load (psf)

Architect to confirm all loading and structural requirements with the Building Structural Engineer

•	Special Conditions: Confirm with Equity Office and/or the Building Architect

•	Building Architect: To be confirmed with Equity Office

•	Structural Engineer: To be confirmed with Equity Office

Preferred and Mandatory Use Vendors

•	The following preferred and mandatory use vendors/subcontractors shall be contacted in regards to their disciplines for any projects within the building.

NOTE: The Contractor may suggest other sub-contractors than those listed as “Preferred”. Any proposed substitution must be approved by Building Management PRIOR to bid

1

•	EMS: Mandatory use

Airco Automation, LLC, (707) 746-5693

•	Fire Alarm Panel / Fire Life Safety: Mandatory use

Cintas Fire Protection, (800) 710-5710

•	Locks, Keys, Hardware: Mandatory use

Industrial Lock Services, 2255 Middlefield Way, Mountain View, CA 94043 (650) 961-5544

•	Roofing: Mandatory use

Environmental Roofing, 15015 Los Gatos Blvd., Los Gatos, CA 95032 (408) 358-5360

•	Security Access (Base Building): Mandatory use

Prior to occupancy please contact Property Management

•	HVAC: Mandatory use*

Western Allied Mechanical, 1180 O’Brien Drive Menlo Park, CA 94025 (650) 326-0750

*For 1 year after occupancy

•	Electrical:

•	LL to approve Tenant Vendor

•	Plumbing:

LL to approve Tenant Vendor

•	Fire Sprinkler: Mandatory use

Cintas Fire Protection, (800) 710-5710

Elevator: Mandatory use

Schindler-1(.800)225.3123

Landscaper: Mandatory use

ValleyCrest Landscape Service- Contact Property management with issues

Fountain: Mandatory use

Contact property Management with issues

Pest Control: Mandatory use

Exterior only – contact Property Management with issues

2

Equity Office

Building Standards for

Sunnyvale Business Center - 920, 930 & 950 De Guigne Drive, Sunnyvale, CA 94085

TENANT/CONTRACTOR ACKNOWLEDGMENT

ON BEHALF OF THE TENANT AND CONTRACTOR NAMED BELOW AND AS THEIR RESPECTIVE AUTHORIZED REPRESENTATIVES, HE UNDERSIGNED HEREBY ACKNOWLEDGE RECEIPT OF THE ATTACHED BUILDING STANDARDS AND AGREE TO COMPLY THEREWITH. TENANT AGREES THAT IT IS TENANT’S RESPONSIBILITY TO DISTRIBUTE COPIES OF THESE BUILDING STANDARDS TO THE ALL CONTRACTORS AND ALL SUBCONTRACTORS BEFORE ANY WORK COMMENCES AT THE PROJECT. IT IS UNDERSTOOD THAT TENANT AND THE UNDERSIGNED CONTRACTOR WILL BE HELD JOINTLY AND SEVERALLY RESPONSIBLE FOR THE COST OF ANY CLEAN UP, CHANGES, OR OTHER LOSS, DAMAGES OR EXPENSES THAT RESULT FROM THE FAILURE OF CONTRACTOR AND/OR AND/OR SUBCONTRACTORS, TO COMPLY WITH THESE RULES.

CONTRACTOR

BY

DATE

TENANT REPRESENTATIVE

BY

DATE

3

Construction Specification Institute Index

Division 1 — General Requirements

Division 2 — Site Construction

Division 3 — Concrete

Division 4 — Masonry

Division 5 — Metals

Division 6 — Wood and Plastics

Division 7 — Thermal and Moisture Protection

Division 8 — Doors and Windows

Division 9 — Finishes

Division 10 — Specialties

Division 11 — Equipment

Division 12 — Furnishing

Division 13 — Special Construction

Division 14 — Conveying Systems

Division 15 — Mechanical

Division 16 — Electrical

Division 1 — General Requirements

01100 Summary

•

In the event that Drawings and Specifications are provided along with these Building Standards for project bidding, in the event of conflict between the Drawings and Specification and the Building Standard, the Drawings and Specification will take precedent over the Building Standards

•

Relative to the use of these Building Standards and existing conditions encountered in any space, when improvement Plans and Specifications are not provided and Building Standards indicate finishes and material specifications (for example doors/frames/ hardware, lighting fixtures etc) that do not match existing conditions within the space to be improved, the Contractors are required to list the differences and request direction from Equity Office prior to proceeding.

•	When the Contractor provides pricing for the work, the Building Standards shall apply for all new work unless otherwise directed by Equity Office.

•	When the Architect provides Plans and Specifications, the Building Standards shall apply for all new work unless otherwise directed by Equity Office.

•	For Mechanical, Electrical, Plumbing, Fire Alarm and Fire Protection improvements, these Building Standards will apply unless directed otherwise by Equity Office

•

It is the responsibility of the general contractor and the appropriate subcontractors to familiarize themselves with existing conditions, and to ascertain the complete scope of the mechanical, electrical, fire life safety, structural and plumbing work - including specific requirements, capacities and specifications required to execute this project in accordance with design intent.

•

Certificate of Insurance: Any company or person who may be furnishing labor or services for the Project shall have a certificate of insurance on file with the Equity Office building office, evidencing insurance coverage’s required by the Lease or otherwise satisfactory to the Landlord, and naming the landlord, Equity Office Management, L.L.C. and any other parties required by the landlord as additional insured before work starts.

•	Contractors to field verify all dimensions and requirements. Report all discrepancies or omissions to Equity Office.

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Structural design and calculations shall be provided for all hanging equipment exceeding 200 pounds showing attachments to the building structure and bracing requirements. Provide stamped and wet signed structural design and calculations for all elements as required by Code.

•	Copies of permits must be submitted to Equity Office prior to starting any job.

•	Hot work Permit:

•

The use of Hot Work Permits will be enforced on all projects. All Hot Work will require a permit administered by the Chief Engineer of the building. Contractor is to review all requirements with Building Management prior to the start of work

•	Hot work includes any Welding, Brazing or Soldering.

•	No Hot Work can take place in any area of a building that the fire sprinkler system has been impaired.

•	As required by code, for all elevated work Contractor shall comply to the Construction Safety orders in Article 24 of the California Code of Regulations Title 8.

•	Contractor must provide and shall have onsite the MSDS sheets for the materials they use on the project and provide copies of these in the close-out package.

•

Stamped structural calculations confirming ability of floor to carry significant loads such as high-density storage, large file banks, batteries, etc shall be submitted for review and approval for all projects.

•	Asbestos Containing Material (ACM) shall NOT be used or installed in any form. NO EXCEPTIONS

•

Contractor is to coordinate with Equity Office on obtaining PG&E and other potential rebates incentive (if applicable), prior to demolition. Contractor shall be responsible to contact Equity Office and review possible rebates

•	Contractor is requested to include in their bids any alternates which will save energy or useful life of equipment for consideration by Equity Office.

•	Low VOC Emitting Materials

•	All adhesives and sealants must meet or exceed Bay Area Air Quality Management District’s requirements for VOC emissions. Phenol or melamine formaldehyde adhesive shall not be used

•	Paints and coatings must meet or exceed VOC & chemical component limits of Green Seal requirements

•	Carpet systems must meet or exceed Green Label indoor Air Quality recommendations

•	Composite wood and resin fiber products must contain NO added urea-formaldehyde. Phenol or melamine formaldehyde adhesive shall not be used

01300 Administrative Requirements

•

Modifications to building shell and exterior: Changes to the building shell and any exterior tenant improvements (including the building and all lease areas) are subject to Landlord’s express written approval. Tenants are responsible for obtaining all required public works, building and planning approvals for such changes, copies of which shall be provided to Equity Office

•

Contractors are strictly advised that no attachment of any building materials directly to the exterior curtain wall will be allowed. Should the contractor discover any such details in the architectural drawings, whether explicit or implied, they are to be immediately brought to the attention of Landlord and appropriate modifications to such drawings will be required

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•	Any Building Standard features modified as a result of landlord approved tenant improvements are to be restored to building standard by tenant upon vacating the premises at the direction of Landlord.

•

Review and Approval: Drawing shall be reviewed by Equity Office at the end of TI Schematic Design and also when Final TI Construction Documents are completed. Tenant shall provide such drawings to Equity Office sufficiently in advance to permit Landlord to provide written at each stage. Equity Office’ comments shall be incorporated into the TI designs prior to the commencement of TI construction and revised copies of the design documents shall be provided to Equity Office for further review and/or approval. A set of TI Construction Documents as finally approved by Landlord will be provided to Equity Office.

•	Private offices and conference rooms built-out on the perimeter glass line shall be on mullion and column module. Landlord shall have approval rights on all proposed layouts

•

Where “Design-Build” specifications are used, Equity Office will review, comment on and approve all design build plans and specifications provided by the design-build contractor prior to construction and appropriate modifications to plans and specifications shall be made.

•	The Property Manager, Regional Engineering Director and the Chief Engineer will be included in the approval process regarding Hardware, Structural, Electrical, Mechanical, Plumbing, Fire Life Safety.

•	Any costs associated with “Above Standard” items are the tenant’s responsibility.

•	Landlord may substitute other materials, at Landlord’s sole discretion, for specified materials depending on the availability of materials at the time of construction.

•	Tenant shall provide improvements to the common corridors and the elevator lobby (corridor and elevator lobby on which Tenant’s Premises is located) if necessitated by the work.

Inspection and Acceptance: Tenant Initiated Projects, and as applicable for Equity Office contracted projects

•	TI specifications shall include a requirement that the Tenant and TI Contractor cooperate with Equity Office in the review and acceptance of the TI during the completion of construction as follows:

•

TI construction may be reviewed by an Equity Office representative at intervals appropriated to the course of the work and the size of the TI project. The TI designer shall normally be present at such reviews.

•

When TI work is substantially complete a Equity Office representative will accompany the TI designer on a walk-through of the work to ensure the completion of the TI work in accordance with the approved design

•	Equity Office must be furnished with a Certificate of Substantial Completion provided by the TI designer with correction list items noted.

•	The Tenant will cooperate with Equity Office and it representatives in any required follow up to confirm the completion of correction list items.

•	Mechanical, Electrical and Structural Plans must to be signed by P.E. (or engineering discipline as required by the City) before submission for Landlord approval

Project Record Drawings, warranties and instructions

•	Contractor to provide closeout As-builts, O&M Manuals and close out documents in a labeled binder in accordance with the check list provided at the end of these specifications

•	AutoCAD” files requirements:

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Provide files in both (1) the latest addition of Autodesk version of AutoCAD in which the engineers and the designer and/or Architects are currently using plus (2) saved in the release of Autodesk version of AutoCAD which is currently being used by Equity Office.

•	The Contractor is responsible to confirm which version of the AutoCAD is being used by Equity Office prior to submitting the AutoCAD files

•	Files must be unlocked and fully accessible. No “cad-lock” read-only, password protected or “signature” files.

•	Files must be in “.dwg” format.

•	If the data was electronically in a non-Autodesk product, then files must be converted into “’dwg” files when given to Equity Office.

•	Contractor shall maintain a set of record drawings showing all changes made to the design during the course of construction which shall be delivered to Equity Office upon final completion of the TI.

•	The contractor shall provide (1) one hard copy and (2) Electronic Copy on a CD of the following close out documentation.

•	Record As-builts drawings for all disciplines, reproducible AND in AutoCAD version noted above

•	Original Permit Card(s) with final sign-offs by all applicable inspectors (Building, Fire etc)

•	Warranties and Guarantees

•	One complete set of detailed operating and maintenance instructions and spare parts lists.

•	Provide air balance and final air balance report for entire suite.

•	Electronic version of MEP trade as-built drawings

•	A copy of the permit with final sign-off from the each trade inspector including Building Final must be submitted prior to final payment.

Training

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Contractor shall provide training for Equity Office engineering personnel or tenant on all installed systems. Training shall be provided by the Sub-contractor and equipment Manufacture Representative on major equipment. Training shall be scheduled to occur promptly after but in no event before, the submittal of all close out documentation.

01400 Quality Requirements

Code Compliance

•

Construction must comply with all codes, ordinances and regulations applicable to the TI design and construction. The Tenant or Contractor must provide Equity Office with a copy of the Certificate of Occupancy and/or inspection sign-off prior to occupying the TI’s.

Codes and Regulations

•

All work shall comply with the latest edition of all applicable codes and regulations. In the event of any conflict between two or more applicable codes, the code requiring the higher-quality or more complete installation shall govern

•	Contractor shall be responsible to comply to all regulations of OSHA and CAL-OSHA

01500 Temporary Facilities and Controls

General clean-up

•	Contractor shall coordinate with Building Management for the placement of dumpsters. Dumpsters shall not be allowed to overflow. The area around the dumpster will be swept clean at all times.

•	All areas outside the area under construction will be kept clean and clear of all debris, building materials, and equipment at all times.

•	Contractor will keep the interior construction area clean, organized and safe at all times.

•

Contractor is responsible for keeping lobby and corridor carpeting protected from tracking dry wall dust, etc. If self stick visqueen carpet protection is utilized, protected carpets must be cleaned at the completion of the project

•	If cleanup is inadequate at any time, Landlord may accomplish cleanup and deduct or charge cost thereof from amount of contracts.

•	Upon completion of work, immediately remove from the premises all surplus materials, tools, equipment, rubbish and debris resulting from the work

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Asbestos Containing Material (ACM) Testing

•

Demolition/new construction will be subject to Asbestos Containing Material (ACM) testing for all materials which are to be demolished in accordance to State and Federal requirements. Consultant specified by the Landlord shall be used for testing.

Indoor Air Quality

•	Meet the minimum requirements in ASHRAE 62

•	Cover all intakes and/or return air for building mains with Merv 8 or 30% ASHRAE filters

•	Shut off and secure all HVAC equipment that supplies the area of construction. Close off all open medium pressure ducting.

Noise control

•

Unless approved in writing by the Landlord, Contractor will not perform construction involving loud noises during normal building hours of operations. Building Management will provide a complete list of Building Rules and Regulations to Contractor prior to start of construction, and Contractor shall comply at all times with such Building Rules and Regulations

•

Unless approved in writing by Landlord, all demolition, stocking, off haul, core drilling, rotor hammering, powder actuated fastening, and tack strip installation for construction purposes to be performed after hours. All other noise levels to be kept at a minimum during the business day. Refer to the Rules and Regulations for further requirements

•	Contractor shall not play radios at any time

Cutting and Patching

•

Do not cut-and -patch structural work in a manner resulting in reduction of load carrying capacity or load / deflection ratio; submit proposed cutting and patching to Equity Office for structural approval before proceeding.

•

Do not cut-and-patch operational elements and safety-related components in a manner resulting in reduction of capacities to perform in manner intended or resulting in decreased operational life, increased maintenance, or decreased safety.

•

Do not cut-and-patch work which is exposed on exterior or exposed in occupied space of building, in a manner resulting in reduction of visual qualities or resulting in substantial evidence of cut-and-patch work, as judged solely by Equity Office.

•

Remove and replace work judged by Equity Office to be cut-and-patched in a visually unsatisfactory or otherwise objectionable manner. Provide materials for cut-and-patching which will result in equal-or-better work than work being cut-and-patched; in terms of performance characteristics and including visual effect where applicable.

•	Use materials identical with original materials where feasible and where recognized that satisfactory results can be produced thereby.

Demolition:

•	Contractor is to target recycle or salvage at least 50% (by weight) or construction, demolition and land clearing waste, or as required by local jurisdiction, whichever is greater

•	Contractor is to coordinate with Building Management on the building requirements for demolition procedures, access, trash removal and placement of containers etc.

•

In the area where construction is being done, protection will be put down on all carpeted or finished floors and walls in corridors, lobbies, and areas leading to exits if required. All passenger elevators serving area for demolition and construction are to be properly sealed against dust, debris and damage with pads, visqueen and masonite, plywood or plastic panels, including car and floor doorframe. Contractor to review protection plan with Building Management prior to start of work

•	Contractor shall be responsible for damage caused by failure to put down appropriate protective surfaces

•	If work is required on the roof, protection of all roof surfaces is to be done as needed to protect the roof membrane. Contractor will be responsible for restoration of any damage to the roof

•	Contractors shall supply fire extinguishers on job site while construction is in progress.

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Contractor shall install and maintain frame and filters over return air duct (as pre-filter) in space served by air conditioning unit. Smoke detectors also must be disabled while demolition is in progress and covered, and returned to service prior to the contractor leaving the job site at the end of each day. After completion of TI work a sensitivity test will be performed on life safety system and cleaned as needed at tenant or Contractors sole expense.

•	All unused telephone & communication cable to be removed from ceiling. Care shall be taken to identify and protect any cabling which is currently active and is to remain.

•

Contractor must take caution and use all appropriate protective measures not to demo or otherwise adversely affect the operation of the existing Fire/Life/Safety system or Energy Management system devises or their conduits

•

Equity Office reserves the right, but shall not be required to keep any demolished material, such as, but not limited to doors, hardware, glazing, electrical fixtures, etc. Contractor shall clarify with Equity Office prior to bid on what material is to be salvaged

Core Drilling and Saw Cutting:

•	Core drilling and trenching of the floor slabs are subject to the approval of Building Management.

•	All slab on grade, structural slabs, and post tension slabs shall be scanned or x-rayed prior to any core drilling or trenching activity

•

When saw cutting the floor slab, or multiple cores are necessary Contractor is to obtain a detail for repair from the Structural Engineer. Plastic vapor barrier is to be placed in the trench and sealed to the sides before re-pouring.

•	This work to be done after building hours and only with permission of Building Management.

•	All cores that penetrate demising walls and floors must be fire caulked or sealed

Move in Requirements:

The following are move in requirements to follow when moving into an Equity Office building. Prior to move in, the Tenant’s move in supervisor is required to meet with the Building Management to review scope of job.

•

All floors must have protection from damage due to carts or hand trucks (example: masonite, plywood, etc). Material shall be in good condition, not broken or split so that wood chips and debris are not left on the floor.

•	All walls and corners to delivery location must be protected with cardboard or equal material.

•	Mover must use the building entrance which has been identified by the Building Management

•	All movers/furniture installers must use elevator that has been designated for move (elevator with moving pads). Key provided for independent use only, doors should not be held open manually.

•	All doors in mover’s/furniture installer’s path must be propped open only with rubber doorstops. (No cardboard, metal, rock, etc)

•

After hours access card and elevator key shall be picked up in advance, especially in the case of early morning or weekend moves. Card and key shall be returned to Equity Office promptly upon completion of move in.

•	Day before move walk through shall be performed to note any prior for which Tenant will not be held liable.

•	Please report promptly any damage done by mover’s/furniture installer’s to Building Management staff.

•	Clean up of all debris and vacuum of carpets if needed, promptly when move is completed.

•	Morning move in must be complete by 8:00 am or start after 5:30 pm.

•	Any schedule change must be approved 24hrs in advance by Building Management staff.

Division 2 — Site Construction

Division 3 — Concrete

Division 4 — Masonry

Division 5 — Metals

Division 6 — Wood and Plastics

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06400 Architectural Woodwork

Millwork

•	Millwork shall have FSC substrates that are formaldehyde free and use low-VOC adhesives

•	All millwork to conform with Woodwork Institute standards as follows:

•	Cabinets: Custom Grade Construction.

•	Counters & splash: Premium grade

•	No certificates are required.

•	All cabinets and counters to be anchored and scribed to adjacent surfaces

•	All counter core material to be 3/4” particle board or hardwood plywood.

•

Provide Flush Overlay plastic laminate cabinets. All exposed surfaces and inside face of door shall be covered in plastic laminate (Standard Nevamar, Wilsonart or approved equal). Interiors are to be light gauge laminate, melamine or equal, edge banded, color: white

•	Provide shop drawings for review by Landlord and/or architect for all millwork

•

NOTE: Counters, cabinets to meet all accessibility requirements of The American’s with Disabilities Act and the California Building code, current editions. Architects/Contractors shall take care that heights/reach ranges related to cabinetry and to the electrical above counters/splashes are strictly adhered to per codes and regulations.

Counters at +34” above finished floor and with a depth of 24” from front edge to face of wall typically meet all reach range requirements to electrical placed at +42” or +44” above finished floors.

This building typically provides under sink access and doors with an attached toe kick. Doors in the open position, including attached toe kicks shall provide a minimum 30” wide clear area below sinks with doors open 90 degrees

Hardware:

•	3/4 extension drawer glides.

•	Fully concealed hinges.

•	Fully recessed standards for all adjustable shelves.

•	Pulls: Drawers/pulls: Manufactured by Forms and Surfaces; 3” wire pulls or Stanley: Wire pulls - #348235 3-1/2 Satin Chrome

•	Hinges: 120 degree Blum 73T5580 or equal

•	Glide, standard: Accuride C3800, 75 lbs, 3/4 extension or equal

•	Glide, file: Accuride C4005, 1-1/2” overtravel, 100lbs or equal

•	Grommets: Doug Mockett & Co.: SG series, black or equal

•	Adj. Shelf Hdwr.: KV 331/332 shelf supports or equal

•	Typ. Finish: Satin Chrome or existing Building Standard

Wall Hung Shelves:

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Shelf: white melamine, edge banded shelf on Knape & Vogt #85 ANO Double Slotted Standards with # 185 ANO Double Brackets, color: nickel. Provide backing for or coordinate 20 gauge sheet metal studs with vertical standards locations.

Closet Pole & Shelf:

•	White melamine, edge banded shelf on Knape & Vogt #1195 shelf and rod supports with chrome heavy duty closet rod, #770-5.

Division 7 — Thermal and Moisture Protection

07500 Membrane Roofing

General:

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All modifications to building roofing, flashing, waterproofing system assemblies are to be completed by sub-contractors specified by Equity Office. Contractor shall obtain name and contact information and solicit a proposal from the approved Roofing sub-contractor prior to submitting any pricing for the project

•	All sheet metal roof flashing shall confirm to SMACNA standards

Division 8 — Doors and Windows

08050 Basic Door and Window Materials and Methods

General

•

The existing building may have in place a number of different doors (wood species, cut and finish), door frames and hardware. Re-use of non-building std. doors, frames and hardware will be considered on a case by case basis by the landlord. New & remodel construction should comply with below listed standards unless otherwise permitted by landlord

•	Contractor shall repair/re-finish existing doors where occurs. Touch-up existing frames as required.

•

All re-keying of locks must be coordinated with Building Management, or a locksmith designated by Building Management. Contractor shall ensure that all new locksets include the correct, building standard key way

•	Interior tenant doors are to be equipped with hinges, latch set and floor stop.

•	Doors, frames, glazing being demolished shall be stored or disposed of at the direction of Building Management.

•	Doors shall meet all requirements for accessibility including hardware and required door clearances.

•

Should panic bar exit devices be required for a tenant’s specific occupancy type, then that tenant shall be responsible for costs associated with upgrading other doors in the building along the required exit paths.

•	Use fire rated doors in locations as required by Code. Doors shall have the testing laboratory label with the appropriate rating indicated. (U.L.Rated)

•	Tenant to provide all required keys and cardkeys for building for installation into the knox box.

08100 Doors and Frames

Tenant Entry Door

1.	Single Rated Entry Door:

•	All corridor doors single 3’-0” x full height (ceiling height unless otherwise specified) to be building standard finish with building standard lever hardware. Provide submittals for approval.

2.	Double Entry Doors

•	Same as Single Entry Door above, except pair 3’-0” x full height (ceiling height unless otherwise specified) x 1-3/4” doors.

•	Frame:

A.	20-min. fire rated clear anodized aluminum, flush frame to match building standard.

B.	Use fire rated frames in locations as required by Code. Frames shall have the testing laboratory label with the appropriate rating indicated

Interior Doors:

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•	Standard full height doors and frames 3’-0” wide, door manufacture, All Wood or equal. White maple solid core doors, oil stain w/clear coat sealer, polyurethane sheen to match control sample

Frame:

•	Clear anodized aluminum, flush frame (Venus style) to match building standard (rated where required), or match existing as required

Elevator Lobby Doors and Frame:

•	Elevator doors are to be sprayed finished. NO ROLLER APPLICATION. For paint grade doors only, NOT applicable for metal finish elevator doors

08500 Windows

Glass Sidelights

•	Where designated, glass sidelights to be 18” wide, 1/4” minimum tempered glass and match height and frames of building standard interior doors or match existing as required

Window Coverings:

1. Blinds -	Horizontal Mini-Blinds: Levolor Rivera Blinds or match existing color to be confirmed
2. Existing Blinds:	Repair/replace damaged/malfunctioning blinds as required.

08700 Hardware

General:

•	All hardware must meet ADA guidelines and State Fire Marshall guidelines

•

The Architect is responsible for selecting the lever design and finish, per the EOP recommendation that there will be uniformity in design and finish on any given floor when there is existing door hardware (that will remain) on that floor. EOP to provide final approval of lever design and finish and hardware type.

Hardware specification:

Lock Sets; SCHLAGE

•	MODEL L-Series, Mortise Lock, L9050 (Entrance and Suite Entrance Lock)

•	DESCRIPTION: Schlage Heavy Duty Lever Lock with full size inter-changeable core, thumbturn locking. Finish and lever design per notes above.

•	MODEL D-Series, Cylindrical Lock, ND50PD (Office and Inner Entry Lock)

•

DESCRIPTION: Schlage Heavy Duty Lever Lock with full size inter-changeable core, push button locking. Keyed outside, outside lever unlocked by key or by turning inside lever. Finish and lever design per notes above.

•	MODEL D-Series, Cylindrical Lock, ND80PD (Storeroom Lock)

•	DESCRIPTION: Schlage Heavy Duty Lever Lock with full size inter-changeable core, entrance by key only always locked, inside lever always unlocked. Finish and lever design per notes above.

•	MODEL D-Series, Cylindrical Lock, ND70PD (Classroom Lock)

•	DESCRIPTION: Schlage Heavy Duty Lever Lock with full size inter-changeable core, entrance by key to lock or unlock. Finish and lever design per notes above.

•	MODEL D-Series, Cylindrical Lock, ND80PDEU (Electrically Unlocked, Fail Secure)

•

DESCRIPTION: Schlage Electric Lock Set Fail Secure with full size interchangeable core continuously locked until unlocked by key or electric current. Inside lever always free for immediate exit DC 24 volts, 0.35 amps. Finish and lever design per notes above.

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•	Cylinder/Key Way- Schlage E 6 pin

Passage Set

•	MODEL D-Series, ND10S (Passage Set)

•	DESCRIPTION: Schlage Heavy Duty Lever Handle. Both levers always unlocked. Finish and lever design per notes above.

Other

•	Door hold opens

•	Electric door holders Edwards Cat # 1504-N5

•	Door closures

•	LCN 4041 - Super Smoothee or Norton 149A finish 26

•	Floor mount door stops

•	To match existing.

•	Coat Hooks

•	Confirm with Building Management

Execution

•	Locksmith vendor will be specified by Equity Office for all cylinder installation and keying. Keying of all interior and exterior doors shall be compatible with building master

•	Construction: Provide construction keyway during construction.

Division 9 — Finishes

General Notes

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Only water based, low-VOC, adhesive materials may be applied in the building. No out-gassing type of water proofing or adhesive shall be used without Building management’s prior approval and work shall occur after hours only.

•	Contractor to perform moisture testing as required ensuring proper substrate/installation/performance.

•

Prior to installation of flooring, installer shall inspect the surfaces to which flooring products will be applied. All cracks, depressions and minor bumps must be filled. All voids in the substrate shall be filled with commercially manufactured filler material.

09500 Ceilings

Suspended Ceiling System

General

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Unless otherwise noted in specific project instructions, where cross members are damaged, bent or have screw holes, they shall be replaced. Where mains are damaged, bent or have more than 3 screw holes, they shall be replaced. In mains with (3) screw holes or less, holes shall be caulked and smoothed flush with grid surfaces.

•	Not all ceilings are properly braced with compression struts, proper wall angle and seismic control joints. After inspection of premises ceiling shall be modified as required to meet current codes.

•

Contractor to replace damaged tile where occurs. Provide new tile as required to complete the ceiling; do not mix existing and new tile in the same room (relocate existing tiles where required). Contractors shall provide exact quantity of tile to be replaced in bids. It is assumed that only significantly damaged tile will be replaced and that existing tiles with minor imperfections will remain unless otherwise noted.

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•	Unless otherwise noted in specific project instructions level existing within 1/8” in 10’. New grids to be level within 1/8” in 10’ or as required by Code

•

Compression struts and ceiling wires are to be installed as to not touch, rub, and lean against any other supports or equipment. This will stop any vibrations from traveling to the ceiling grid, thus causing tenant complaints

•	Do no paint Acoustical Ceiling Tiles

Grid:

•	2 X 4 15/16” T-bar Grid: install to match existing ceiling & height.

•	Finish: Flat white #001 and #004.

•	Brace Suspended Ceiling system as required by Code. Independent of Suspended Ceiling wires, provide minimum four hanger wires at light fixtures or other extra loads weighing over 50lbs

•	Always align new grid/mains with existing.

•	Grid shall be continuous throughout floor. Grid shall not be cut to center with a room, unless restored by Tenant upon termination of lease

Acoustical Tiles

•	Contractor to verify actual tile in field to confirm specification match

U.S.G. P/N 2742 class A 2’x4’x3/4” Radar Illusion Two/24 Panels with regular edges

Armstrong P/N 704A 24”x24”x5/8” Cortega with angled regular edges

Armstrong P/N 769A 24”x48”x5/8” Cortega with square lay-in edges.

Armstrong P/N 2767A, 24”x48”x3/4” Cortega Second Look II with angled regular edges. (At selected area)

•	Acoustic ceiling panels are to be shoulder cut at the perimeter of all rooms. This includes rooms where walls stop at the bottom of the ceiling grid

•	ALTERNATE SPECIFICATION

Ceiling shall be 2’-0” x 2’ x 0” suspension system by Armstrong with 24” x 24” x 5/8” “Cortega” square lay-in edge ceiling panels, or equal or better. Monolithic ceiling grids in all office and lab areas are required

Ceiling Height

•	Contractor to verify in field prior to ceiling install and match existing

Open ceiling

•

Where ceilings in offices are left open to structure for design reasons, entire underside of structure shall be cleaned and painted with 2 coats of flat latex over one coat of primer. Minimum requirement.

MISCELLANEOUS

•

Center all items in the middle of ceiling tile: smoke detectors, strobes, sprinkler heads, speakers, lighting, etc. unless otherwise noted. Downlights and wallwashers shall be located as required by Tenant’s Architect. Note that in some areas, specifically below main pressure ducts, ceiling to grid clearance is limited and building standard 2x4 fixtures may not fit. If available, HVAC duct layout drawings can be used to avoid potential conflicts.

09600 Flooring

•	Flooring shall be As selected by Architect, and approved by Equity Office

•	Confirm flooring standard and requirements with Equity Office

Carpet

Building Common Corridor As selected by Architect, and approved by Equity Office

Elevator Lobby As selected by Architect, and approved by Equity Office

Accent As selected by Architect, and approved by Equity Office

Tenant Space: As selected by Architect, and approved by Equity Office

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Contractor to perform moisture testing as required ensuring a proper substrate/installation/performance. Installation: Glue-down per manufacturer’s recommendations

Base As selected by Architect, and approved by Equity Office

•	Elevator Lobby @ border carpet:

•	Common Corridor:

•	Elevator Lobby:

Tenant Space:

Vinyl Composite Tile

•	For use in Break Rooms, Work Rooms, Storage Rooms and Tele/data/Server Rooms.

•	Manufactured by Two (2) colors in pattern for kitchen/break room. One (1) color for other application. As selected by Architect, approved by Equity Office

•

Installation: Quarter turned and installed per manufacturer’s recommendations. Provide Reducer strip at floor transitions Provide two coats of floor polishing material recommended by the manufacturer, machine polishing the second coat.

Other flooring finishes

•	Elevator Lobby Stone tile: Confirm flooring standard and requirements with Equity Office

•	Restroom tile: To Match Existing

•	Installation: Thinset per Tile Council of America Guidelines. Use 1/8” grout joints max.

09700 Wall Finishes

DRYWALL PARTITIONS:

General notes:

•

All partitions to be constructed to meet all code requirements including 5 lbs/sq.ft. lateral loading per applicable codes and ordinances. Stud tracks, studs, deflection track assemblies, gypsum board installations and fasteners shall be detailed/ specified accordingly. Adjust stud gauge, spacing, size for longer spans (1st floor spaces & Floor to structure walls) or walls with additional loads (Cabinetry, equipment, etc.).

•	Where plumbing walls occur, specify larger stud sizes to accommodate pipe diameters, etc.

•	All gypsum board shall be type “x” regardless if walls are rated or not.

•	Insulation where occurs shall be fully contained within partitions. No loose insulation/batts are allowed in the return air plenum.

•	All walls to be finished smooth with Level IV finish (ASTM C 840). See partition preparation for standard walls vs. walls with side lighting,

•	In existing suites, existing walls shall be patched, repaired to provide like new appearance unless otherwise noted.

•	Existing wall covering shall be removed and walls shall be prepared for new paint unless otherwise noted.

One hour

•

Floor to structure above partition with 3-5/8” x 20 gauge sheet metal studs @ 24” o.c., approved fire rated deflection track assembly @ head attached to metal deck flutes (perpendicular condition) or 16 Gauge metal plates spanning a Minimum of (2) flutes (Parallel condition), 15 lb/ft density fire proofing between metal deck flutes where occurs, one layer 5/8” Type “X” gypsum board each side taped smooth (finished to 6” above ceiling grid), 3”x25” acoustic batt insulation creased to fit between studs. Hold back bottom of gypsum board  1/4” and perimeter seal with fire caulking each side. Stagger all outlets in stud cavities and seal with fire rated acoustical pads.

•	3” batt insulation between studs (R-8 rated)

•	Partition taped, finished and receiving paint or wall covering.

•	Partition to be fire taped above ceiling to slab above with penetrations receiving fire caulk.

•	One hour fire rated corridor partitions to be full height or tunnel construction conforming to local code requirements

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One hour- Tunnel Construction

•

Tunnel corridor construction occurring at locations where main HVAC ducts connect to building shafts. Floor to 6”+ above ceiling grid 1-hour partitions with 1-hour rated lid. (Exact height depends on if suspended ceiling will be installed below 1-hour lid).

•

For walls: 3-5/8” x 20 gauge sheet metal studs @ 24” o.c., one layer 5/8” Type “X” gypsum board each side and atop partition taped smooth, 3”x25” acoustic batt insulation creased to fit between studs. Hold back bottom of gypsum board  1/4” and perimeter seal with fire caulking each side.

•	For ceilings: Option 1- Provide 20 gauge steel joists (size as required for span) with 5/8” type ‘X” gyp bd. top and bottom (requires fire taping top side in addition to finished underside) or

•	Option 2 – Horizontal Shaft wall assembly utilizing C-H studs, (1) layer 5/8” type “X” gypsum board on bottom side and (1) layer 1” gypsum shaft wall liner (US Gypsum 1-hour assembly or equivalent).

•	Independently brace assembly every 8’-0” on center with alternating diagonal braces to structure above or equivalent per code. Stagger all outlets in stud cavities and seal with acoustical pads

Tenant Demising Partition

•

Floor to structure above partition with 3-5/8” x 20 gauge sheet metal studs @ 24” o.c., approved deflection track assembly @ head attached to metal deck flutes (perpendicular condition) or 16 Gauge metal plates spanning a minimum of (2) flutes (parallel condition), one layer 5/8” Type “X” gypsum board each side taped smooth (finished to 6” above ceiling grid), 3”x25” acoustic batt insulation creased to fit between studs. Hold back bottom of gypsum board  1/4” and seal bottom of gypsum board with acoustical caulk on each side. Stagger all outlets in stud cavities and seal with acoustical pads.

•

Provide engineered return air plenum openings in walls per mechanical engineer’s direction. Locate openings to avoid private offices, conference rooms or other rooms where sound attenuation/privacy is a concern. All return air openings in demising wall will have a sound trap.

Interior Partitions

•

Standard Interior Partition Ceiling grid height with 3- 5/8” or 2-1/2” x 25 gauge sheet metal studs (depending on loading) @ 24” o.c., one layer 5/8” Type “X” gypsum board each side, continuous metal “J” mold @ top edge / tile, taped smooth. Independently brace partition every 8’-0” on center with alternating diagonal braces to structure above or equivalent per code. No Insulation, unless otherwise noted in the Construction documents

Specialty Partitions: Large Conference Rooms and Training room

•	Same as Tenant Demising Partition

Specialty Partitions: Upgrade Interior Partitions

•	If requested by Tenant. Cost to be reimbursed by Tenant.

•

Install 5/8” “ type ‘X’ Gypsum wall board, sanded, primed textured (if required) and painted over 2-1/2” 25 gauge metal studs at 24” O.C. 12” above ceiling. Provide R-11 batt insulation. Install metal stud bracing to structure above, as required by Code

Specialty Partitions Restrooms, janitors sink locations, or wet walls:

•	Install 5/8” greenboard in lieu of standard GWB.

•	Restroom wet areas shall receive full height as required by code and wainscot -height 4’-0” on all other wet area walls,

•	Square semi-gloss finish Daltile, Price Group 3 or equal or better.

•	Other restrooms walls shall receive two coats of mildew-resistant latex paint over one coat of primer

•	Janitor closets to receive RFP board at wet walls 4’-0” high minimum

Specialty Partitions Columns/ Perimeter Wall Furring:

•

Unless otherwise noted in the Construction Documents Floor to 6” above ceiling grid height with 2-1/2” x 25 gauge sheet metal studs @ 24” o.c., one layer 5/8” Type “X” gypsum board one side, taped smooth. Independently brace partition every 8’-0” on center with alternating diagonal braces to structure above or equivalent per code. No insulation unless required by Code

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Partition at Mullion

•

Walls perpendicular to windows shall be installed at the center of the window mullion. Offset shall be used when wall layer does not align with the mullion. Utilize blind extruded aluminum tapeable track and gasket, leave end unpainted with clear anodized aluminum finish. Use black neoprene gasket at intersection between end stud and mullion. DO NOT attach into perimeter curtain wall, or window wall system

09900 Paints and Coatings

PAINT

Systems delineated below are for painting new partitions. Existing partitions shall be painted to cover using The final finish products cited below.

•	All painting and coatings to be NON-VOC.

•	Low-VOC painting and coatings will be considered under certain conditions and will need the approval by Building Management

•	Product used is to be Kelly Moore or Equal

1.	Gypsum Board Substrate: (New Partitions)	1st Coat: Interior PVA Primer/Sealer. 2nd Coat: Acrylic Interior, Eggshell. Color: to be selected. 3rd Coat: Acrylic Interior Eggshell. Color: to be selected.

2.	Elevator Doors & Frames:	1st Coat: To be specified by Architect 2nd Coat: To be specified by Architect 3rd Coat: To be specified by Architect

3.	Corridor, Lobby Walls & Lobby Ceiling

1st Coat: Interior PVA Primer/Sealer. 2nd Coat: Acrylic Interior Eggshell. Color: to be confirmed 3rd Coat: Acrylic Interior Eggshell. Color: to be confirmed

4.	Corr. Hollow Mtl. Dr. Frames:	Same as Walls above with Semi-Gloss paint.

5.	Corridor ceilings (Hard Lid):	1st Coat: Interior PVA Primer/Sealer. 2nd Coat: Acrylic Interior Eggshell. Color; to be confirmed 3rd Coat: Acrylic Interior Eggshell. Color: to be confirmed.

6.	Restrooms:	1st Coat: Interior PVA Primer/Sealer. 2nd Coat: Acrylic Interior Eggshell. Color: to be confirmed 3rd Coat: Acrylic Interior Eggshell. Color: to be confirmed.

Partition Preparation:

•	Apply first coat in normal manner. Apply second coat with standard carpet stipple roller for minimal texture. Finish or lay-off in one continuous direction. Then apply finish coat in normal manner.

•	Painter shall tint 2nd coat to confirm 3 coat application

Division 10 — Specialties

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10520 Fire Protection Specialties

•	Fire extinguisher:

5 lb – 2A10BC hand portable fire extinguisher located in cabinets, max. +48” to working parts and spaced per code with appropriate signage.

•	Fire Extinguisher Cabinet:

As selected by Architect, and approved by Equity Office

Division 11 — Equipment

Division 12 — Furnishings

12500 Furniture

•	All furniture to be provided by others unless otherwise noted.

Division 13 — Special Construction

13850 Detection and Alarm

Building Life Safety System:

•	Life Safety Warning Speakers/Strobe, Visual Warning: clear lamp lens, off-white housing with red “FIRE” lettering; wall mounted at +80” A.F.F.; synchronized flash rate.

•	Building Smoke Detectors: Ionization type in common corridors, electrical/telephone, elevator and mechanical rooms. Must be compatible with the existing system.

•	Tenant Local Smoke Detectors: Must be compatible with the existing system

•	Use Building service provider for consolation, design and installation of all Fire Alarm equipment

•	All equipment must be compatible with existing system

•

NO EXCEPTIONS: AH Fire/Life/Safety systems must be fully operational at the end of each working day. No part of the Fire/Life/Safety system may be left impaired overnight without a fire watch being posed and Building Management written approval. NO EXCEPTIONS

Division 14 — Conveying Systems

Division 15 — Mechanical

15050 Basic Mechanical Materials and Methods

Engineering:

•	The engineering and design criteria is dependent on the existing building equipment, capacity and systems.

•	The Tenant shall provide the HVAC Engineer with an Equipment Schedule to identify all significant equipment and their heat and power load requirements. From this list the HVAC system will be

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specifically designed and the electrical requirements will be provided. Therefore, Tenant’s accuracy and completeness is very important.

•

Contractor shall design and install a complete heating, ventilating and air conditions (HVAC) system in accordance with the following design specifications. The system shall match the exiting system unless noted otherwise, (heat pumps, VAV, package unites, etc.)

•

The Contractor shall provide Design/Build services for the scope of the work, engineering and construction. Engineering shall be done by a licensed Engineer or as required by the governing agency having jurisdiction over the project.

•	Shop Drawings shall provide the following information as a minimum:

•	Reflected Ceiling plan including supply diffuser and return grille locations.

•	Equipment locations with one line duct layout.

•	Capacity of equipment shown.

•	Exhaust and supply volumes noted.

•	Location of thermostats with terminal or equipment numbers identified.

•	Roof Plan with equipment shown, (On NNN projects)

•	Complete equipment schedules

•	All code required Title 24 information.

Main building, System type

•	Refer to existing building equipment for Main Building system type

•	The hours of operation for comfort heating and cooling of the building are specified in the lease. Saturday, Sunday and holidays- off

•

Additional Cooling/heating provided outside of normal business hours could result in a charge, which varies, for use after normal AC hours. Please see Building Management for current costs & procedures.

•

Offices, rooms or computer/Server rooms that require 24X7 air conditioning shall have to install a separate system since the Base Building system does not operate 24 X 7. A split air cooled or dry fluid cooler (for water cooled) or heat pump unit utilizing building provided condenser water if available shall be installed. Tenant shall be responsible for providing independent maintenance agreement for all independent air condition units. The discharge of the A/C units waste heat into the return plenum will NOT be allowed.

An electrical sub-meter shall be installed to monitor electrical use (By Division 16)

General Notes:

Design Criteria:

All systems shall be designed to meet the following criteria.

Outside Criteria: The HVAC system shall be designed to the latest published ASHRAE design conditions as follows:

Summer:	ASHRAE 1.0%
Winter:	ASHRAE 99%
Inside Design
Summer: 75°F	50% RH
Winter: 72°F

Temperature control

•	Automatic temperature control device for regulation of space temperature shall be capable of being set from 55 Deg. F to 85 Deg. F, and have the ability to operate in heating and cooling

•	Space temperature shall be maintained within +/- 2.0F

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Zoning Standards

•	All rooms shall have HVAC unless noted otherwise

•	Each external exposure, exterior corner offices shall have its own zone

•	All zoning must be approved by Equity Office.

1.	Approximate Zone Size:	Exterior Zone: Not to exceed 750 square feet. Interior Zone: not to exceed 1200 square feet.

2.	Office Zones:	Offices with the same orientation shall be on a common zone with no zone serving more than (5) offices.

3.	Independent Zones:

Provide separate zoning for; different external exposures; corner & bay offices with multiple exposures, large conference rooms, training rooms, classrooms, etc. Conference rooms shall not be supplied from multiple zones.

Large lobby, IDF/MDF and other specialty spaces shall have separate zones. Confirm requirements with Building Management

Interior spaces shall be zoned separately from exterior zones

4.	Independent Suite Zones:

Individual tenant suites shall be zoned independently from adjacent suite. No cross zoning of suites at demising walls is allowed. Contractor shall modify zoning and distribution on both sides of any new demising wall in order to provide proper working systems at each individual suite.

5.	Conference Rm. Exhaust (Above Standard):

If Conference room exhaust is needed, provide fan powered terminal box to increase transfer air system. If an exhaust fan is used, when required, is to have fan located out of the conference room and shall be controlled by an occupancy sensor

6.	Kitchen Exhaust Fans (Above Standard):

Kitchen exhaust fans, when required (to be determined by Building Management) are to have the fan accessible through the grille. Fan to be controlled by an occupancy sensor. Confirm with Building Management if it is acceptable to discharge the fan into the return air plenum.

•        Note: Special use, high volume or grease hoods shall be designed by the engineer to incorporate all code requirements to include exhaust system to the exterior of the building, fire suppression equipment, rated Shafts and any other Code requirements

Lighting Loads:

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•

Coordinate final design loads for all spaces with electrical engineer but no less than 1.2 watts/sf minimum in all spaces. Provide Lighting Compliance Calculations and forms as required by California Non-Residential Energy Standards.

Power Loads:

•	Obtain power loads for each room from tenant. In no case design for less than the following:

Overall building:	1.5 watts/sf
Individual offices:	2.0 watts.sf
Conference rooms:	1000 watts
Break Rooms:	1500 watts

People Loads:

•	Provide for tenant people loads but in no case less than the following:

Overall building:	1/150 sf
Tenant space:	1/150 sf
Offices:	1/100 sf
Conference Rooms:	1/15 sf
Lobby:	1/100 sf
Break Rooms:	1/40 sf

Minimum air changes:

Toilet rooms:	15 air changes/hr
Janitor Closets:	6 air changes/hr
Others:	Code

Minimum Outside Air Ventilation:

•	Ventilation shall meet title 24 code or the following which ever is the largest:

0.15 cfm/sf
15 cfm/person

Noise Criteria:

•

Dependent on the existing system and equipment, the following are standard space noise levels which shall be the basis of design. In the event that new equipment and/or systems are installed these space noise levels shall not be exceed.

Enclosed Offices:	35 NC
Open Offices:	40 NC
Conference Rooms	30 NC

Roof and Wall types:

•	The designer shall confirm actual roof and wall types with the shell architect and calculate the appropriate U factors. Proper weights (lb/sf) and color shall be used when calculating the loads.

Glass Loads:

•

The designer shall obtain all glass and skylight types with the architect and determine the appropriate U Factors and shading coefficients (SC) to be used when calculating the room and zone loads. When calculating the SC, the designer may assume the drapes/blinds are closed when the zone is in direct sunlight. Assume blinds are open on north facing glass. Assume blinds are open all elevations for buildings with high performance glass

Seismic Design Criteria:

•	Per California code for Seismic Zone 4, or equivalent in 2007 California Building Code.

•	Calculations and details shall be required for all ceiling hung equipment over 400 pounds.

System Zoning Types:

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•	The following zoning types shall be used Confirm specification and acceptability with the building Chief Engineer

Water Cooled Heat Pumps

Gas Electric Package Units

Split system DX cooling only units (for IDF/MDF, etc.)

Split System Air Cooled Heat Pumps

VAV with Hot Water Reheat

VAV cooling only in interior zones

VAV fan powered terminal boxes (for conference rooms or perhaps exterior zones)

VAV double duct

4 pipe fan coil units (if HW and CHW is available).

Control Requirements:

•	Control systems shall be compatible with the existing control systems

•

When the building has an Energy Management System (EMS), Building Management System (BMS), or Building Automation System (BAS), the TI system shall interface with the building system and allow remote access, control, monitoring, alarming, and data lodging from the building system.

•	CONFIRM EXISTING MANUFACTURE OF EXISTING SYSTEM WITH THE BUILDING CHIEF ENGINEER

•	During the course of construction, the Energy Management systems must be fully operational at the end of each working day

Ceiling Access

•	Ceiling Access and identification shall be provided at the following locations:

•	All zone boxes

•	Shut off valves

•	Static pressure control dampers (Balance dampers)

•	Static pressure control pilot tubes

•	All other areas or items that pertain to serviceable building equipment

•	All relocated or new installation of any heat pumps or VAV equipment shall have maximum clearance around the unit for servicing.

•	Fire Dampers /Combination Fire/Smoke Dampers

•	Duct smoke detectors and interstitial smoke detectors

•

At a hard ceiling provide a 2’ X 2’ (minimum) access or access hatch under or to ail, Valves, Controls, Exhaust fans, Heat pumps, Heating fan coils, AC units, VAV boxes to access controls for maintenance.

•	No heating fan coil shall have walls located below unit. Heating fan coils will be located so that proper access (minimum 2’X2’) can obtained to Controls, Fan, Piping, Valves and Filter access panels.

•	Furniture cubes/partition plans need to be reviewed to allow for access to equipment locations. OSHA laws don’t allow for personnel to stand on or put ladders on furniture or cubes/ partition.

•	Access (minimum 2’X2’) in the ceiling shall not be blocked by data wires, conduits, piping (sprinkler or plumbing), ducts, beams or bracing.

General Specifications Standards

•	All TI designs and installations shall conform to the latest applicable editions for the following standards

•	AMCA- Air Movement and Control Associations

•	ANSI- American National Standards Institute.

•	ARI-American Refrigeration Institute

•	ASTM- American Society for Testing Materials

•	ASHRAE- American Society of Heating, Refrigeration and Air Conditioning Engineers

•	ASME- American Society of Mechanical Engineers

•	AABC- Associated Air Balance Council

•	SMACNA- Sheet Metal and Air Conditioning Contractors National Association

•	All applicable Plumbing, Mechanical, Electrical, and Building Codes.

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Review, approval, inspection, acceptance, and record drawings

•	In addition to those submittals and procedures identified above, the tenant shall provide the following

•	One complete set of detailed operating and maintenance instructions and spare parts lists.

•	One complete set of warranties and guarantees

•	Provide air balance and final air balance report for entire suite

•	One reproducible set of as-built drawings, and an Electronic version. See Division 1 for requirements

Demolition:

•	All unused or abandoned equipment or ductwork and piping within the revised areas shall be removed and capped or blanked off to the main.

•	Equity Office reserves the right, but shall not be required to keep any demolished controls or thermostats.

Other Requirements:

•	Confirm with the Chief Engineer if the ceiling may be used as a return plenum.

•	Zone terminal units shall be modulating or floating control except heat pumps, split systems or package gas electric units which may be on-off or staged.

•	Hot water and chilled water control valves shall be the pressure independent type

•

Filters shall be 30% ASHRAE 2” pleated (standard for heat pumps, small split systems and small package units. Filters shall be 50% efficient cartridge filters for larger rooftop and package units or air handing units

•	Provide all necessary condensate drains and pumps and pipe to nearest acceptable location. Coordinate with the plumbing designer.

•	Provide pipe and duct insulation per code standards. Provide continuous vapor barrier on all cooling duct insulation and on all chilled water and refrigerant suction piping.

•

All equipment, ductwork, and piping shall be seismically attached to the building. Contractor shall provide all necessary calculations. Provide suitable vibration isolation (spring or rubber) to meet noise and seismic criteria.

•	Provide all fire/smoke dampers as necessary to meet code.

•	Provide all code required smoke detectors as necessary to meet code and to shut down equipment as required.

•

The entire system shall be started up, tested, and commissioned by the contractor to insure it is operating to its design condition. Provide complete start up, testing and commissioning report for acceptance by Equity Office.

•

The entire HVAC system, excluding the existing systems, shall have a minimum 1 year parts and labor warranty from the date of acceptance by Equity Office. Compressors shall have an additional 4 year extended parts warranty.

15300 Fire Protection Piping

Codes and regulations

•	All fire sprinkler installations shall comply with NFPA13, with Factory Mutual (FM) requirements, and with all other applicable local codes and regulations

Drawings and calculations

•

Prior to installation of fire sprinklers, provide Equity Office with complete sets of sprinkler shop drawings, including calculations, for review by Equity Office’ Insurance representative. Do not proceed with installation without this approval

Sprinkler system

•	All Sprinkler system modifications shall be done to meet the same ratings as the existing building system

•	NO EXCEPTION:

•

Equity Office MUST BE NOTIFIED when any work is performed on the sprinkler system. Contractor shall coordinate with Equity Office a minimum of 24 hours in advance for sprinkler shut down and to put the alarm system on Test. The contractor shall NOT be allowed to put the system on test without Equity Office specific approval

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•	The system must be placed back in operation before the Sprinkler contractor leaves the building with full building coverage each work day.

•	All sprinkler work will be done during the normal work day Monday thru Friday between 7:00am. and 4:30 p.m. unless agreed upon by the Building Chief Engineer

Sprinkler piping and heads

•

Sprinkler heads shall be installed and or relocated in a symmetrical pattern. Sprinkler heads shall be centered in 2’x2’ tiles and equidistant between lights, diffusers and other elements. Sprinkler heads shall be placed closer than the maximum spacing allowed where symmetry and even spacing dictate closer spacing

•	Lobbies: Concealed heads with cover plates colored to match ceiling

•	Offices: Flush chrome heads, or semi-recessed with two-piece escutcheons to match ceiling.

•	Open ceilings where permitted: Exposed heads.

•	Alter sprinkler system as necessitated by new partitions and ceilings

•

Sprinkler heads shall be U.L. listed and Factory Mutual approved. Quick acting sprinkler heads,  1/2”, 155 deg. Pendent quick response. Contractor is NOT to use any sprinkler head which has been recalled

•	Sprinkler Piping Black Steel Schedule 40, cast iron fittings, independent support and seismic stabilization.

•

Provide a steel, red enameled and labeled sprinkler cabinet for spare sprinkler heads as required by code. Provide spare sprinkler heads for type and temperature rating used. Provide 1 head wrench for each sprinkler head type.

•	Do not use O-ring type heads. Use only teflon seal type sprinkler heads.

15400 Plumbing Fixtures and Equipment

Piping:

•	Use no plastic piping. All supply lines to be copper and drain lines will be copper under the sink up to the cast iron drain lines.

Piping Material

•	Hot & Cold Water: Type “L” hard drawn copper tubing with wrought copper fittings.

•	Condensate Lines: Type “L” hard drawn copper tubing with wrought copper fittings.

•	Soil, Waste & Vent: No-Hub cast iron soil and fittings.

•	Valves: All valves, bail, or globe must have bronze body. Ball valves to be used only.

•

Faucets, coffee service, water purifiers, vending machines & other misc. remote plumbing fixtures shall be fitted with copper pipe/ tubing, and have a separate shut off ball valve at source. Tap fittings and plastic are not acceptable.

Sink and Fixture

ADA compliant sink, and ADA compliant faucet, and Water Heaters

•

Electric only. Provide air break for pop off valve and a trap primer with ball type valve. Manufacture to be approved by Equity Office. Gas headers will only be considered for special conditions and will be approved only at the sole discretion of Equity Office

•	Provide drain pans for water heaters and plumb to drain

Insta-Hot

•	Electric only, Insta-hot / cold combo faucet.

Insulation:

•	Insulation to be used on refrigerant lines, condensate lines or pans is to be closed cell insulation

Ejector Pumps:

•	Submittal required by Contractor. For special circumstances only and only if accepted by local jurisdictions and Building Management. Note garbage disposals shall not be allowed with ejector pumps.

15700 Heating, Ventilating, and Air Conditioning Equipment

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Fan Assemblies

•	All fans shall be statically, dynamically balanced at the factory, and include 200,000 hr. grease able ball bearings

•	1” deflection spring anchorage in non critical areas such as over a restroom and a 2” deflection spring anchorage in all other areas

Fan Motors

•	All fan motors shall be heavy duty premium efficiency with adjustable belt tension and 1.15 or 1.25 service factor unless direct drive is only available

Variable Frequency Drive Inverters with bypass, contracts shall be provided for supply and return fans and chilled water pumps above 5 HP

Gas Heater Sections

•	Gas equipment will be allowed only on the roof or mechanical enclosures outside the building (if applicable). No gas equipment will be permitted in the building.

VAV

Box:

•	All VAV boxes shall have 24 gauge casing with a min. of 2% leakage at 3” w.c. Box shall have and acoustically lined plenum.

•	A 3 way valve shall be installed on the unit at the farthest run of the loop

VAV Box Location:

•

Locate VAV boxes over non-critical areas such as store rooms or general office space where noise criteria do not exceed NC-30 within any room. Allow thirty inches of clearance around VAV box for access. No VAV equipment shall be located above a ceiling that is non-building standard.

Supplemental Air Conditioning: (Above Standard)

General Notes:

•	Approved manufacturers: Trane, Carrier, Mammoth, McQuay, Mitsubishi. Additional manufactures to be proposed and will be reviewed at submittal.

•	Supplemental air conditioning systems are to be self contained units including disconnect starter, controls and all necessary safeties.

•	Provide thermostat, vibration isolation hangers with seismic control.

•	Dielectric unions to be used as required.

•	Insulated j-hooks shall be used to keep dissimilar metals from contacting.

•	Contractors are to confirm unit type, method of installation and capacity of unit at time of bid proposal.

•	All supplemental units should be linked and managed by the fire panel in the Fire Control Room for fire coordination in accordance with Code requirements

•	All condenser water pumps, heat pumps and condensate pumps shall have pans installed with tell-tale water drains.

•	All supplemental air conditioning shall be electrically sub-metered with digital readout (by Division 16). When applicable or as stated in lease.

•	EMS requirements shall be delineated by Building management. Contractors to confirm EMS requirements at time of bid proposal.

•	Provide local smoke detection and unit shut down as required on all fan-powered units in accordance to code.

•	A fee will be charged for all condenser water connections.

•	Maintenance: Tenant shall be responsible for providing independent maintenance agreement for all independent air condition units.

•	Discharge of A/C units waste heat into the return air plenum is not allowed

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Supplemental A.C. Design: (Above Standard):

•	All above standard HVAC must be pre-approved by Building Management. Heat pump system shall be equipped with local room smoke detection for fan shutdown and have building standard seismic restraints.

Heat Pumps or Split Systems

•	All new equipment shall be installed with a drain pan below the entire unit

•	Circuit Setters will be installed with all water source heat pumps.

•	The condenser water hoses shall be replaced with a stainless steel flow design kit hose type.

•	All heat pumps shall have the proper fuse size and the disconnect shall be of the knife type not the rocker/ex op type. Disconnect should be as close as possible to the heat pump and access allowable.

•	New heat pumps shall be installed with 2” 30% ASHRAE pleated Hi-E filters.

•	All equipment installed shall be coordinated with the Chief Engineer of the building prior to installation.

•	All equipment is to be installed to allow for adequate clearances for servicing.

•	All electrical access panels must have clearances as specified in the UEC and/or CEC.

•	Filter access to the units must be reasonable. (Consult Chief Engineer for final approval)

•	Unit location must be coordinated with furniture layout to allow for units to be accessed.

•	All units are to have ducted supply and ducted return air or Hvw plenum return as applicable for the building system.

•

Units are to have ducted fresh outside air to return air plenum within three feet of the heat pump intake provided from house fresh air system Units must have kinetic spring vibration isolators as provided by vendor of units. If an alternative is selected, submittals must be submitted to the Chief Engineer for review and approval.

•	All units are to be seismically supported per applicable codes (UBC, UMC or applicable Local Codes).

•	All units where ever possible are to be 480V/3 Ø

•	Unit thermostats are to be placed in the room that is conditioned.

Condenser water piping

•

All condenser water piping shall be of Type L or greater copper pipe or supplemented with brass fittings as needed. There shall not be any galvanized or black iron pipe installed in the condenser water system unless approved by Building Management

•	All new isolation valves shall be “Nibco” or equivalent ball valves with a minimum 125 WOG pressure rating. No gate, globe or angle valves.

•

All newly installed heat pumps shall have “Petes Plugs” installed in both the supply and return condenser water lines. The Petes Plugs shall be installed such that a standard piercing type pocket thermometer may be easily inserted for temperature readings. A “Jomar” style ball valve shall be installed on the high line of the unit as a vent and on the low line as a drain. Both of these valves shall contain a plug to prevent any water damage from valve failure or accidental opening.

•

All condenser water piping 1” and above shall be brazed using silver solder. All joints less than 1” can be brazed or soft soldered using Silvabrite #8 or Staysilv 100 type solders. 50/50 type solders are not to be used on the condenser water piping.

•	HVAC contractor shall schedule with the engineering Dept. for shut down scheduling, draining of system and review the scope of work to be performed.

Condensate Drain Piping

•

All condensate drains are to be installed such that at the unit the drain line can be easily disconnected for service or maintenance and reconnected. This can be done by either unions or flexible hose and hose clamps.

•	All condensate drain piping is to be Type M or better copper.

•	All condensate drains are to be gravity drains. If a gravity drain is not possible, installing a condensate pump must be consulted and approved by the Chief Engineer

•

If a condensate pump is installed it must be supported with a heavy gage metal support and electrical connections to the condensate pump must be both UL and NEC approved. Use of a typical, above ceiling duplex outlet is NOT acceptable

26

•	Condensate pumps shall be equipped with an auxiliary switch to allow for the compressor to be locked out in the event of a pump failure. This switch must be tied into the unit controls.

•	Condensate pumps shall contain a check valve at the discharge of the pump.

•	No more than 12” of flexible tubing is allowed from the discharge of the condensate. At this point copper piping must be introduced and piped to an applicable drainage point.

15800 Air Distribution

Tie-in to base system requirements

•	HVAC contractor shall schedule with Building Management for shut down scheduling and review the scope of work to be performed.

Ducts, general

•	AH ductwork installed shall meet SMACNA standards and comply with all applicable local and UMC codes. Provide seal class A for all ducts 4” sp and above and seal class C for all others.

•

Medium Pressure Ducts: The ductwork upstream of the VAV box shall be Medium pressure and velocity construction (galvanized Sheet metal). Pressure is not to exceed 2” water column and velocity not to exceed 2,000 fpm. Flex duct is not to be reused. Only Hard duct or Alumifiex shall be installed.

•

Low Pressure Ducts: The ductwork downstream of the VAV box shall be low pressure and low velocity construction. Pressure is not to exceed 0.107100 ft. velocity shall not exceed 1,500 fpm. Flex duct is not to be reused. Hard duct or Preinsulated Alumifiex shall be installed except at diffuser connection. Where it is cost prohibitive to install alumifiex or hard metal duct “wire flex” may be installed upon written authorization of the Chief Engineer

•

All ducts or heat pumps will be strapped or braced per SMACNA requirements and will not touch, rub, lean against any other supports or equipment. This will stop any vibrations from traveling to the ceiling grid, thus causing tenant complaints

•

All final connections to supply or return air grilles shall be made with acoustical sound flex. This duct is to not be longer than 6’0” and shall contain a manual balancing damper with visible ribbon on arm of damper

•	Joints in all supply and return air ducts shall be sealed. Duct work shall be run as high as possible to maintain maximum clear head room below ducts

•

Ductwork shall be sized as necessary to meet the noise criteria and to minimize operating cost. Low velocity duct shall not exceed 1500 fpm or 0.10”/100 ft. Medium/high pressure duct (upstream of terminal boxes) shall not exceed 2000 fpm or 0.30 “/100 ft

Ductwork joint tape

•	“Hardcast” or SMACNA standard tape.

•	Only plenum rated tape shall be used above the ceiling. (i.e. aluminum tape), NO DUCT TAPE is allowed

Insulated duct

•	All ducts located in non-conditioned spaces shall be insulated Insulate all ductwork with foil faced fiberglass insulation 3/4 Pd density 2” thick and shall be wrapped with a vapor barrier

Diffusers, registers and grilles

•	All supply diffusers and return grills shall be supported with independent wires

•	Diffusers and grilles shall match the existing air distribution devices. Curve blade diffusers are not acceptable

•	All diffusers and grilles shall include a balance damper up stream of 6 feet of sound adsorbing flex duct

•	Diffuser shall provide 4-way throw and not exceed NC 30 at point of discharge Alter existing HVAC system as required by new construction. Field verification required to determine exact scope

•	Supply air grills/diffusers shall not be placed over tenant’s heads or over thermostats. If available furniture plans need to be reviewed for proper placement

•	All supply air grills, new or existing will have a damper along with a colored ribbon (minimum 12” in length) hanging from the damper arm so it may be located

27

Return air

•	Return Air Grills: Match supply diffusers in appearance with perforated grill.

•	24”x24” perforated return grilles shall be provided in each office. All offices, rooms or spaces which are identified to be sound mitigated, shall have a ducted return air grill.

•	All units are to have ducted fresh outside air to return air plenum provided from house fresh air system (applicable for heat pump systems)

•	Open area return air grilles shall not be spaced greater than 1,000 s.f. of area.

•

Provide return air smoke / fire dampers through fire walls with indicators and testing switches. To be connected to the existing building FLS system (by Division 16). To meet Local, State, Federal codes.

Supply air

•

Supply air grill shall be based on the noise rating and required flow and will have a 4 to 6 foot take off from the main or branch duct to the grill so there will be no air howling noise from any grill. All CFM amounts per grill shall be approved by the Chief Engineer. More flexibility for amount of CFM per grill may be used in special applications, such as computer rooms, server rooms, storage rooms or when agreed upon with engineering.

•	Sizing of supply air grill shall be 0.10” W.G. or less.

•

Provide supply air smoke / fire dampers through fire walls with indicators and testing switches. To be connected to the existing building FLS system (by Division 16) and meet Local, State, Federal codes.

Dampers

•

Balancing dampers shall be provided for all low pressure branch ducts I.D. Balance Dampers shall be installed for each supply air grille such that access is adequate. All damper-balancing handles shall be clearly marked and flagged tagged with a 12” colored ribbon.

•	All fire dampers are to be pre-approved by Building Management

Draw-through filter section

•	Units shall include an integrated filter rack and 30 % pleated disposable fiberglass air filters, must be UL rated for flammabiiity

Sound attenuators

•	Provide sound attenuators where shown

Fire and smoke dampers

•	UL listed with clearly marked door access to damper motors:

•	Ruskin Fusible Link, meeting the rating of the application.

•	Combination Smoke: Ruskin 120VAC with end switches Fire Dampers Center Verify Fire Damper: NFPA, UL, BSA or MEA, CSFM, and applicable building codes

•

Provide with suitable smoke detectors that are compatible with the fire alarm system or provide addressable relays to connect to the fire alarm system. In many cases a zero flow detector will be required in a VAV system to insure operations at all conditions

Smoke detectors

•	Ionization type or Photo-electric type in supply duct of units 2000 cfm and over (or according to Code). Detectors must be compatible with the existing system

15900 HVAC Instrumentation and Controls

Control standard

•	Match existing building controls

•	If a new controls system is proposed, submit to Equity Office for review and approval

•

Thermostats shall be mounted at + 48” above finished floor adjacent to light switches to comply with accessibility requirements. Final location of thermostats subject to approval of Building Management. No thermostat shall be mounted in direct sunlight.

28

15950 Testing. Adjusting., and Balancing

Balancing

•	Provide air and water balance and final balance report for entire suite

•	For projects over 10,000 SF, balancing shall be done by an independent contractor, third party, and must be AABC or NEBB certified.

•	New equipment shall be started, tested and results sent to engineering. Model number, serial number and filter size will be included in the equipment start up report

Report

•	Report shall include the following

•	Design Calculations

•	Initial Balance reading, including system static pressure

•	Final balance setting

•	Thermostat location

•	Zone equipment number

•	Number of supply air grilles on each zone

•	Number of offices on each zone

•	Recommendations for any zones not achieving Contractor designed calculations +/- 10%

Division 16 — Electrical

16050 Basic Electrical Materials and Methods

General:

•

The Contractor shall provide Design/Build services for the scope of the work, engineering and construction. Engineering shall be done by a licensed Engineer or as required by the governing agency having jurisdiction over the project

•	All Electrical work shall be done using a Lock Out. Tag Out procedure. Review procedure with Building Management prior to start of any electrical work

•	Any electrical panels which have their dead front covers removed and are live must be safed off with a nonconductive temporary cover and labeled as an electrical hazard

Provisions

•

Except as otherwise indicated, comply with applicable provisions of NEC and standards by NEMA, for electrical components of general work. Provide UL listed and labeled products where applicable. Electrical components are recognized to include, but not by way of limitation, motors, motor starters, internal equipment wiring, integral control switches and similar electrical devices, electrical heating coils, integrated lighting equipment, electronic equipment, electrical sensors and signals, communication equipment, scientific devices and similar electrical components

•	Approved panel board, switch gear, and transformer manufacturers are Siemens, Cutler Hammer and Square D. Exceptions must be approved prior to installation

•

Panel boards shall consist of a galvanized cabinet with dead front, dead rear and with surface or flush trim. Doors shall be hinged and Iockable with index cardholder for circuit identification. (Index card schedules must be updated with changes. Old cards to be discarded.)

Power standards

•	Number of Duplex outlets per circuit, 6 maximum. @ 20 amp commercial grade receptacles and commercial light switches.

•	System furniture, J-box to be 8-wire, 4 circuit unless noted otherwise. Verify with Equity Office prior to engineering.

29

•

All phone outlets shall be 18” A.F.F. unless noted otherwise. Provide EMT conduit, stubbed to accessible ceiling, box/mudring and pull string at rated walls. Boxes and mudrings to accommodate modular wall plate or equal. Ring and string may be used at non rated walls

•	Telephone/Data Equipment room shall have two isolated dedicated ground 4-plex receptacles at locations to be determined, unless otherwise noted.

•	Server room to be provided with three 20 amp dedicated 4-plex receptacle and one duplex outlet on the wall opposite the 4-plex unless otherwise noted.

•	Vending areas to have minimum 3 dedicated circuits and 1 each 208V outlet, unless otherwise noted.

•	Kitchen/Break rooms shall have minimum 3 dedicated circuits (microwave, coffee maker and ice maker), unless otherwise noted.

•	Private offices to have minimum 2 duplex outlets and one dual phone/data outlet, unless otherwise noted.

Load Calculations

•	Provide load calculation from transformer for any new panels, must be approved by Equity Office before install

•	A 48 hour load test may be required by Building Management to determine actual load on an existing transformer before adding any additional load

Demolition:

•	Removal of all fixtures and circuits back to the breaker will be required if not used in the construction/T.I.

16200 Electrical Power

General Notes:

•	Contractor to insure that no new circuits are split between tenants.

•

All electrical wiring shall be installed in MC Cable and EMT and be properly supported per code. EMT and MC Cable should not interfere with the area in which recessed light fixtures may be installed if at all possible.

•

All telecommunication wiring shall be independently supported 18” above ceiling grid per code (4’-0” o.c.). Do not attach to ceiling support/bracing wires, ductwork or any other existing apparatus other than structure above.

•	All sensor or control wires must be fire rated and tied up off of ceiling tile.

•	Fire caulk all penetrations through fire-rated walls with approved products.

•

Designs shall include convenience outlets for janitorial and maintenance services to placed 50 feet on center throughout the tenant and core spaces. This may be on a limited number of circuits and for that reason may not be used for tenant equipment.

•

All power outlets to be mounted at +18” above finished floor, unless otherwise noted. Outlets above +18” shall meet all height / reach requirements of The American’s with Disabilities Act and The California building code, current editions.

•	Outlets located in “Wet” areas shall be configured with GFI circuits/outlets accordingly per code.

•	Any unprotected cabling/wiring in plenum shall be plenum rated.

Conduit:

•	The code requiring the higher - quality or more complete installation shall govern.

•

Conduits and raceways shall generally be installed concealed in walls, furred spaces, under floor, underground, ceiling spaces or other spaces provided, complete with supports, hangers, hardware, etc. firmly attached to the structure and supported as specified in the NEC

•

Exposed conduit shall be installed parallel to building lines, and plumb. Requests must be submitted in writing to Building Management and Contractor must receive written approval from Building Management prior to work commencing.

•

Flexible metallic conduit (MC cable) may be used within all walls for electrical circuitry, outlets, switch legs, coax cabling and telephone wiring. EMT conduit shall be used from distribution J-boxes to panels. EMT conduit shall be used at panels.

•	All in-wall conduits are to be properly secured to metal studs with approved bracing

30

•

Flexible metallic conduit may be used to connect light fixtures or suspended equipment where movement or removal is necessary. Modular wiring is acceptable (AFL or equal) where applicable and approved by Building Management

•

Each system shall be contained in a separate conduit system. This includes each power system, each lighting system, each signal system of whatever nature, telephone, emergency system, control system, fire alarm system, etc

•

Each panel board shall be labeled with identification plates of 1” x 4” white on black Micarta indicating panel name or number. Contractor shall provide type written index cards for all panel boars, identifying each circuit breaker

•

Directories are to be typed and should include panel ID, ID of source panel, panel voltage and amperage ratings, name of electrical contractor, and date. All panel directories are to be updated and all new or revised circuits must be clearly identified.

•	Circuits are to be identified by suite # (not tenant name).

•	All panel covers are to be labeled with panel ID, ID & location of source panel, and panel voltage & amperage ratings.

•

All electrical devices (Duplexes, four-plexes, pull-cans, furniture whips, j-boxes, j-boxes in ceilings, etc.) shall be labeled on the front cover/surface with a P-Touch label device (or equal) with panel designation and circuit number. Identify dedicated outlets / circuits where occurs.

•	Junction boxes shall be labeled identifying panel and circuit number.

•	Each outlet cover plate shall be labeled identifying panel and circuit number.

Conductors

•	All conductors shall be copper. No aluminum conductors are permitted, even if allowed by code

•

Unless noted otherwise, all wire for lighting circuits and receptacle circuits shall be new UL listed annealed soft drawn copper, 600 volt insulated rated THHN and shall not be less than #10 AWG. Conductors sized #8 and larger will be stranded

•	20 amp minimum capacity

Wiring:

•	All wire and cable shall be color coded as follows:

120/208V, Phase, 4W systems
A phase - Black	Neutral - White
B phase - Red	Ground - Bare or Green
C phase - Blue
277/480V, 3 Phase 4W systems
A phase - Brown
B phase - Orange
C phase - Yellow

•	All conductors shall be in rigid steel conduit or Electrical Metallic Tubing (EMT) where permitted by code

Fittings

•	All boxes and fittings shall be galvanized steel. No plastic boxes or fittings are permitted, even if allowed by code.

•	All electrical boxes concealed within wails shall be minimum 4” square by 1-1/2” deep with a plaster extension ring

Wall Mounted Outlets:

Duplex Outlets, as specified by Architect or to match existing

Dedicated Duplex: As specified by Architect or to match existing

Wall Mounted Base Feed (for furniture systems):

Four Gang Box with circuits as indicated on architectural or electrical drawings. Furniture power feed whip to be provided by tenant, connected to J-box by contractor, connected to furniture by tenant’s vendor.

Ceiling Furniture feed: (for furniture systems power pole applications)

31

Four Gang Box with circuits as indicated on architectural or electrical drawings. Furniture power feed whip to be provided by tenant, connected to J-box above ceiling by contractor, connected to power pole by tenant’s vendor.

Floor Outlets:

•	Floor Outlet Base Feed for furniture systems: Above Standard

•	Flush Floor outlet: Above Standard

Special Purpose Outlets: Above Standard

These outlets may be provided as required at Tenant’s expense. Wall Devices/cover plates to coordinate with Leviton Standard White

Emergency circuit

•	The emergency circuits are for emergency lighting, exit signage and fire life safety ONLY

16500 Lighting

General Notes:

•

If the property has an existing Energy Management System (EMS) then all lighting shall be connected and controlled by the (EMS). At a minimum contractor shall provide a lighting control panel capable of sweeping off the lights on a 2 hour interval after normal business hours.

•	All EMS work shall be coordinated with the chief engineer and included on the engineered electrical plans.

•

All lighting and switching shall conform to the State of California Title 24 lighting regulations including dual circuited independent switching for 50% of the lighting, separate switching of day lit areas and other mandated requirements.

•

Tenant spaces are typically already furnished with lay-in 2’x4’ and 2’x2’ parabolic fluorescent light fixtures and in some cases have above standard down lights and accent lights. Existing fixtures may be re-used/relocated and supplemented with new bldg. std. fixtures as required.

•	Ballast and lamp replacement for Above Standard lighting is the responsibility of the tenant.

•	Contractor shall insure that existing and new lighting is controlled by controls within each suite. Each tenant shall be independently zoned.

•	See Building Standard light fixtures delineated below.

•	Light switches shall be mounted at +48” above finished floor unless other wise noted.

•	Replace burned out lamps, bad ballasts and damaged lenses in existing fixtures to be re-used as required.

Tenant Florescent fixtures

•

2’ X 4’ two tube high efficiency T-5 florescent fixtures using white reflectors, Magnetek rapid start electronic ballast, and 18 cell parabolic lenses, Lithionia 2PM3N-ST-B-2-32-18-LD-277-GEB10IS or approved equal, except where accent lighting is desired, in which case compact florescent down lights will be used. 2’ X 2’ two tube T - 5 White reflector fluorescent fixtures with Magnetek rapid start electronic ballast. 9 cell parabolic lenses.

•	Where noted on plans and per code, provide 24 hour night lights/emergency lights connected to emergency generator back-up per code

•	Lamps

2 Foot P/N # ; FB32T8TL735/6*P or FB32T8/TL735/6ALTO*P , 4 Foot P/N # ; F032/735*S and compact florescence shall be of 735 color

•	Light fixture ballast’s

All fluorescent light fixtures shall have electronic T-5 ballast’s. No ballast’s containing PCB’s are permitted

Corridor Lighting:

Exit Lights:

•	Existing building has a number of different Exit Lights types. Re-use of existing shall be at the discretion of Building Management.

32

•	Exit signs are ceiling mounted exit signs shall have battery backup

Controls

•	Building system description

•	Programming of lighting control will be the responsibility of the contractor to inform the building engineers of the relay numbers and circuits to be programmed.

•	Requirements:

•	Comply with the latest edition of the National Electrical Code and all other applicable codes and regulations

Switches:

•	Light switches to be Commercial Specification Grade Quiet Switch style: rocker switch dual switching as required by Code.

Occupancy Sensors:

•	Occupancy sensors to be used comply with the latest edition of the National Electrical Code and all other applicable codes and regulations to

16700 Communications

TELEPHONE AND DATA CABLING:

General Notes

•	Telephone and data cabling provision and installation is the responsibility of the Tenant, and is not included as part of the Building Standard Improvements.

•	All Tenant equipment shall be installed in the Tenant Suite. No Tenant equipment will be allowed in the IMPO or common building closets

•	It is the responsibility of the Contractor to coordinate and identify the period of time during construction in which this communication cable work should be completed.

•	Cable run in the return-air plenum shall be plenum rated.

•

Dial tone is available from IMPO. Tenant shall Contract with the buildings designated vendor to bring dial tone into the suite. Once in the suite, Tenant may utilize any Landlord approved vendor to complete the tele/data installation.

•

Vacating tenants will be responsible for timely removal of any/all abandoned communications and/or network cabling from end to end in all pathways and spaces and removal of any voice cross connect cabling inside the building riser system that is no longer in use.

•

Contractor shall be responsible for labeling and identifying any/all communications and/or network cabling in any common area, i.e. riser phone closets and common hallways. Communications cabling must be labeled and identified every fifteen feet vertically and every 30 feet horizontally, stating who owns the cables and what the cables end to end destination is. This is also a requirement for cable feeding floor monuments

•	Where Floor Phone/Data is provided, Contractor shall provide conduit from below floor up through wall day lighting 6” above ceiling with appropriately sized conduit

•

All tele/data outlets to be mounted at +18” above finished floor, unless otherwise noted. Outlets above +18” shall meet all height / reach requirements of The American’s with Disabilities Act and The California building code, current editions.

•	Where the path to tele/data outlets requires a change of direction or where walls are insulated, provide appropriately sized conduit day lighting 6” above ceiling.

Wall Tel/Data Outlet:

•	Gypsum board ring with nylon pull-string to ceiling plenum above.

•	Outlet: As specified by Architect or to match existing

•	Tenant to specify and provide

•	Telephone Backboard:

33

•	4’ x 8’ x 5/8” fire treated plywood, mounted above base, painted to match adjacent wall. Do not paint (1) fire label.

34

EXHIBIT B-4

SUNNYVALE BUSINESS CENTER

CONSTRUCTION CLOSE-OUT REQUIREMENTS

The Contractor shall furnish the following documents, as applicable, and other materials in order to complete close-out (the “Project Close-Out Documentation”).

1.        Actual permit drawings, with original municipal approval stamps and red lines.

2.        Original permit cards with signed final approvals.

3.        A copy of the Certificate of Occupancy when applicable.

4.        Two sets of As-Built drawings, for Architectural, Mechanical/Plumbing, Electrical, Fire Protection, and Life Safety trades.

5.        Three sets of Project close-out binders, two of which shall be in electronic form and one of which shall include paper copies (except where CAD files are to be provided below.) The close out binders shall include:

•        CAD Files of as-builts burned on CDs for the following trades: Mechanical, Electrical, Plumbing, Fire Protection and Life Safety.

•        If requested by Owner, all approved submittals: with separate sections for all finishes, including samples with manufacturers’ color and style numbers; for doors, frames and hardware; for ceiling grid and tile information, and for electrical and mechanical submittals.

•        If requested by Owner, all approved submittals for specialty construction items, such as audio-visual equipment.

•        All warranty information, including instruction manuals for installed equipment, including audio-visual equipment, as well as operation and maintenance instructions.

•        If requested by Owner, copies of all Requests for Information and responses as well as all Construction Change Directives.

•        HVAC Balancing reports

All CAD files shall meet the following requirements:

•        Files must be saved in Autodesk version of AutoCAD

•        The Contractor is responsible to confirm which version of the AutoCAD is being used by Owner prior to submitting the AutoCAD files

•        Files must be unlocked and fully accessible. Owner will not accept “cad-lock”, read-only, password protected or “signature” files.

•        Files must be in “.dwg” format.

6.        Complete list of all Subcontractors who have provided labor or materials for the Project and who have provided pre-lien notices, including current contact information for each.

The Owner will not be obligated to process the Contractor’s final pay application, nor to release retention or any other funds remaining due or owing to Contractor until all Project Close Out Documentation has been duly submitted to Owner and Architect.

Exhibit B-4

1

EXHIBIT C

SUNNYVALE BUSINESS CENTER

NOTICE OF LEASE TERM DATES

                                 , 20

To:

Re:        Office Lease (the “Lease”) dated June 28, 2011, between CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and TELENAV, INC., a Delaware corporation (“Tenant”), concerning 920 DeGuigne Drive, 930 DeGuigne Drive and 950 DeGuigne Drive, Sunnyvale, California.

Lease ID:

Business Unit Number:

Dear                                 :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Lease Commencement Date is and the Lease Expiration Date is .

2.	The approximate number of rentable square feet within the Premises are 175,009 rentable square feet, subject to Article 1 of the Lease.

3.	Tenant’s Share, based upon the approximate number of rentable square feet within the Premises, is 100%, subject to Article 1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Article 2 of the Lease, if Tenant fails to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP OWNER GP L.L.C., a Delaware limited liability company, its general partner

By:

Name:

Title:

Exhibit C

1

Agreed and Accepted as

of                     , 201     .

“Tenant”:

TELENAV, INC., a Delaware corporation

By:

Name:

Title:

Exhibit C

2

EXHIBIT D

SUNNYVALE BUSINESS CENTER

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as reasonably modified or supplemented from time to time, the “Rules and Regulations”). In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.        Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. If the keys so furnished are lost, Tenant shall pay Landlord therefor.

2.        Any damage to the Buildings, their contents, occupants or invitees resulting from Tenant’s moving or maintaining any safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding anything to the contrary in Article 7 or Section 10.5 of the Lease).

3.        The sidewalks, exits and entrances located in the Exterior Areas of the Project shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and good condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Premises) directly to the shipping platform at or about the time arranged for removal therefrom.

4.        Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord’s reasonable judgment, appear unsightly from outside of the Buildings, except as provided in the Lease.

5.        Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant and its agents, employees, contractors and invitees, and the property thereof, from acts of third parties, including responsibility for keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for any portion of the Project. Tenant further assumes the risk that any safety or security device, service or program that Landlord elects, in its sole and absolute discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses resulting from such occurrences. Tenant shall cooperate in any reasonable safety or security program required by Law.

6.        Tenant shall promptly remove all rubbish and waste from the Premises.

7.        Landlord may, from time to time upon reasonable prior notice to Tenant, modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the safety and protection of the Premises. Notwithstanding the forgoing, such new or amended Rules and Regulations shall not materially increase Tenant’s obligations under the Lease or materially impair Tenant’s rights under the Lease.

Exhibit D

1

EXHIBIT E

SUNNYVALE BUSINESS CENTER

HAZARDOUS SUBSTANCES DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Substances Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 25.2 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	c/o Equity Office
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Attn: Market Officer
Phone: (650) 372-3500

Name of (Prospective) Tenant: TELENAV, INC., a Delaware corporation

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone

Number(s):

Address of (Prospective) Premises: 920 DeGuigne Drive, 930 DeGuigne Drive and 950

DeGuigne Drive, Sunnyvale, California

Length of (Prospective) initial Term: Eight (8) years

1.	GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS SUBSTANCES

2.1

Will any Hazardous Substances be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Substances which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes	☐	No ☐

Chemical Products	Yes	☐	No ☐

Other	Yes	☐	No ☐

If Yes is marked, please explain:

2.2

If Yes is marked in Section 2.1, attach a list of any Hazardous Substances to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Substances to

Exhibit E

1

be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Substance, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS

Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Substances in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes  ☐    No  ☐

If yes, please explain:

4.	WASTE MANAGEMENT

4.1

Has your company been issued (or will your company receive) an EPA Hazardous Waste Generator I.D. Number for the Premises? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes  ☐    No  ☐

4.2	Has your company filed (or will you company file) a biennial or quarterly reports as a hazardous waste generator for the Premises? Existing tenants should describe any new reports filed.

Yes  ☐    No  ☐

If yes, attach a copy of the most recent report filed.

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes at the Premises to:

             storm drain?                                          sewer?

             surface water?                                      no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes  ☐    No  ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.	AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air

Exhibit E

2

emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes  ☐    No  ☐

If yes, please describe:

6.2

Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit, at the Premises? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)

Dip tank(s)	Other (Please describe)

Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe:

6.3

Please describe (and submit copies of with this Hazardous Substances Disclosure Certificate) any reports you have filed in the past thirty-six months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations that will be conducted at the Premises.

7.	HAZARDOUS SUBSTANCES DISCLOSURES

7.1

Has your company prepared or will it be required to prepare a Hazardous Substances management plan (“Management Plan”) or Hazardous Substances Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements for its activities at the Premises? Existing tenants should indicate whether or not any such Management Plan is required and has been prepared.

Yes  ☐    No  ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2

Are any of the Hazardous Substances, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Substances being so used which are listed or regulated under Proposition 65.

Yes  ☐    No  ☐

If yes, please explain:

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1

With respect to Hazardous Substances or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes  ☐    No  ☐

Exhibit E

3

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 25.2 of the Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes  ☐    No  ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 25.2 of the Lease Agreement.

8.3

Have there been any problems or complaints against your company, from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes  ☐    No  ☐

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES

Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Substances permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

As used herein, “Hazardous Substances” and “Environmental Laws” shall have the meanings given to such terms in the Lease Agreement.

The undersigned hereby acknowledges and agrees that this Hazardous Substances Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Substances Disclosure Certificate will be updated from time to time in accordance with Section 25.2 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

Exhibit E

4

Tenant hereby certifies, represents and warrants that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:

TELENAV, INC., a Delaware corporation

By:

Title:

Exhibit E

5

EXHIBIT F

SUNNYVALE BUSINESS CENTER

ADDITIONAL PROVISIONS

Capitalized terms used in this Exhibit not otherwise defined herein shall have the meaning given such terms in the Lease to which this Exhibit is attached (the “Lease”).

1.          Provisions Required Under Existing Security Agreement.    Notwithstanding any contrary provision of the Lease:

A.          Permitted Use.  No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

B.          Subordination and Attornment.

1.          This Lease shall be subject and subordinate to any Security Agreement (as defined in Article 18 of this Lease) (other than a ground lease) existing as of the date of mutual execution and delivery of this Lease (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, an “Existing Security Agreement”) or any loan document secured by any Existing Security Agreement (an “Existing Loan Document”). In the event of the enforcement by any Security Holder of any remedy under any Existing Security Agreement or Existing Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under this Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Property. Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, in the event the Security Holder shall have entered into a separate subordination, attornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Security Holder or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

2.          Notwithstanding any contrary provision of the Lease, this Lease is conditioned upon Tenant and the Security Holder under any Existing Security Agreement or Existing Loan Document entering into a non-disturbance, subordination and attornment agreement in substantially the form attached to the Lease as Exhibit G (“Initial SNDA”) concurrently with the mutual execution and delivery of this Lease, and the parties acknowledge that Subsection (1) of this Section 1.B shall not apply and the terms and provisions of such Initial SNDA shall supersede the provisions of that Subsection. In addition, in the event of any conflict between the provisions of the Initial SNDA and the provisions of Section 1.C below, as between the Tenant and the Security Holder who is a party to the SNDA, the provisions of the Initial SNDA shall control.

C.          Proceeds.

1.          As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any Taking of, or any casualty or other damage or injury to, the Property or any part thereof.

2.          Nothing in this Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under this Lease to receive or retain any Proceeds.

Exhibit F

1

3.          Nothing in this Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder under any Existing Loan Documents in accordance with the terms of such Existing Loan Documents. However, if, in the event of any casualty or partial Taking, any obligation of Landlord under this Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate this Lease effective 10 days after the date of such termination notice.

2.          Letter of Credit.

A.          General Provisions.  If Tenant does not deliver to Landlord a cash Security Deposit with Tenant’s execution of this Lease, then concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under California Civil Code § 1951.2 following termination of this Lease, a letter of credit (the “Letter of Credit”) in the form of Exhibit F-1, in the face amount of $306,265.75 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s reasonable discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its reasonable discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 90 days after the scheduled expiration date of the Term, as it may be extended from time to time or in lieu thereof, shall deliver to Landlord a cash Security Deposit as provided in Section 2.G below If the Letter of Credit held by Landlord expires before the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension (or a cash Security Deposit in lieu thereof) to Landlord not later than 60 days before the expiration date of the Letter of Credit then held by Landlord. In addition, if, at any time before the Final LC Expiration Date, the financial institution that issued (or confirmed) the Letter of Credit held by Landlord is not one of the ten largest nationally chartered United States banking institutions in terms of total assets and such issuer fails to meet the Minimum Financial Requirement (defined below), then, within five (5) business days after Landlord’s demand, Tenant shall deliver to Landlord, in replacement of such Letter of Credit, either a cash Security Deposit or a new Letter of Credit issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement and is otherwise acceptable to Landlord in Landlord’s reasonable discretion, whereupon Landlord shall return to Tenant the Letter of Credit that is being replaced. For purposes hereof, a financial institution shall be deemed to meet the “Minimum Financial Requirement” on a particular date if and only if, as of such date, such financial institution (i) has not been placed into receivership by the FDIC; and (ii) has a financial strength that, in Landlord’s good faith judgment, is not less than that which is then generally required by Landlord and its affiliates as a condition to accepting letters of credit in support of new leases. Any new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) shall comply with all of the provisions of this Section 2, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the Letter of Credit that is expiring or being replaced.

B.          Drawings under Letter of Credit.  Upon a Default by Tenant (i.e., after any required Notice and cure period described in Section 19.1 of the Lease) or, if Landlord is prohibited by Law from providing Notice to Tenant of Tenant’s failure to comply with one or more provisions of this Lease, then upon any such failure by Tenant and lapse of the specified cure period without the necessity of providing Notice to Tenant, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit such sums as are required for the purposes described in Section 2.C below. In addition, if Tenant fails to furnish a Renewal or Replacement LC (or a cash Security Deposit) complying with all of the provisions of this Section 2 when required under this Section 2, Landlord may draw upon the Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 2 (the “LC Proceeds Account”).

C.           Use of Proceeds by Landlord.  The proceeds of the Letter of Credit applied by Landlord to the purposes set forth in this sentence shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may, immediately upon any draw (and without notice to Tenant), apply or offset the proceeds of the Letter of Credit against (a) any Rent payable by Tenant under this Lease that is not paid when due; (b) all losses and damages of Landlord as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under California Civil Code § 1951.2 following termination of this Lease; (c) any costs incurred by Landlord in connection with this Lease (including attorneys’ fees) that Tenant is

Exhibit F

2

obligated to pay or reimburse; and (d) any other reasonable and legally recoverable amount that Landlord may spend or become obligated to spend by reason of Tenant’s failure to comply with this Lease and that Tenant is obligated to pay or reimburse under this Lease or under applicable Laws. Notwithstanding the foregoing, if the proceeds of the Letter of Credit exceed the amount applied or offset by Landlord pursuant to clauses (a) through (d) above, then such excess amount shall be held by Landlord as a cash Security Deposit in accordance with Article 22 of the Lease. Provided that Tenant has performed all of its obligations under this Lease, Landlord shall pay to Tenant, within 45 days after the Final LC Expiration Date, the amount of any proceeds of the Letter of Credit received by Landlord and not applied as provided above; provided, however, that if, before the expiration of such 45-day period, a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then such payment shall not be required until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

D.          Additional Covenants of Tenant.  If, for any reason, (i) the amount of the Letter of Credit becomes less than the Letter of Credit Amount, or (ii) Landlord requests in writing that the Letter of Credit Amount increase due to an increase in the square footage of the Premises as set forth in an amendment to the Lease, Tenant shall, within five (5) days thereafter with respect to clause (i) immediately above, or thirty (30) days thereafter with respect to clause (ii) immediately above, either provide Landlord with a cash Security Deposit equal to such difference, or provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 2, and if Tenant fails to comply with the foregoing, notwithstanding any contrary provision of this Lease, such failure shall constitute a Default by Tenant with no further opportunity to cure. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit in accordance with the terms of this Section, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit, provided that nothing herein shall affect Tenant’s rights and remedies after the Letter of Credit is drawn if Tenant disputes Landlord’s right to draw on the Letter of Credit or to apply any portion of the proceeds thereof. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof under the provisions of this Lease by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise; provided, however, that the foregoing shall not limit any claims that Tenant may have with respect to any promises between the Tenant and the issuer of the Letter of Credit, or any collateral therefor.

E.          Nature of Letter of Credit.  Except as expressly provided in Section 2.C above, Landlord and Tenant (a) acknowledge and agree that in no event shall the Letter of Credit or any renewal thereof, any substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under California Civil Code § 1950.7, as it may be amended or succeeded, or any other Law applicable to security deposits in the commercial context (“Security Deposit Laws”); (b) acknowledge and agree that the Letter of Credit (including any renewal thereof, any substitute therefor or any proceeds thereof) is not intended to serve as a security deposit and shall not be subject to the Security Deposit Laws; and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws; provided, however, that the foregoing waiver shall not waive any terms and conditions of this Section 2. Tenant hereby waives the provisions of California Civil Code § 1950.7 and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 2 and/or those sums reasonably necessary to compensate Landlord for any legally recoverable loss or damage

Exhibit F

3

caused by Tenant’s breach of this Lease, including any legally recoverable damages Landlord suffers following termination of this Lease.

F.          Transfer of Letter of Credit.  The Letter of Credit shall provide that Landlord, its successors and assigns, may, at any time with notice to Tenant but without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity, but only as a part of any assignment by Landlord of its rights and interests in and to this Lease or in connection with Landlord’s financing of the Property. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee, notify Tenant of such transfer and the name, address and phone number of the transferee, and upon assumption by the transferee of Landlord’s obligations hereunder with respect to the Letter of Credit, Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor arising after such transfer, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. Landlord shall remain liable to Tenant, however, for the refund of any prior withdrawals from the Letter of Credit as and to the extent such refund is required under this Lease or applicable Law, but only to the extent that such refundable amount has not been transferred to the Landlord’s successor in interest. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuing or confirming financial institution such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying such financial institution’s transfer and processing fees in connection therewith; provided, however, that if Landlord’s transfers the Letter of Credit more than one (1) time in any twelve (12) month period, Landlord shall pay the financial institution’s transfer and processing fees in connection with the second and any subsequent transfer during such twelve (12) month period.

G.          Replacement of the Letter of Credit with a Cash Security Deposit.  Notwithstanding any of the foregoing to the contrary, Landlord shall return the Letter of Credit within 10 business days (“Letter of Credit Termination Date”) after receipt by Landlord of written notice (“Security Deposit Election Notice”) from Tenant electing to provide a cash Security Deposit in the amount of the required Letter of Credit Amount in lieu of the Letter of Credit, together with the required Letter of Credit Amount in lawful money of the United States; provided that Tenant is neither in Default upon Landlord’s receipt of the Security Deposit Election Notice or upon the Letter of Credit Termination Date.

Exhibit F

4

EXHIBIT F-1

SUNNYVALE BUSINESS CENTER

FORM OF LETTER OF CREDIT

Wells Fargo Bank, N.A.

U. S. TRADE SERVICES – Standby Letters of Credit MAC A0195-212

One Front Street, 21st Floor

San Francisco, CA. 94111

Phone: 1(800) 798-2815 Option 1E-Mail: sftrade@wellsfargo.com

IRREVOCABLE STANDBY LETTER OF CREDIT

NUMBER

Issue Date:

BENEFICIARY:	APPLICANT:

CA-SUNNYVALE BUSINESS	Applicant Name
CENTER LIMITED PARTNERSHIP	Address
c/o Equity Office	City, State Zip
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Attention: Managing Counsel

With a copy to:

Equity Office
2 North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
Attention: Treasury Department

LETTER OF CREDIT ISSUE AMOUNT $306,265.75	EXPIRY DATE:

Ladies and Gentlemen:

At the request and for the account of the above referenced applicant, we hereby issue our Irrevocable Standby Letter of Credit (the “Wells Credit”) in your favor in the amount of [Insert Amount in Words] [US$ Insert Amount in Numbers] available with us at our above office by payment against presentation of the following documents:

1. A draft drawn on us at sight marked “Drawn under Wells Fargo Bank, N.A. Standby Letter of Credit No.                 .”

2. The original of this Standby Letter of Credit and any amendments thereto.

3. Beneficiary’s signed and dated statement worded as follows (with the instructions in brackets therein complied with):

The undersigned, an authorized representative of the beneficiary of Wells Fargo Bank Letter of Credit No.                 certifies that the amount of the draft accompanying this statement represents (A) the amount due to Beneficiary pursuant to and in connection with that certain Lease dated [insert date] between Applicant Name and Beneficiary Name (as such lease may be amended, restated or replaced), or (B) the amount permitted to be drawn by Beneficiary pursuant to and in connection with such Lease because Applicant has not delivered to Beneficiary a new Letter of Credit or Certificate of Renewal or Extension within the applicable time period required thereunder”.

Partial and multiple drawings are allowed. In the event of partial drawings, Wells Fargo Bank, N.A. shall endorse the original of this Letter of Credit and return it to the beneficiary.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions as that of the beneficiary’s without any further validation.

This Letter of Credit is transferable one or more times, but in each instance only to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through Wells Fargo Bank, N.A. and only upon presentation to us at our presentation office specified herein of a duly executed transfer request in the form attached hereto as Exhibit A, with instructions therein in brackets complied with, together with the original of this Letter of Credit and any amendments thereto and payment of our transfer fee of                         % of the transfer amount under this Letter of Credit; provided, however, that, the transfer fee payable in connection with the first such transfer by Beneficiary in any twelve (12) month period shall be paid by Applicant. Each transfer shall be evidenced by our endorsement on the reverse of the original of this Letter of Credit, and we shall deliver such original to the transferee. The transferee’s name shall automatically be substituted for that of the beneficiary wherever such beneficiary’s name appears within this Standby Letter of Credit. All charges in connection with any transfer of this Letter of Credit are for the Applicant’s account.

Exhibit F-1

1

We are subject to various laws, regulations and executive and judicial orders (including economic sanctions, embargoes, anti-boycott, anti-money laundering, anti-terrorism, and anti-drug trafficking laws and regulations) of the U.S. and other countries that are enforceable under applicable law. We will not be liable for our failure to make, or our delay in making, payment under this Letter of Credit or for any other action we take or do not take, or any disclosure we make, under or in connection with this Letter of Credit [(including, without limitation, any refusal to transfer this Letter of Credit)] that is required by such laws, regulations, or orders.

We hereby engage with you that each draft drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented together with the documents specified in this Letter of Credit at our office located at One front Street, 21st Floor MAC A0195-212, San Francisco, CA. 94111, Attention: US Trade Services-Standby Letters of Credit on or before the above stated expiry date, or any extended expiry date if applicable.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking. This undertaking is independent of and shall not in any way be modified, amended, amplified or incorporated by reference to any document, contract or agreement referenced herein other than the stipulated ICC rules and governing laws.

Except as otherwise expressly stated herein, this Standby Letter of Credit is subject to The Uniform Customs and Practice For Documentary Credits, (2007 Revision) The International Chamber of Commerce Publication No. 600.

Very truly yours

WELLS FARGO BANK, N.A.

BY:
(AUTHORIZED SIGNATURE)

The original of this Letter of Credit contains an embossed seal over the Authorized Signature.

Please direct any written correspondence or inquires regarding this Letter of Credit, always quoting our reference number to Wells Fargo Bank, N.A., Attn: One front Street, 21st Floor MAC A0195 - 212, San Francisco, CA. 94111, Attention: US Trade Services - Standby Letters of Credit (Hours of operation: 8:00am PST to 5:30pm PST)

All phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals at 1-800-798-2815, Option 1.

Exhibit F-1

2

EXHIBIT “A”

DATE:

TO:        [INSERT BANK ADDRESS]

ATTN:
RE:	BANK IRREVOCABLE STANDBY LETTER OF CREDIT
NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

SIGNATURE OF BENEFICIARY

Exhibit F-1

3

EXHIBIT G

SUNNYVALE BUSINESS CENTER

FORM OF SNDA

See Attached

Exhibit G

1

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

TeleNav, Inc.

1130 Kifer Rd.

Sunnyvale, CA 94086

Attn: General Counsel

(Space Above For Recorder’s Use)

Documentary Transfer Tax: None

APN: 205-22-022

SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this      day of July, 2011, between the Lender (defined below) and TeleNav, Inc., a Delaware corporation, having an address at 1130 Kifer Rd., Sunnyvale, CA 94086, Attn: General Counsel (hereinafter called “Tenant”).

RECITALS:

WHEREAS, by a Lease Agreement dated as of June 28, 2011 (the “Lease”), between CA-Sunnyvale Business Center Limited Partnership, a Delaware limited partnership (hereinafter called “Landlord”), as landlord, and Tenant, as tenant, Landlord leased to Tenant certain premises located at 920 DeGuigne Drive, 930 DeGuigne Drive, and 950 DeGuigne Drive, Sunnyvale, California (the “Premises”) on the property known as “Sunnyvale Business Center,” and described in Schedule “A”, annexed hereto and made a part hereof (the “Property”): and

WHEREAS, Goldman Sachs Commercial Mortgage Capital, L.P., Bank of America, N.A., Bear Stearns Commercial Mortgage Inc., German American Capital Corporation, Morgan Stanley Mortgage Capital Inc., Column Financial, Inc., Citigroup Global Markets Realty Corp., and Wachovia Bank, National Association (collectively, as original lender and predecessor-in-interest to Lender, “Original Lender”), has made a loan to Landlord, which loan is secured by, among other things, a mortgage or deed of trust encumbering the Property (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and additions thereto, is referred to as the “Security Instrument”): and

WHEREAS, Original Lender assigned all of its right, title and interest in and to the Security Instrument to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2007-EOP (together with its successors and assigns, “Lender”); and

WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be, and shall at all times remain and continue to be, subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby, subject to the terms of this Agreement. This provision shall be self-operative, but Tenant shall execute and deliver any additional instruments which Lender may reasonably require to effect such subordination in accordance with this Agreement.

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2. So long as (i) Tenant is not in default (beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, and (ii) the Lease is in full force and effect: (a) Tenant’s possession of the Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof, and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease. Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant, Lender may so name or join Tenant, so long as no action is brought against Tenant to cut off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease, or to otherwise diminish or adversely affect the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

3. (A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises.

(B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed, or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease, and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord or Tenant, Tenant and Successor-Landlord shall promptly execute and deliver a direct lease between Tenant and Successor-Landlord, which direct lease shall be on the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)), and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder, the recognition of the Lease by the Successor-Landlord, or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i) be liable for any previous act or omission of Landlord under the Lease;

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against the prior Landlord except as expressly permitted in Section 3(B)(v) hereof and except to the extent that (a) such offset or defense arises from a default by Landlord which continues after the date that the Successor-Landlord succeeds to Landlord’s interest in the Property and Lender has been provided with notice of such Landlord default and an opportunity to cure same pursuant to the requirements of Section 5 hereof, and (b) such Landlord default under the Lease giving rise to the offset or defense is of a nature that the Successor Landlord can cure by performing a service or making a repair (it being acknowledged that, notwithstanding the foregoing, under no circumstances shall Lender or Successor-Landlord have any obligations or liability for monetary damages accruing for defaults by Landlord prior to such succession and Lender and Successor Landlord shall not have any obligation to perform Landlord’s obligations with respect to the construction of, or payment for, the leasehold improvements on or above the Premises, tenant work letters and/or similar items). In addition, the parties acknowledge and agree that Successor Landlord shall not be subject to offsets of Tenant against Landlord for any unpaid tenant allowance monies due from Landlord under the Lease, except as expressly provided in Section 3(B)(v) hereof, it being understood that nothing in this Section 3(B)(ii) shall limit or nullify the provisions of Section 3(B)(v);

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(iii) be bound by any modification of the Lease, or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v) be liable or obligated to comply with or fulfill any of the obligations of Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items. Notwithstanding anything to the contrary contained in this Agreement, subject to the terms of this subparagraph 3(B)(v), Successor-Landlord shall be subject to Tenant’s right of setoff and deductions from rent as expressly provided in Section 6.7 of Exhibit B to the Lease as a result of Landlord’s failure to pay the Allowance (as defined in the Lease) in accordance with the terms of the Lease (as to Landlord’s failure to pay the Allowance, the “Tenant’s Right of Setoff for Unpaid Allowance”); provided, however, that Tenant’s Right of Setoff for Unpaid Allowance shall be effective against Successor-Landlord only if Tenant provides Lender with written notice of default and opportunity to cure pursuant to the requirements of Section 5 of this Agreement with respect to any failure by Landlord to pay the Allowance and additionally provided that Tenant delivers to Lender a written estoppel certificate signed by Tenant which is delivered to Lender (i) on or before November 1, 2011 (the “First Estoppel”), and (ii) on or before January 1, 2012 (the “Second Estoppel”). Each of the First Estoppel and the Second Estoppel shall consist of Tenant’s written confirmation, as of the date of such estoppel certificate, (i) whether Landlord is then in default in payment of the Allowance under the terms of the Lease, (ii) the amount of the Allowance that has been properly funded in accordance with the terms of the Lease, and (iii) the amount of the Allowance that is remaining to be funded (each, an “Estoppel” and collectively, the “Estoppels”). Tenant shall be deemed to have waived the Tenant’s Right of Setoff for Unpaid Allowance with respect to any portion of the Allowance that the Estoppel confirms has been funded under the Lease. Tenant’s failure to deliver either of the Estoppels or written notice of Landlord’s default in payment of the Allowance in accordance with Section 5 of this Agreement shall result in Lender’s and/or Successor-Landlord’s not being subject to the Tenant’s Right of Setoff for Unpaid Allowance.

4. INTENTIONALLY DELETED.

5. (A) Tenant shall promptly send Lender copies of any written notices of default delivered by Tenant to Landlord under the Lease.

(B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender, and (ii) unless Lender has failed, within forty-five (45) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such forty-five (45) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy, and in no event longer than one hundred twenty (120) days from the date when Lender receives Tenant’s written notice of Landlord’s default), provided that Lender shall with due diligence give Tenant written notice of its intention to, and shall thereafter diligently commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy; provided, however, that if entry onto the Premises is required to cure such default, such reasonable period will include such time as is reasonably necessary for Lender to gain such entry, using due diligence. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Lender shall be subrogated to Tenant’s rights against Landlord.

(C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

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6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

7. Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, upon delivery of written notice to Tenant, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease, and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord’s then interest, if any, in the Property (or the proceeds thereof), and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property (or the proceeds thereof) for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property (and the proceeds thereof), and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor-Landlord.

9. Notwithstanding anything to the contrary in the Lease, Tenant agrees for the benefit of Landlord and Lender that, except as permitted by, and fully in accordance with, applicable law and/or the Lease, Tenant shall not generate, store, handle, discharge or maintain in. on or about any portion of the Property, any asbestos, polychlorinated biphenyls, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including, but not limited to, pesticides and petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated), or any judicial or administrative interpretation of any thereof, including any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments.

10. INTENTIONALLY DELETED.

11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

12. (A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article 18 of the Lease, and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided that such agreement is the same in all material respects to this Agreement; provided, however, that Tenant shall have the right to modify the representations made in Section 15 below to reflect the accuracy of such matters as of the date of Tenant’s delivery of such subordination, non-disturbance and attornment agreement.

13. (A) Any notice of a default by Landlord under the Lease required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect as against Lender or Successor-Landlord only after notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

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(B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows:

to Tenant, at the following address:	Before the Lease Commencement Date: TeleNav, Inc. 1130 Kifer Rd. Sunnyvale, CA 94086 Attn: General Counsel

From and after the Lease Commencement Date: TeleNav, Inc. 950 DeGuigne Drive Sunnyvale, CA 94085 Atten: General Counsel

to Lender, at the following address:

Wells Fargo Bank, N.A., as Trustee

for the Registered Holders of GS Mortgage

Securities Corporation II, Commercial Mortgage

Pass-Through Certificates, Series 2007-EOP

c/o Bank of America, N.A.

Capital Markets Servicing Group

900 West Trade Street, Suite 650

Charlotte, North Carolina 28255

or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective successors and assigns. The term “Lender” shall mean the then holder of the Security Instrument. The term “Landlord” as used in this Agreement shall mean the then holder of the landlord’s interest in the Lease. The term “person” shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement, and to any amendments or modifications to the Lease which are consented to in writing by Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall be deemed to amend any provision of the Lease as between Landlord, as lessor, and Tenant, as lessee, inter se nor waive any rights which Tenant may now or hereafter have against CA-Sunnyvale Business Center Limited Partnership.

15. Tenant hereby represents to Lender as follows:

(a) The Lease is in full force and effect, and has not been further amended.

(b) There has been no assignment of the Lease or subletting of any portion of the premises demised under the Lease that is currently in effect.

(c) The copy of the Lease delivered concurrently herewith to the Lender by Tenant is accurate and complete and there are no other oral or written agreements or understandings between Landlord and Tenant relating to the premises demised under the Lease or the Lease transaction except as set forth in said Lease.

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(d) The execution of the Lease was duly authorized and the Lease is in full force and effect, and to the best of Tenant’s current actual knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(e) There has not been filed by or against Tenant, nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

16. Whenever, from time to time, reasonably requested by Lender (but not more than one (1) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, a written certification, in a form acceptable to Tenant, the then-current status of all of the matters set forth in Paragraph 15 above, and any other information Lender may reasonably require to confirm the current status of the Lease.

17. BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

[The remainder of this page is left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LENDER:

WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF GS MORTGAGE SECURITIES CORPORATION II, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-EOP

By: Bank of America, N.A., as Servicer

By:
Name:
Title:

TENANT

TELENAV, INC., a Delaware corporation

By:
Name:
Title:

AGREED AND CONSENTED TO:

LANDLORD:

CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership

By: EOP Owner GP, L.L.C., a Delaware limited liability company, its general partner

By:

Name:

Title:

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STATE OF NORTH CAROLINA)
) ss.
COUNTY OF MECKLENBURG)

On the      day of                      in the year 2011 before me, the undersigned, a notary public in and for said state, personally appeared                                         , the                      of Bank of America, N.A., as Servicer for Wells Fargo Bank, N.A., as Trustee for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-through Certificates, Series 2007-EOP, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary
Public

[Notary Seal]	My commission expires:

STATE OF	)
) ss.
COUNTY OF	)

On the      day of                      in the year 2011 before me, the undersigned, a notary public in and for said state, personally appeared                                         , the                      of                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary
Public

[Notary Seal]	My commission expires:

8

STATE OF	)
) ss.
COUNTY OF	)

On the      day of                      in the year 2011 before me, the undersigned, a notary public in and for said state, personally appeared                                         , the                      of                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary
Public

[Notary Seal]	My commission expires:

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SCHEDULE A

Legal Description of Property

All that real property situated in the City of Sunnyvale, County of Santa Clara, State of California, more particularly described as follows:

ALL OF PARCEL 1 AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP BEING A PORTION OF PARCELS “A” AND “B” AS SHOWN ON PARCEL MAP RECORDED IN BOOK 234 OF MAPS AT PAGE 44, SANTA CLARA COUNTY RECORDS”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON AUGUST 14, 1989, IN BOOK 604 OF MAPS, PAGE 18.

APN: 205-22-022

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EXHIBIT H

SUNNYVALE BUSINESS CENTER

SIGNAGE STANDARDS

See Attached

Exhibit H

1

Tenant Signage Specs at Sunnyvale Business Center

920, 930 & 950 DeGuigne Drive, Sunnyvale

Site Plan with Signage Locations

Monument Sign Specs

Existing Main Monument

Monument Sign Design Specs:

Typeface

Zurich XCn BT

abcdefghijklmnopqrstuvwxyz

ABCDEFGHIJKLMNOPQRSTUVWXYZ

1234567890

Zurich LtXCn BT

abcdefghijklmnopqrstuvwxyz

ABCDEFGHIJKLMNOPQRSTUVWXYZ

1234567890

Other Logo

Color Scheme

Aluminum painted MAP Super Sparkle Silver

Aluminum painted MAP Matte Black, or Copy in Matte Black

Symbols

On-Building Signage

Tenant allotted one on-building sign for either 930 or 950 DeGuigne, as outlined below.

Sign Type B = Proposed Attached Tenant ID Sign - 950 De Guigne

Sign Type B = Proposed Attached Tenant ID Sign - 930 De Guigne

On-Building Sign Design Specs:

Allowable square footage for skyline signs:

1 square foot of signage per 1 foot of linear

building frontage with a maximum of 300

square feet total.

EXHIBIT I-1

SUNNYVALE BUSINESS CENTER

MEMORANDUM OF LEASE

See Attached

Exhibit I

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

TELENAV, INC.

1130 Kifer Rd

Sunnyvale, CA 94086

Attn: General Counsel

(Space Above For Recorder’s Use)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made and entered into as of June 28, 2011, by and between CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and TELENAV, INC., a Delaware corporation (“Tenant”).

1.        Lease.    Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord those certain premises located at 920 DeGuigne Drive, 930 DeGuigne Drive and 950 DeGuigne Drive, Sunnyvale, California (the “Premises”), pursuant to the terms and conditions of that certain unrecorded Office Lease (the “Lease”) dated as of June 28, 2011, between Landlord and Tenant. The land on which the Building is located is described on Exhibit “1” attached hereto (the “Property”).

2.        Term.    The initial term of the Lease is eight (8) years commencing on December 1, 2011 (subject to extension of the commencement date as set forth in the Lease) (“Commencement Date”), and expiring on the day immediately preceding the eighth (8th) anniversary of the Commencement Date (“Expiration Date”); provided, however, that the term of the Lease may be extended by Tenant for two (2) additional five (5) year periods.

3.        Notice.    It is understood and agreed that the purpose of this Memorandum of Lease is to provide notice of the Lease. All rights and obligations of Landlord and Tenant are governed by the terms, conditions, limitations and restrictions contained in said Lease and the Exhibits thereto. In the event of any inconsistency between the terms of this Memorandum of Lease and of said Lease, said Lease shall govern and control.

[Signature are on the next page]

1

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Memorandum of Lease as of the day and year first above written.

LANDLORD: CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership
By:	EOP OWNER GP L.L.C., a Delaware limited liability company, its general partner
By:

Name:

Title:
TENANT:
TELENAV, INC., a Delaware Corporation
By:

Name:

Title:
[chairman, president or vice-president]
By:

Name:

Title:
[secretary, assistant secretary, chief financial officer or assistant treasurer]

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EXHIBIT “1”

LEGAL DESCRIPTION

All that real property situated in the City of Sunnyvale, County of Santa Clara, State of California, more particularly described as follows:

ALL OF PARCEL 1 AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP BEING A PORTION OF PARCELS “A” AND “B” AS SHOWN ON PARCEL MAP RECORDED IN BOOK 234 OF MAPS AT PAGE 44, SANTA CLARA COUNTY RECORDS”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON AUGUST 14, 1989, IN BOOK 604 OF MAPS, PAGE 18.

APN: 205-22-022

3

CERTIFICATE OF ACKNOWLEDGMENT

OF NOTARY PUBLIC

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF SANTA CLARA	)

On                     , before me,                     , Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public	(Seal)

CERTIFICATE OF ACKNOWLEDGMENT

OF NOTARY PUBLIC

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF SANTA CLARA	)

On                     , before me,                     , Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public	(Seal)

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CERTIFICATE OF ACKNOWLEDGMENT

OF NOTARY PUBLIC

STATE OF C.ALIFORNIA	)
	)	ss
COUNTY OF SANTA CLARA	)

On                     , before me,                     , Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public	(Seal)

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EXHIBIT I-2

SUNNYVALE BUSINESS CENTER

QUITCLAIM DEED

See Attached

Exhibit I

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Equity Office

2655 Campus Drive, Suite 100

San Mateo, CA 94403

Attn: Managing Counsel

(Space Above For Recorder’s Use)

Documentary Transfer Tax: None

APN: 205-22-022

QUITCLAIM DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, TELENAV, INC., a Delaware corporation (“Transferor”), does hereby REMISE, RELEASE AND QUITCLAIM all of Transferor’s right, title and interest in and to, or any right, title and interest claimed by, under or through Transferor to, that certain real property located in the City of Sunnyvale, County of Santa Clara, State of California described in Exhibit 1 (the “Real Property”) attached hereto.

The purpose of this Quitclaim Deed is to release any and all interest, legal or equitable, of the Transferor in and to the Real Property and the improvements constructed on the Real Property, together with all rights to adjoining streets, rights of way, easements, and all other appurtenant rights, including any interest arising by virtue of that certain unrecorded Office Lease (the “Lease”) dated as of June 28, 2011, entered into by and between CA-SUNNYVALE BUSINESS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and Transferor, as Tenant, as the same may be amended, modified or supplemented, of which a Memorandum of Lease was recorded on                     , 2011, as Instrument No.                     , in the office of the Recorder of the County of Santa Clara, State of California.

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Executed as of                     , 20        .

TRANSFEROR:

TELENAV, INC., a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

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EXHIBIT “1”

LEGAL DESCRIPTION

All that real property situated in the City of Sunnyvale, County of Santa Clara, State of California, more particularly described as follows:

ALL OF PARCEL 1 AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP BEING A PORTION OF PARCELS “A” AND “B” AS SHOWN ON PARCEL MAP RECORDED IN BOOK 234 OF MAPS AT PAGE 44, SANTA CLARA COUNTY RECORDS”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON AUGUST 14, 1989, IN BOOK 604 OF MAPS, PAGE 18.

APN: 205-22-022

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CERTIFICATE OF ACKNOWLEDGMENT

OF NOTARY PUBLIC

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF SANTA CLARA	)

On                     , before me,                     , Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

	(Seal	)
Notary Public

CERTIFICATE OF ACKNOWLEDGMENT

OF NOTARY PUBLIC

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF SANTA CLARA	)

On                     , before me,                     , Notary Public, personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

	(Seal	)
Notary Public

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EXHIBIT J

SUNNYVALE BUSINESS CENTER

UNDERLYING DOCUMENTS

1.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacific Gas and Electric Company and The Pacific Telephone and Telegraph Company
Purpose:	Pole line easement
Recorded:	August 23, 1965, Book 7077, Page 669, of Official Records
Affects:	The Southerly 5 feet of Said Land and a 3 foot x 20 foot portion of Said Land

2.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacific Gas and Electric Company and The Pacific Telephone and Telegraph Company
Purpose:	Underground and aboveground facilities
Recorded:	December 4, 1968, Book 8356, Page 734, of Official Records
Affects:	A 20 foot strip of Said Land

7.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacific Gas and Electric Company and The Pacific Telephone and Telegraph Company
Purpose:	Underground and aboveground facilities
Recorded:	March 28, 1975, Book B338, Page 118, of Official Records
Affects:	The Southerly 5 feet of the Westerly 100 feet of Said Land

8.	Covenants, conditions and restrictions in the declaration of restrictions but omitting any covenants or restrictions, if any, including, but not limited to those based upon race, color, religion, sex, sexual orientation, familial status, marital status, disability, handicap, national origin, ancestry, or source of income, as set forth in applicable state or federal laws, except to the extent that said covenant or restriction is permitted by applicable law.

Recorded:	August 18, 1989, Book L062, Page 351, of Official Records

9.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacific Gas and Electric Company and Pacific Bell, a California Corporation
Purpose:	Construct, reconstruct, install, inspect, maintain, replace, remove and use facilities
Recorded:	November 6, 1989, Book L157, Page 480, of Official Records
Affects:	As follows:

The strips of land of the uniform width of 10 feet, lying 5 feet on each side of the alignment of the facilities as initially installed hereunder

Second party agrees that on receiving a request in writing, it will, within 180 days, survey, prepare and record a “Notice of Final Description” referring to this instrument and setting forth a description of said strips of land.

Exhibit J

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10.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Pacific Gas and Electric Company
Purpose:	To construct, reconstruct, install, inspect, maintain, replace, remove and use facilities
Recorded:	January 2, 1992, Book L993, Page 1531, of Official Records
Affects:	The strips of land of the uniform width of 10 feet, the center lines of which are delineated by the heavy dashed lines shown upon the print of second party’s Drawing No. SJB-1945

Exhibit J

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